
CONTENTS
- --------
Management's Discussion and Analysis of
Financial Condition and Results of Operations
Glossary of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Performance Overview  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Results of Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  Net Interest Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  Asset and Liability Management  . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  Noninterest Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  Noninterest Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  Income Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  Asset Quality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Deposits and Other Sources of Funds . . . . . . . . . . . . . . . . . . . . . . . . 37
  Liquidity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  Capital and Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  Fourth Quarter Results  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Banking Services Data by Region . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Six-Year Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . 42
Six-Year Consolidated Statements of Income  . . . . . . . . . . . . . . . . . . . . . 43
Report of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Consolidated Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . 46

KEYCORP AND SUBSIDIARIES
                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GLOSSARY OF TERMS

CAPITAL COMPONENTS AND RATIOS:

    TIER I CAPITAL: The sum of common shareholders' equity (including Common Shares, capital surplus, and retained earnings) plus noncumulative perpetual preferred stock, less goodwill, other non-qualifying intangible assets and a valuation adjustment for purchased mortgage servicing rights.

    TOTAL CAPITAL: The sum of Tier I capital plus Tier II capital (including the qualifying portions of the allowance for loan losses, subordinated debt instruments, and certain hybrid capital instruments).

    NET RISK-ADJUSTED ASSETS: The sum of risk-weighted assets plus the risk-weighted credit equivalent amounts of off-balance sheet items, less goodwill, other non-qualifying intangible assets, the non-qualifying portion of the allowance for loan losses, and a valuation adjustment for purchased mortgage servicing rights.

    TIER I RISK-ADJUSTED CAPITAL RATIO: The ratio of Tier I capital to net risk-adjusted assets. The Federal regulatory minimum standard for the Tier I risk-adjusted capital ratio is 4.00%.

    TOTAL RISK-ADJUSTED CAPITAL RATIO: The ratio of total capital to net risk-adjusted assets. The Federal regulatory minimum standard for the total risk-adjusted capital ratio is 8.00%.

    LEVERAGE RATIO: Tier I capital as a percentage of average quarterly assets, less goodwill, other non-qualifying intangible assets, and a valuation adjustment for purchased mortgage servicing rights.

EARNING ASSETS: The sum of loans, loans held for sale, investment securities, securities available for sale, interest-bearing deposits with banks, Federal funds sold, securities purchased under agreements to resell, and trading account assets.

EFFICIENCY RATIO: Noninterest expense (excluding merger and integration charges and other nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities gains and certain gains on asset sales).

INTEREST-BEARING LIABILITIES: The sum of interest-bearing deposits, Federal funds purchased, securities sold under agreements to repurchase, other short-term borrowings, and long-term debt.

INTEREST RATE SPREAD: The difference between the taxable-equivalent yield on earning assets and the rate paid on interest-bearing liabilities.

INTEREST RATE SWAP: A contract wherein one party pays a fixed rate of interest based on a notional amount to a second party, which pays to the first party a variable rate of interest based on the same notional amount.

MERGER AND INTEGRATION CHARGES: Expenses directly related to mergers and consisting of investment banking and other professional fees; severance payments and other employee costs; systems and facilities costs; and other merger-related costs.

NET INTEREST MARGIN: Fully taxable-equivalent net interest income as a percentage of average earning assets.

NONPERFORMING ASSETS: The sum of nonperforming loans plus other real estate owned and other nonperforming assets (primarily venture capital investments).

NONPERFORMING LOANS: The sum of loans on a nonaccrual basis (for purposes of interest recognition) plus loans whose repayment criteria have been renegotiated to less-than-market terms due to the inability of the borrowers to repay the loans in accordance with their original terms.

OTHER REAL ESTATE OWNED ("OREO"): Real estate acquired in either formal or, where the borrower's circumstances appear to make actual foreclosure likely, in-substance foreclosures.

OVERHEAD RATIO: Noninterest expense (excluding merger and integration charges and other nonrecurring charges) less noninterest income (excluding net securities gains and certain gains on asset sales) divided by taxable-equivalent net interest income.

RETURN ON AVERAGE TOTAL ASSETS: Net income as a percentage of average total assets.

RETURN ON AVERAGE COMMON EQUITY: Net income, less applicable preferred dividends, as a percentage of average common shareholders' equity.

TAXABLE-EQUIVALENT INCOME: Tax-exempt income which has been adjusted to an amount that would yield the same after-tax income had the income been subject to taxation at the statutory Federal income tax rate.

                                                        KEYCORP AND SUBSIDIARIES

INTRODUCTION
On March 1, 1994, KeyCorp ("old KeyCorp"), a financial services holding company headquartered in Albany, New York, with approximately $33 billion in assets as of December 31, 1993, merged into and with Society Corporation ("Society"), a financial services holding company headquartered in Cleveland, Ohio, with approximately $27 billion in assets at year-end 1993. Society was the surviving corporation of the merger under the name "KeyCorp". Other transactions which were completed over the past two years and have had a significant impact on the overall growth and geographic diversification of the combined organization are described in Note 2, Mergers, Acquisitions and Divestitures, on page 51 of this report.

The merger of old KeyCorp and Society (the "Merger") created one of the country's largest and strongest financial services holding companies with nearly $60 billion in total assets, the fifth largest branch network, the sixteenth largest mortgage banking business and an investment management business with approximately $34 billion in trust assets under management. The combined results of these companies established a high level of performance as KeyCorp's 1993 net income reached a record of $709.9 million. KeyCorp was positioned eleventh among the country's bank holding companies based on consolidated asset size as of December 31, 1993.

The Merger was accounted for as a pooling of interests and, accordingly, the financial information included in the remainder of this discussion and analysis of the consolidated financial condition and results of operations of KeyCorp and its subsidiaries (the "Corporation") presents the combined results of old KeyCorp and Society as if the Merger had been in effect for all periods presented. This discussion should be read in conjunction with the consolidated financial statements and notes presented on pages 46 through 72 of this report.

PERFORMANCE OVERVIEW
Figure 1 presents certain income statement components for 1993 and 1992 expressed on a per Common Share basis. A more detailed analysis of the major factors affecting the comparability between the periods is provided throughout this report. Net income for 1993 reached a record level of $709.9 million, or $2.89 per Common Share, up from the previous record of $592.1 million, or $2.42 per Common Share, achieved in 1992 and $313.7 million, or $1.31 per Common Share, in 1991. The return on average common equity for 1993 rose to 17.27%, up from 16.33% and 9.29% in 1992 and 1991, respectively. The return on average total assets was 1.24% in 1993, 1.13% in 1992 and .60% in 1991.

Record-level earnings were attained in 1993 despite fourth-quarter merger and integration charges of $118.7 million ($80.6 million after tax, $.33 per Common Share) recorded in connection with the Merger. In 1992, earnings were also

/FIGURE 1/ COMPONENTS OF EARNINGS PER COMMON SHARE
Year ended December 31,
                                                             Change
                                                        ---------------
                                1993            1992    Amount  Percent
=======================================================================
Interest income                 $17.57          $17.87  $(.30)   (1.7)%
Interest expense                  6.40            7.45  (1.05)  (14.1)
- -----------------------------------------------------------------------
 Net interest income             11.17           10.42    .75     7.2
Provision for loan losses          .88            1.44   (.56)  (38.9)
- -----------------------------------------------------------------------
Net interest income
 after loan loss provision       10.29            8.98   1.31    14.6
Noninterest income                4.18            3.94    .24     6.1
Noninterest expense               9.95            9.24    .71     7.7
- -----------------------------------------------------------------------
Income before income taxes
 and cumulative effect
 of accounting change             4.52            3.68    .84    22.8
Income taxes                      1.56            1.19    .37    31.1
Cumulative effect of
 accounting change                 ---             .03   (.03) (100.0)
Preferred dividends                .07             .10   (.03)  (30.0)
- -----------------------------------------------------------------------
Earnings per Common Share       $ 2.89          $ 2.42  $ .47    19.4%
                                ======          ======  =====
=======================================================================

adversely impacted by similar charges totaling $50.0 million ($34.2 million after tax, $.15 per Common Share) recorded in the first quarter in connection with the merger with Ameritrust Corporation ("Ameritrust") and $42.7 million ($32.4 million after tax, $.14 per Common Share) recorded in the fourth quarter in connection with the merger with Puget Sound Bancorp ("PSB"). These merger and integration charges are described in greater detail in Note 12, Merger and Integration Charges, on page 63 of this report. Excluding the impact of these merger and integration charges from noninterest expense, 1993 net income grew by $131.8 million, or 20%, relative to the previous year. The 1993 improvement reflected a $221.2 million, or 9%, increase in taxable-equivalent net interest income, a $76.5 million, or 8%, increase in noninterest income, and a $126.7 million, or 37%, decrease in the provision for loan losses. These positive factors were offset in part by a $188.7 million, or 9%, increase in noninterest expense and a $94.3 million, or 34%, increase in tax expense. Adjusting for the merger and integration charges recorded in both years, the return on average common equity and the return on average total assets were 19.29% and 1.39%, respectively, in 1993, and 18.25% and 1.26%, respectively, in 1992. The efficiency ratio, which measures the extent to which revenue is supported by overhead expense, also improved in 1993, decreasing from 60.96% in 1992 to 60.50% on an adjusted basis.

Net income in 1991 was also impacted by merger and integration charges. These charges totaled $93.8 million ($68.2 million after tax, $.29 per Common Share) and were recorded during the fourth quarter in connection with the Ameritrust merger. Excluding the merger and integration

                                                / FIGURE 2 / SELECTED FINANCIAL DATA
                                                ------------------------------------
                                                                                                                     Compound
                                                                                                                  Annual Rate
                                                                                                                    of Change
DOLLARS IN MILLIONS, EXCEPT PER
   SHARE AMOUNTS                                1993        1992       1991       1990        1989       1988     (1988-1993)
- -----------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,
Interest income                           $  4,213.9  $  4,198.8 $  4,652.4 $  4,528.8  $  4,410.2 $  3,779.4            2.2%
Interest expense                             1,534.9     1,750.1    2,519.4    2,667.7     2,615.8    2,148.3           (6.5)
Net interest income                          2,679.0     2,448.7    2,133.0    1,861.1     1,794.4    1,631.1            10.4
Provision for loan losses                      211.7       338.4      466.2      517.2       306.2      204.4              .7
Noninterest income                           1,001.7       925.2      849.3      744.2       635.1      563.7            12.2
Noninterest expense                          2,385.1     2,170.4    2,065.7    1,819.5     1,705.8    1,533.8             9.2
Income before income taxes                   1,083.9       865.1      450.4      268.6       417.5      456.6            18.9
Net income                                     709.9       592.1      313.7      256.1       286.7      365.0            14.2
Net income applicable to Common Shares         691.8       568.1      297.5      249.0       281.3      358.2            14.1
- -----------------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE
Net income                                $     2.89  $     2.42 $     1.31 $     1.13  $     1.26 $     1.61            12.4%
Cash dividends                                  1.12         .98        .92        .88         .80        .68            10.5
Book value at year-end                         17.53       15.64      14.10      13.48       13.29      13.11             6.0
Market price at year-end                       29.75       32.13      24.75      16.13       17.07      16.63            12.3
Dividend payout ratio                          38.75%      40.50%     70.23%     77.88%      63.49%     42.24%           (1.7)
Weighted average Common Shares (000)       239,775.2   235,004.8  227,116.2  220,078.6   223,901.3  222,906.2             1.5
- -----------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31,
Loans                                     $ 40,071.3   $36,021.8  $35,534.3  $34,193.7   $31,570.4  $29,981.0             6.0%
Earning assets                              54,352.7    49,380.8   48,207.9   44,668.2    41,871.4   40,302.5             6.2
Total assets                                59,631.2    55,068.4   53,600.9   49,953.4    47,205.1   45,287.0             5.7
Deposits                                    46,499.1    43,433.1   42,835.0   40,935.3    37,375.4   34,838.5             5.9
Long-term debt                               1,763.9     1,790.1    1,224.5    1,145.2     1,177.4    1,297.9             6.3
Common shareholders' equity                  4,233.6     3,683.3    3,272.4    2,941.7     2,929.1    2,898.3             7.9
Total shareholders' equity                   4,393.6     3,927.3    3,516.4    3,025.7     2,979.4    2,980.9             8.1
- -----------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
Return on average total assets                  1.24%       1.13%       .60%       .54%        .64%       .86%            N/A
Return on average common equity                17.27       16.33       9.29       8.39        9.56      12.72             N/A
Return on average total equity                 16.95       15.91       9.31       8.41        9.53      12.46             N/A
Efficiency1                                    60.50       60.96      65.27      66.92       67.09      67.52             N/A
Overhead2                                      46.85       47.21      52.63      54.58       56.50      57.26             N/A
Net interest margin                             5.31        5.31       4.71       4.53        4.64       4.53             N/A
- -----------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS AT DECEMBER 31,
Equity to assets                                7.37%       7.13%      6.56%      6.06%       6.31%      6.58%            N/A
Tier I risk-adjusted capital                    8.73        8.56       7.67       6.75         N/A        N/A             N/A
Total risk-adjusted capital                    12.22       11.73       9.80       9.17         N/A        N/A             N/A
Leverage                                        6.72        6.56       5.97       5.23         N/A        N/A             N/A
- -----------------------------------------------------------------------------------------------------------------------------

The comparability of the information presented above is affected by certain acquisitions and divestitures that KeyCorp has completed in the time periods presented.  For further information concerning these acquisitions, refer to Note 2, Mergers,
Acquisitions and Divestitures appearing on page 51.
1 Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities gains and certain gains on asset sales).
2 Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) less noninterest income (excluding net securities gains and certain gains on asset sales) divided by taxable-equivalent net interest income.
N/A = Not Applicable

charges in both 1992 and 1991, net income in 1992 grew by $276.8 million, or 72%, relative to the previous year. This 1992 improvement reflected a $306.2 million, or 14%, increase in taxable-equivalent net interest income, a $75.9 million, or 9%, increase in noninterest income and a $127.8 million, or 27%, decrease in the provision for loan losses. Noninterest expense in 1992 increased $105.8 million, or 5%, after adjusting for the merger and integration charges in both years.

On an adjusted basis, the 1991 return on average common equity, return on average total assets and efficiency ratios were 11.42%, .73% and 65.27%, respectively.

The decreased provision for loan losses in 1993 and 1992 reflected continuing improvements in asset quality. Total nonperforming assets were $500.1 million at December 31, 1993, compared with $900.2 million and $1.1 billion at December 31, 1992 and 1991, respectively.

                                                        KEYCORP AND SUBSIDIARIES

Each of the items referred to in this performance overview is more fully described in the following discussion or in the notes to the consolidated financial statements presented on pages 50 through 72 of this report.

RESULTS OF OPERATIONS

NET INTEREST INCOME
Net interest income, which is interest and loan-related fee income less interest expense, is the principal source of earnings for KeyCorp's banking affiliates. Net interest income is affected by a number of factors including the level, pricing and maturity of earning assets and interest-bearing liabilities, interest rate fluctuations, and asset quality. To facilitate comparisons in the following discussion, net interest income is presented on a taxable-equivalent basis.

The trends in various components of the balance sheet and their respective yields and rates which affect interest income and expense are illustrated in Figure 4. The information presented in Figure 5 provides an analysis of the effect of changes in yields/rates and average balances on net interest income in 1993 and 1992. A more in-depth discussion of changes in earning assets and funding sources is presented in the Financial Condition section beginning on page 31.

Net interest income was $2.7 billion in 1993, up $221.2 million, or 9%, from the prior year. This followed an increase of $306.2 million, or 14%, in 1992 relative to the comparable 1991 period. In 1993, the growth in net interest income resulted from a higher level of average earning assets, as the net interest margin of 5.31% was unchanged from the prior year.

Average earning assets in 1993 totaled $51.6 billion which represented an increase of $4.1 billion, or 9%, from the prior year. This followed a slight increase of $394.4 million, or 1%, in 1992 in comparison with the previous year. The increase

                 /FIGURE 3/NET INTEREST MARGIN

            Yield on  Cost    Net
             earning   of     interest
             assets   funds   margin
1989         11.07    7.43    4.64
1990         10.73    7.13    4.53
1991         10.06    6.09    4.71
1992          9.00    4.28    5.31
1993          8.29    3.49    5.31

in 1993 reflected the impact of acquisitions completed in 1993 as well as internal growth generated in the loan and securities available for sale portfolios. Average loans rose $3.0 billion, or 8%, in 1993, while securities available for sale were up $1.3 billion, or 158%, relative to the prior year. These increases were partially offset by lower levels in other categories of earning assets, primarily investment securities. The increase in loans can be attributed to growth in real estate loans, student loans held for sale, and lease financing receivables, offset in part by decreases in the consumer and commercial loan portfolios. The $394.4 million growth in average earning assets in 1992 reflected increases in investment securities, mortgage loans held for sale, and loans of $569.6 million, $218.3 million and $157.1 million, respectively. These increases were partially offset by a $601.1 million decline in short-term investments, including $457.4 million of Federal funds sold and security resale agreements. This latter decrease resulted from reduced short-term funding requirements for loans and the planned reduction of excess liquidity. The increase in loans in 1992 was restrained by a decline in demand due to weak economic conditions; strategic efforts to reduce certain types of lending; the anticipated run-off of certain Ameritrust credits; and the second quarter sale of branch offices, including the sale of $331.8 million in loans, required to meet a condition of the regulatory approvals for the merger with Ameritrust.

As shown in Figures 3 and 4, the net interest margin was 5.31% for 1993 and 1992 and 4.71% in 1991. The net interest margin was unchanged in 1993 as the decrease in the value of interest-free funds offset the impact of an improved interest rate spread and the positive effect of a lower level of nonperforming assets. In 1993 and 1992, the interest rate spread increased by 8 basis points and 75 basis points, respectively, as the decrease in the rate paid on interest-bearing liabilities exceeded the decrease in the yield on earning assets. Several factors were responsible for the widened spreads, including an interest rate sensitivity position which has enabled the Corporation to benefit from the lower interest rate environment. This position was enhanced by the use of interest rate swaps. The notional amount of such swaps increased to $9.6 billion at December 31, 1993, up from $5.6 billion at December 31, 1992, and $3.8 billion at December 31, 1991. Included in these totals were $1.2 billion, $623 million and $703 million, respectively, of swaps entered into to accommodate the needs of customers rather than as part of the Corporation's asset and liability management. Interest rate swaps contributed $140.3 million to net interest income and added 27 basis points to the net interest margin in 1993. In 1992, interest rate swaps contributed $93.8 million to net interest income and added 20 basis points to the net interest margin. The manner in which interest rate swaps are used in the Corporation's overall program of asset and liability management is described in the following Asset and Liability

                                    /FIGURE 4/ AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND YIELDS/RATES
                                             1993                           1992                             1991
                                  --------------------------     --------------------------     -----------------------------
                                  Average             Yield/     Average             Yield/     Average                Yield/
DOLLARS IN MILLIONS               Balance   Interest    Rate     Balance    Interest   Rate     Balance    Interest      Rate
- -----------------------------------------------------------------------------------------------------------------------------
ASSETS
Loans1,2
  Commercial, financial and
    agricultural                $ 9,049.3   $  729.6    8.06%  $10,820.8    $  914.7   8.45%  $11,753.3    $1,150.2      9.79%
  Real estate                    17,611.7    1,478.3    8.39    13,315.3     1,164.7   8.75    12,969.7     1,301.7     10.04
  Consumer                        8,993.1      926.2   10.30    10,059.7     1,100.1  10.94     9,519.5     1,144.6     12.02
  Student loans held for sale     1,195.9       77.1    6.45          --          --     --          --          --        --
  Lease financing                 1,386.6      109.4    7.89     1,006.3        84.3   8.38       822.9        76.6      9.31
  Foreign                            71.0        4.5    6.37       105.3         6.2   5.89        84.9         5.9      6.88
- -----------------------------------------------------------------------------------------------------------------------------
    Total loans                  38,307.6    3,325.1    8.68    35,307.4     3,270.0   9.26    35,150.3     3,679.0     10.47
Mortgage loans held for sale      1,054.6       74.0    7.02       717.1        59.4   8.28       498.8        47.0      9.42
Taxable investment securities     7,769.5      556.4    7.16     7,985.3       676.9   8.48     7,441.3       678.2      9.11
Tax-exempt investment securities1 1,786.6      158.5    8.87     1,881.1       176.1   9.36     1,855.5       185.0      9.97
- -----------------------------------------------------------------------------------------------------------------------------
    Total investment securities   9,556.1      714.9    7.48     9,866.4       853.0   8.65     9,296.8       863.2      9.28
Securities available for sale     2,070.0      141.5    6.84       801.0        57.2   7.14       750.5        59.6      7.94
Interest-bearing deposits
  with banks                        427.0       14.9    3.49       477.4        20.1   4.21       592.0        41.2      6.96
Federal funds sold and security
  resale agreements                 166.4        6.0    3.61       268.9        10.3   3.83       726.3        40.6      5.59
Trading account assets               16.8         .6    3.37        22.4         1.0   4.46        51.5         3.5      6.91
- -----------------------------------------------------------------------------------------------------------------------------
    Total earning assets         51,598.5    4,277.0    8.29    47,460.6     4,271.0   9.00    47,066.2     4,734.1     10.06
Allowance for loan losses          (803.9)                        (805.9)                        (704.4)
Other assets                      6,256.6                        5,698.2                        5,634.2
- -----------------------------------------------------------------------------------------------------------------------------
                                $57,051.2                      $52,352.9                      $51,996.0
                                =========                       ========                      =========
Liabilities and shareholders'
  equity
Money market deposit accounts   $ 7,306.8      189.6    2.59   $ 7,648.2    $  248.3   3.25   $ 6,733.5       342.1      5.08
Savings deposits                  7,382.9      214.1    2.90     5,320.5       181.3   3.41     3,989.4       184.5      4.62
NOW accounts                      5,314.7      109.6    2.06     4,429.1       120.8   2.73     3,759.6       163.1      4.34
Certificates ($100,000 or more)   3,088.7      138.0    4.47     3,573.3       187.7   5.25     4,911.9       337.0      6.86
Other time deposits              12,443.2      550.5    4.42    13,382.3       717.2   5.36    15,478.5     1,085.2      7.01
Deposits in foreign office        1,018.9       31.5    3.09       367.9        13.7   3.72       367.4        23.8      6.48
- -----------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing
      deposits                   36,555.2    1,233.3    3.37    34,721.3     1,469.0   4.23    35,240.3     2,135.7      6.06

Federal funds purchased and
  securities sold under
  agreements to repurchase        4,378.2      130.2    2.97     4,061.9       142.9   3.52     3,807.4       213.7      5.61
Other short-term borrowings       1,196.2       44.5    3.72       721.8        31.1   4.31     1,188.2        74.5      6.27
Long-term debt3                   1,895.4      126.9    6.96     1,462.6       107.1   7.70     1,220.0        95.5      8.32
- -----------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing
      liabilities                 44,025.0   1,534.9    3.49    40,967.6     1,750.1   4.28    41,455.9     2,519.4      6.09

Noninterest-bearing deposits      7,785.9                        6,661.4                        6,228.5
Other liabilities                 1,051.2                        1,001.4                          942.7
Preferred stock                     183.8                          244.0                          166.3
Common shareholders' equity       4,005.3                        3,478.5                        3,202.6
- -----------------------------------------------------------------------------------------------------------------------------
                                $57,051.2                      $52,352.9                      $51,996.0
                                =========                      =========                      =========
Interest rate spread                                    4.80                           4.72                              3.97
- -----------------------------------------------------------------------------------------------------------------------------
Net interest income and net
  interest margin                           $2,742.1    5.31%               $2,520.9   5.31%               $2,214.7      4.71%
                                            ========    ====                ========   =====               ========      ====
Taxable-equivalent adjustment1              $   63.1                        $   72.2                       $   81.7
- -----------------------------------------------------------------------------------------------------------------------------

1 Interest income on tax-exempt investment securities and loans has been adjusted to a fully taxable-equivalent basis using the statutory Federal income tax rate of 35% for 1993 and 34% for all other years presented.
2 For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding.
3 Rate calculation excludes ESOP debt.
N/M = Not Meaningful


                                                                                                        Compound Annual Rate
                    1990                           1989                           1988                  of Change (1988-1993)
         --------------------------     --------------------------     --------------------------       ---------------------
         Average             Yield/     Average             Yield/     Average             Yield/       Average
         Balance   Interest   Rate      Balance   Interest   Rate      Balance   Interest   Rate        Balance      Interest
- -----------------------------------------------------------------------------------------------------------------------------
      $13,165.0    $1,433.8   10.89%  $14,153.1   $1,667.7   11.78%  $13,601.5   $1,421.5   10.45%        (7.8)%       (12.5)%
       10,248.1     1,098.4   10.72     8,186.3      887.8   10.84     6,922.3      722.7   10.44         20.5          15.4
        8,425.9     1,052.4   12.49     7,702.7      973.9   12.64     7,123.8      836.8   11.75          4.8           2.1
             --          --      --          --         --      --          --         --      --          N/M           N/M
          714.1        74.2   10.39       656.7       64.7    9.85       636.3       61.7    9.70         16.9          12.1
           79.7         6.9    8.66       108.0       11.6   10.78       168.7       13.5    8.02        (15.9)        (19.7)
- -----------------------------------------------------------------------------------------------------------------------------
       32,632.8     3,665.7   11.23    30,806.8    3,605.7   11.70    28,452.6    3,056.2   10.74          6.1           1.7
          312.7        27.7    8.86        79.1        9.4   11.88        19.2        2.0   10.51        122.8         105.9
        6,433.3       582.6    9.06     6,186.9      535.5    8.66     5,592.0      450.4    8.05          6.8           4.3
        1,928.7       196.9   10.21     2,000.2      203.8   10.19     2,212.6      220.8    9.98         (4.2)         (6.6)
- -----------------------------------------------------------------------------------------------------------------------------
        8,362.0       779.5    9.32     8,187.1      739.3    9.03     7,804.6      671.2    8.60          4.1           1.3
           10.4          .9    8.88        28.8        3.0   10.33          --         --      --          N/M           N/M
        1,040.0        92.1    8.86     1,181.7      111.7    9.45     1,590.7      125.3    7.88        (23.1)        (34.7)

          589.0        47.4    8.05       364.9       33.2    9.10       258.6       19.8    7.66         (8.4)        (21.2)
           79.9         5.6    7.06        26.2        2.3    8.89         7.7         .2    2.01         16.9          24.6
- -----------------------------------------------------------------------------------------------------------------------------
       43,026.8     4,618.9   10.73    40,674.6    4,504.6   11.07    38,133.4    3,874.7   10.16          6.2           2.0
         (550.3)                         (462.0)                        (395.7)                           15.2
        4,965.0                         4,689.6                        4,597.1                             6.4
- -----------------------------------------------------------------------------------------------------------------------------
      $47,441.5                       $44,902.2                      $42,334.8                             6.1
      =========                       =========                      =========

      $ 5,513.1       324.0    5.88   $ 4,655.1      272.2    5.85   $ 5,219.8      278.2    5.33          7.0          (7.4)
        3,682.8       180.3    4.90     3,721.5      185.3    4.98     3,918.7      190.1    4.85         13.5           2.4
        3,368.2       160.2    4.76     3,179.8      151.4    4.76     3,064.9      142.6    4.65         11.6          (5.1)
        5,556.9       453.6    8.16     5,563.7      491.1    8.83     4,193.3      310.7    7.41         (5.9)        (15.0)
       13,132.8     1,050.8    8.00    11,409.4      920.1    8.06    10,119.9      734.0    7.25          4.2          (5.6)
          756.2        61.9    8.19       653.0       58.6    8.97       783.1       58.3    7.44          5.4         (11.6)
- -----------------------------------------------------------------------------------------------------------------------------
       32,010.0     2,230.8    6.97    29,182.5    2,078.7    7.12    27,299.7    1,713.9    6.28          6.0          (6.4)


        3,505.3       272.3    7.77     3,843.3      337.3    8.78     3,650.9      262.4    7.19          3.7         (13.1)
          812.9        67.5    8.30       907.9       81.1    8.93       768.3       58.9    7.67          9.3          (5.5)
        1,164.3        97.1    8.89     1,297.4      118.7    9.40     1,260.2      113.1    8.98          8.5           2.3
- -----------------------------------------------------------------------------------------------------------------------------
       37,492.5     2,667.7    7.13    35,231.1    2,615.8    7.43    32,979.1    2,148.3    6.52          5.9          (6.5)
        6,059.0                         5,907.3                        5,768.8                             6.2
          845.5                           754.1                          656.9                             9.9
           74.6                            68.9                          113.2                            10.2
        2,969.9                         2,940.8                        2,816.8                             7.3
- -----------------------------------------------------------------------------------------------------------------------------
      $47,441.5                       $44,902.2                      $42,334.8                             6.1%
      =========                       =========                      =========
                               3.60                           3.64                           3.64
- -----------------------------------------------------------------------------------------------------------------------------
                   $1,951.2    4.53%              $1,888.8    4.64%              $1,726.4    4.53%                       9.7
                   ========    =====              ========    ====               ========    ====
                   $   90.1                       $   94.4                       $   95.3                               (7.6)%
- -----------------------------------------------------------------------------------------------------------------------------

                                      / FIGURE 5 / COMPONENTS OF NET INTEREST INCOME CHANGES
                                      ------------------------------------------------------

Year ended December 31,                                    1993 VS. 1992                              1992 vs. 1991
                                               -----------------------------------       ------------------------------------
                                               Average        Yield/           Net       Average        Yield/            Net
IN MILLIONS                                     Volume          Rate        Change        Volume          Rate         Change
- -----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                           $267.8       $(212.7)       $ 55.1        $ 16.4       $(425.4)      $(409.0)
Mortgage loans held for sale                      24.7         (10.1)         14.6          18.6          (6.2)         12.4
Taxable investment securities                    (17.9)       (102.6)       (120.5)         47.8         (49.1)         (1.3)
Tax-exempt investment securities                  (8.6)         (9.0)        (17.6)          2.5         (11.4)         (8.9)
Securities available for sale                     86.8          (2.5)         84.3           3.8          (6.2)         (2.4)
Short-term investments                            (5.9)         (4.0)         (9.9)        (30.2)        (23.7)        (53.9)
- -----------------------------------------------------------------------------------------------------------------------------
    Total interest income                        346.9        (340.9)          6.0          58.9        (522.0)       (463.1)
INTEREST EXPENSE
Money market deposit accounts                    (10.7)        (48.0)        (58.7)         41.9        (135.7)        (93.8)
Savings deposits                                  62.7         (29.9)         32.8          52.5         (55.7)         (3.2)
NOW accounts                                      21.5         (32.7)        (11.2)         25.5         (67.8)        (42.3)
Certificates ($100,000 or more)                  (23.6)        (26.1)        (49.7)        (80.3)        (69.0)       (149.3)
Other time deposits                              (47.8)       (118.9)       (166.7)       (134.3)       (233.7)       (368.0)
Deposits in foreign office                        20.5          (2.7)         17.8            --         (10.1)        (10.1)
- -----------------------------------------------------------------------------------------------------------------------------
    Total interest-bearing deposits               22.6        (258.3)       (235.7)        (94.7)       (572.0)       (666.7)
Federal funds purchased and securities
  sold under agreements to repurchase             10.6         (23.3)        (12.7)         13.5         (84.3)        (70.8)
Other short-term borrowings                       18.1          (4.7)         13.4         (24.2)        (19.2)        (43.4)
Long-term debt                                    29.6          (9.8)         19.8          18.1          (6.5)         11.6
- -----------------------------------------------------------------------------------------------------------------------------
    Total interest expense                        80.9        (296.1)       (215.2)        (87.3)       (682.0)       (769.3)
- -----------------------------------------------------------------------------------------------------------------------------
    Net interest income                         $266.0       $ (44.8)       $221.2        $146.2        $160.0        $306.2
                                                ======       =======        ======        ======        ======        ======
- -----------------------------------------------------------------------------------------------------------------------------

The change in interest not due solely to volume or rate has been allocated in proportion to the absolute dollar amounts of the change in each.


Management section. Also contributing to the widened spreads was a shift in deposits from time to lower rate savings deposits with higher liquidity and to noninterest-bearing deposits.

ASSET AND LIABILITY MANAGEMENT
The Corporation manages its exposure to economic loss from fluctuations in interest rates through an active program of asset and liability management within guidelines established by the Corporation's Asset/Liability Management Committee ("ALCO"). The ALCO has the responsibility for approving the asset/liability management policies of the Corporation, approving changes in the balance sheet that would result in deviations from the guidelines in the policy, approving strategies to improve balance sheet positioning and/or earnings, and reviewing the interest rate sensitivity positions of the Corporation and each of the affiliate banks. The ALCO meets twice monthly to conduct this review and to approve strategies consistent with its policies.

The primary tool utilized by management to measure and manage interest rate exposure is a simulation model. Use of the model to perform simulations of changes in interest rates over one- and two-year time horizons has enabled management to develop strategies for managing exposure to interest rate risk.

In its simulations, management estimates the impact on net interest income from pro forma 100 and 200 basis point changes in the overall level of interest rates. ALCO policy guidelines provide that a 200 basis point increase or decrease over a twelve-month period should not result in more than a 2% negative impact on net interest income. Simulations as of December 31, 1993, indicated that the Corporation was positioned within these guidelines and was slightly liability sensitive.

The simulation model is supplemented with a more traditional tool used in the banking industry for measuring interest rate risk known as interest rate sensitivity gap ("gap") analysis. This tool measures the difference between assets and liabilities repricing or maturing within specified time periods. An asset-sensitive position indicates that there are more rate-sensitive assets than rate-sensitive liabilities repricing or maturing within specified time horizons, which would generally imply a favorable impact on net interest income in periods of rising interest rates. Conversely, a liability-sensitive position, where rate-sensitive liabilities exceed the amount of rate-sensitive assets repricing or maturing within applicable time frames, would generally imply a favorable impact on net interest income in periods of declining interest rates. The interest rate gap analysis table shown in Figure 8 presents the gap position (including
                                                           CONTINUED ON PAGE 26

      / FIGURE 6 / 1993 AVERAGE EARNING ASSETS MIX                / FIGURE 7 / 1993 FUNDING MIX OF AVERAGE EARNING ASSETS
Graph                      Total loans 76.3%                    Graph                       Interest-bearing deposits 70.5%
                           Short-term investments 1.2%                                      Long-term debt 3.7%
                           Securities 22.5%                                                 Short-term borrowings 10.8%
                                                                                            Noininterest-bearing deposits 15.0%


                                              / FIGURE 8 / INTEREST RATE GAP ANALYSIS
                                              ---------------------------------------
December 31, 1993
                                        1 to 90        91 to 180       181 to  365         1 to 5         Over 5
DOLLARS IN MILLIONS                        Days             Days              Days          Years          Years        Total
- -----------------------------------------------------------------------------------------------------------------------------
Assets
 Loans (including mortgage
   loans held for sale)                 $19,019           $2,600            $4,798        $10,897        $ 4,083      $41,397
 Investment securities                    1,236              681             2,222          5,333          1,650       11,122
 Securities available for sale              160              212               184            944            227        1,727
 Short-term investments                     107               --                --             --             --          107
 Other assets                             1,308               --                11          2,394          1,565        5,278
- -----------------------------------------------------------------------------------------------------------------------------
  Total assets                           21,830            3,493             7,215         19,568          7,525       59,631
- -----------------------------------------------------------------------------------------------------------------------------
Liabilities and shareholders' equity
 Noninterest-bearing deposits               819               --                --          5,967          2,040        8,826
 Interest-bearing deposits               14,231            3,085             3,047         16,550            760       37,673
 Borrowed funds                           5,031               78                66          1,023          1,462        7,660
 Other liabilities                          206                2                --             52            818        1,078
 Shareholders' equity                        --               --                --             --          4,394        4,394
- -----------------------------------------------------------------------------------------------------------------------------
  Total liabilities and
   shareholders' equity                  20,287            3,165             3,113         23,592          9,474       59,631
- -----------------------------------------------------------------------------------------------------------------------------
Off-balance sheet items                  (4,744)            (875)              410          4,810            399
- -----------------------------------------------------------------------------------------------------------------------------
Rate sensitivity gap                    $(3,201)          $ (547)           $4,512         $  786        $(1,550)
Cumulative gap                           (3,201)          (3,748)              764          1,550             --
- -----------------------------------------------------------------------------------------------------------------------------
Cumulative gap as a % of earning assets   (5.89)%          (6.90)%            1.41%          2.85%
- -----------------------------------------------------------------------------------------------------------------------------

                                             / FIGURE 9 / INTEREST RATE SWAP PORTFOLIO
                                             -----------------------------------------
                                                                          Weighted
December 31, 1993                                                          Average                     Weighted Average Rate
                                                            Notional      Maturity          Fair       ---------------------
IN MILLIONS                                                    Value        (years)        Value        Receive           Pay
- -----------------------------------------------------------------------------------------------------------------------------
Receive fixed/pay variable                                    $7,559           1.5           $60           5.56%         3.45%
Pay fixed/receive variable                                       150           1.3            (9)          3.38          8.68
Basis swaps                                                      150            --            --           3.55          2.81
Forward-starting receive fixed/pay variable                      500           1.7             2           5.05          3.48
- -----------------------------------------------------------------------------------------------------------------------------
  Total "portfolio" swaps                                      8,359           1.5            53           5.45          3.53
Customer swaps                                                 1,214           3.7             4           5.22          5.03
- -----------------------------------------------------------------------------------------------------------------------------
    Total interest rate swaps                                 $9,573           1.8           $57           5.42%         3.72%
                                                              ======                         ===
- -----------------------------------------------------------------------------------------------------------------------------

the impact of off-balance sheet items) of the Corporation at December 31, 1993. Gap analysis has several limitations. For example, it does not take into consideration the varying degrees of interest rate sensitivity pertaining to the assets and liabilities that reprice within one year, whereas such characteristics are reflected in the simulation model. Thus, at December 31, 1993, the cumulative adjusted interest rate sensitivity gap of 1.41% within the one-year time frame indicated the Corporation was slightly asset sensitive whereas the more precise simulation model, previously described, indicated the Corporation was slightly liability sensitive.

The Corporation's core lending and deposit-gathering businesses tend to generate significantly more fixed-rate deposits than fixed-rate interest-earning assets. Left unaddressed, this tendency would place the Corporation's earnings at risk to declining interest rates as interest-earning assets would reprice faster than would interest-bearing liabilities. To reduce this risk, management has utilized its securities portfolio and, for the past several years, interest rate swaps in the management of interest rate risk. The decision to use "portfolio" interest rate swaps to manage interest rate risk versus on-balance sheet securities has depended on various factors, including funding costs, liquidity and capital requirements. The Corporation's "portfolio" swaps totaled $8.4 billion at December 31, 1993, and consisted principally of contracts wherein the Corporation receives a fixed rate of interest, while paying at a variable rate, as summarized in Figure 9.

In addition to "portfolio" swaps, the Corporation has entered into interest rate swap agreements to accommodate the needs of its customers, typically commercial loan customers. The Corporation offsets the interest rate risk of customer swaps by entering into offsetting swaps, primarily with third parties. These offsetting swaps are also included in the customer swap portfolio. Where the Corporation does not have an existing loan with the customer, the swap position of the customer and any offsetting swap with a third party are carried at their respective fair values. The $1.2 billion notional value of customer swaps in Figure 9 includes $645 million of interest rate swaps that receive a fixed rate and pay a variable rate and $569 million of interest rate swaps that receive a variable rate and pay a fixed rate.

The total notional value of all interest rate swap contracts outstanding was $9.6 billion and $5.6 billion as of December 31, 1993 and 1992, respectively. Of the $4.0 billion increase in the total notional amount of interest rate swaps, $3.3 billion was attributable to "portfolio" swaps. In 1993, old KeyCorp began utilizing interest rate swaps as part of its management of interest rate risk. As a result of this new strategy, $3.0 billion of "portfolio" interest rate swaps were added in 1993. Figure 10 shows the current year activity for "portfolio" swaps.

                                      / FIGURE 10 / "PORTFOLIO" SWAP ACTIVITY
                                      ---------------------------------------
Year ended December 31, 1993                                                                                            Total
                                                             Receive           Pay                    Forward-    "Portfolio"
IN MILLIONS                                                    Fixed         Fixed         Basis      Starting          Swaps
- -----------------------------------------------------------------------------------------------------------------------------
Balance at beginning of year                                  $3,524          $275          $ 45        $1,179         $5,023
  Additions                                                    4,750            --           150           503          5,403
  Maturities/amortization                                     (1,445)         (137)          (45)           --         (1,627)
  Terminations                                                  (380)           --            --           (60)          (440)
  Forward-starting becoming effective                          1,110            12            --        (1,122)            --
- -----------------------------------------------------------------------------------------------------------------------------
Balance at end of year                                        $7,559           $150         $150         $ 500         $8,359
                                                              ======           ====         ====         =====         ======
- -----------------------------------------------------------------------------------------------------------------------------

                                                        KEYCORP AND SUBSIDIARIES

                     / FIGURE 11 / LOAN MATURITIES AND SENSITIVITY TO CHANGES IN INTEREST RATES
                     --------------------------------------------------------------------------
December 31, 1993
                                                           Within                 1-5                Over
IN MILLIONS                                                1 Year               Years             5 Years               Total
- -----------------------------------------------------------------------------------------------------------------------------
Commercial, financial and agricultural                   $5,200.1            $2,594.2            $1,171.2           $ 8,965.5
Real estate--construction                                   709.0               312.5               139.0             1,160.5
- -----------------------------------------------------------------------------------------------------------------------------
                                                         $5,909.1            $2,906.7            $1,310.2           $10,126.0
                                                         ========            ========            ========           =========
Loans with floating or adjustable rates                                      $1,917.6            $  685.0
Loans with predetermined interest rates                                         989.1               625.2
- -----------------------------------------------------------------------------------------------------------------------------
                                                                             $2,906.7            $1,310.2
                                                                             ========            ========
- -----------------------------------------------------------------------------------------------------------------------------


At December 31, 1993, the aggregate notional values of interest rate swap contracts, excluding customer swaps, maturing in each of the years 1994 through 1998 were $2.6 billion, $4.0 billion, $550 million, $200 million and $650 million, respectively.

The credit risk exposure to the counterparties for each interest rate swap contract is monitored by the appropriate credit committees at both the Corporate and affiliate bank levels. Based upon detailed credit reviews of the counterparties, these credit committees establish limitations on the total credit exposure the Corporation may have with each counterparty and indicate whether collateral is required. At December 31, 1993, excluding customer swaps, the Corporation had 18 counterparties to interest rate swap contracts, of which the largest credit exposure to an individual counterparty was $9.4 million on a notional amount of $300 million. The average total notional amount of swap contracts with these 18 counterparties was $464 million with an average credit exposure of $2.9 million.

NONINTEREST INCOME
As shown in Figure 12, noninterest income totaled $1.0 billion in 1993, up $76.5 million, or 8%, from the prior year. After excluding the $29.4 million gain on the sale of Ameritrust Texas Corporation ("ATC") and the $28.3 million in net securities gains, noninterest income in 1993 was $944.0 million. This represented an increase of $56.3 million, or 6%, from the comparable amount reported in 1992; that is after excluding $22.9 million in gains on certain asset sales, primarily from the sale of branch offices and loans, and net securities gains totaling $14.6 million recorded in 1992. Adjusting for the 1991 net gains on securities transactions and gains on certain asset sales, noninterest income in 1992 rose $81.3 million, or 10%, relative to the prior year.

Trust income, including investment management fees, continued to be a major source of revenue. At December 31, 1993, the Corporation, through Society
Asset Management, Inc. ("SAMI") and the trust departments of its affiliate banks and trust subsidiaries, managed assets (excluding corporate trust assets) of approximately $34 billion. SAMI, which is

                                     / FIGURE 12 / NONINTEREST INCOME
                                     --------------------------------
Year ended December 31,                                                                                 Change 1993 vs 1992
                                                                                                        --------------------
DOLLARS IN MILLIONS                                             1993          1992          1991        Amount        Percent
- -----------------------------------------------------------------------------------------------------------------------------
Trust income                                                $  244.6        $250.8        $235.8        $ (6.2)          (2.5)%
Service charges on deposit accounts                            252.5         236.6         217.4          15.9            6.7
Mortgage banking income                                         93.6          88.7          74.3           4.9            5.5
Credit card fees                                                73.5          80.9          71.4          (7.4)          (9.1)
Gains on certain asset sales                                    29.4          22.9          24.0           6.5           28.4
Net securities gains                                            28.3          14.6          18.9          13.7           93.8
Other income:
  Insurance and brokerage                                       65.7          50.1          33.6          15.6           31.1
  International fees                                            21.4          20.5          18.2            .9            4.4
  Miscellaneous                                                192.7         160.1         155.7          32.6           20.4
- -----------------------------------------------------------------------------------------------------------------------------
    Total other income                                         279.8         230.7         207.5          49.1           21.3
- -----------------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                $1,001.7        $925.2        $849.3         $76.5            8.3%
                                                            ========        ======        ======         =====
- -----------------------------------------------------------------------------------------------------------------------------

                                                           27

KEYCORP AND SUBSIDIARIES

an indirect wholly-owned subsidiary, is registered with the Securities and Exchange Commission ("SEC") as an investment advisor and is one of the largest money managers in the Great Lakes Region. The sale of ATC in September 1993 reduced managed trust assets and trust fees by approximately $4 billion and $8.0 million, respectively.

Service charges on deposit accounts have long been an important source of revenue. In 1993, service charges on deposits increased by 7% to $252.5 million from $236.6 million in 1992, which in turn was $19.2 million, or 9%, higher than 1991's $217.4 million. Factors contributing to the improvements were a larger base of business, pricing strategies and other initiatives designed to offset higher costs associated with the servicing of these accounts.

                    / FIGURE 13 / MORTGAGE BANKING INCOME

Year ended December 31,

IN MILLIONS                         1993        1992             1991
=====================================================================
Servicing fees1                     $22.0       $54.4           $56.5
Gains on sales of loans              11.1         9.3             3.6
Origination fees                     27.2        13.9             6.3
Gains on sales of servicing rights   25.5         ---             ---
Late fees and other                   7.8        11.1             7.9
- ---------------------------------------------------------------------
  Total mortgage banking income     $93.6       $88.7           $74.3
                                    =====       =====           =====
=====================================================================

1Net of mortgage servicing rights amortization.

The 1993 increase in mortgage banking income as shown in Figure 13 was the result of $25.5 million of gains realized on sales of servicing rights and increased fees resulting from a high level of mortgage originations encouraged by the low interest rate environment. However, the increased fees were more than offset by an acceleration of the amortization of mortgage servicing rights (which are netted against servicing fees for reporting purposes) made in response to continued high levels of mortgage refinancings.

In 1993, credit card fees decreased $7.4 million, or 9%, primarily due to a decline in annual membership fees relative to the prior year. This compared to an increase of $9.5 million, or 13%, in 1992.

Total other noninterest income increased by $49.1 million, or 21%, in 1993 compared to 1992. Of this increase, $40.1 million in the "miscellaneous" category related to fees earned by two affiliate companies, Niagara Asset Corporation and Niagara Portfolio Management Corp., which operate under asset management contracts with the Federal Deposit Insurance Corporation ("FDIC"). Fees earned by these companies are expected to be at more modest levels in 1994. Also included in the other category are insurance and brokerage commissions which increased $15.6 million, or 31%, in 1993 over 1992, largely as a result of increased levels of business activity and management's continued emphasis on building its fee-based business. Insurance and brokerage products, such as mutual funds and annuities, are marketed through the branch network.

NONINTEREST EXPENSE
Noninterest expense, as shown in Figure 14, totaled $2.4 billion in 1993, up $214.7 million, or 10%, from the 1992 level. In both 1993 and the prior year, noninterest expense was adversely impacted by merger and integration charges of $118.7 million and $92.7 million, respectively. In addition, the current year included several nonrecurring charges totaling $34.4 million. Significant items included in the latter charges were $21.6 million related to various systems conversion costs, $7.0 million of facilities-related charges and $4.0 million associated with the adoption of Statement of Financial Accounting Standards ("SFAS") No. 112, "Employers' Accounting for Postemployment Benefits." Excluding the merger and integration charges and the nonrecurring items, 1993 expenses rose $154.3 million, or 7%, principally due to increases in personnel expense, net occupancy expense, marketing expense and the "miscellaneous" category; the total of which were offset in part by lower fees for professional services. The overall increase in recurring noninterest expense was due, in large part, to the impact of acquisitions completed in 1993. These transactions are described in greater detail in Note 2, Mergers, Acquisitions and Divestitures, appearing on page 51. The increased scale of operations as a result of these acquisitions is not reflected in the 1992 figures. The 1991 period also included merger and integration charges of $93.8 million, as well as $6.9 million of costs associated with a branch optimization program.

Personnel expense increased by $87.1 million, or 9%, in 1993 over 1992, following an increase of 10% in 1992 over 1991. In addition to the impact of the acquisitions completed in 1993, the increase over 1992 reflected the Corporation's January 1, 1993, adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which added $8.2 million to 1993 employee benefits expense. Excluding the impact of the adoption of SFAS No. 106 and SFAS No. 112, personnel expense for 1993 increased $74.9 million, or 7%. SFAS No. 106 and SFAS No. 112 are more fully described on page 29. At December 31, 1993, the number of full-time equivalent employees was 29,983, up 3% and 2% from 1992 and 1991 levels, respectively, principally due to acquisitions.

Merger and integration charges of $118.7 million ($80.6 million after tax, $.33 per Common Share), $92.7 million ($66.6 million after tax, $.29 per Common Share) and $93.8 million ($68.2 million after tax, $.29 per Common Share) were recorded in 1993, 1992 and 1991, respectively. The merger and integration charges in 1993 included accruals for expenses, primarily consisting of investment banking and other professional fees directly related to the Merger ($20.5 million); severance payments and other employee costs ($49.6 million); systems and facilities costs ($35.7 million); and other costs incident to the Merger ($12.9 million).

                                                        KEYCORP AND SUBSIDIARIES

                        / FIGURE 14 / NONINTEREST EXPENSE
Year ended December 31,                                                                                  Change 1993 vs 1992
                                                                                                        ---------------------
DOLLARS IN MILLIONS                                             1993          1992          1991        Amount        Percent
- -----------------------------------------------------------------------------------------------------------------------------
Personnel:
  Salaries                                                  $  889.7      $  832.7      $  757.3         $ 57.0           6.8%
  Employee benefits                                            211.0         180.9         168.0           30.1          16.6
- -----------------------------------------------------------------------------------------------------------------------------
    Total personnel                                          1,100.7       1,013.6         925.3           87.1           8.6
Net occupancy                                                  204.2         189.7         184.8           14.5           7.6
Equipment                                                      161.3         151.6         134.1            9.7           6.4
FDIC insurance assessments                                      98.7          96.2          84.7            2.5           2.6
Professional fees                                               53.3          76.0          55.5          (22.7)        (29.9)
Merger and integration charges                                 118.7          92.7          93.8           26.0          28.0
Other expense:
  Marketing                                                     60.4          49.9          53.3           10.5          21.0
  Amortization of intangibles                                   58.1          61.7          57.6           (3.6)         (5.8)
  OREO expense (net of income of $14.4, $11.5, $4.8)            43.1          43.5          36.1            (.4)          (.9)
  Miscellaneous                                                486.6         395.5         440.5           91.1          23.0
- -----------------------------------------------------------------------------------------------------------------------------
    Total other expense                                        648.2         550.6         587.5           97.6          17.7
- -----------------------------------------------------------------------------------------------------------------------------
      Total noninterest expense                             $2,385.1      $2,170.4      $2,065.7         $214.7           9.9%
                                                            ========      ========      ========        ======
Full-time equivalent employees                                29,983        29,117        29,509
Efficiency ratio1                                              60.50%        60.96%        65.27%
Overhead ratio2                                                46.85         47.21         52.63
- -----------------------------------------------------------------------------------------------------------------------------

1 Noninterest expense (excluding merger and integration charges and other nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities gains and certain gains on asset sales).
2 Noninterest expense (excluding merger and integration charges and other nonrecurring charges) less noninterest income (excluding net securities gains and certain gains on asset sales) divided by taxable-equivalent net interest income.

These charges were recorded by the parent company in the fourth quarter of 1993, at which time management determined that it was probable that a liability for such charges had been incurred and could be reasonably estimated. The merger and integration charges recorded in connection with the PSB and Ameritrust mergers in 1992 and the Ameritrust merger in 1991 were similar in nature.

Although no assurance can be given, it is also expected that, as a result of the Merger, cost savings will be achieved by the combined institution at an annual rate of approximately $100 million by the end of the first quarter of 1995. These cost savings are anticipated to result from the integration of operations and from efficiencies in certain combined lines of business. Management presently expects that approximately 50% of the annual cost savings will be achieved in 1994.

One measure used in the banking industry to assess the level of noninterest expense is the efficiency ratio, which is defined in Figure 14. The efficiency ratios for 1993, 1992 and 1991 were 60.50%, 60.96% and 65.27%, respectively.
The improvement in the Corporation's efficiency ratios reflected, in large part, the success achieved in reducing overhead costs through the successful integration of banking companies, coupled with strong growth in taxable-equivalent net interest income and noninterest income.

SFAS No. 106, previously referred to on page 28, requires that employers recognize the cost of providing postretirement benefits over the employees' active service periods to the date they attain full eligibility for such benefits. The Corporation elected to recognize the transition obligation, defined as the unfunded accumulated postretirement benefit obligation at the date the standard is adopted, of approximately $107 million over a 20-year period. As of December 31, 1993, the weighted average discount rate used in determining the actuarial present value of pension and other postretirement benefits was reduced from 8.1% to 7.4%. In addition, the assumed rate of increase in future compensation levels (applicable only to the determination of pension benefits) was reduced from 4.8% to 4.0%. The net effect of these assumption changes on 1994 expense levels is not expected to be material. Another assumption used in the determination of the costs of other postretirement benefits is the health care cost trend rate. Because of certain benefit limitations in effect, increasing the rates assumed in each future year by one percentage point would not have a material impact on the costs for other postretirement benefits.

The Corporation adopted the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits," during 1993. This standard requires that employers who provide benefits to former or inactive employees after employment but before retirement recognize a liability for such benefits if specified conditions are met. Adoption of this standard increased noninterest expense by $4.0 million. Postemployment benefits for 1992 and 1991, which were recorded on a cash basis, were not restated.
                                      29

KEYCORP AND SUBSIDIARIES

                                                / FIGURE 15 / COMPOSITION OF LOANS

December 31,
                                                             1993                     1992                      1991
                                                      -------------------       -------------------       -------------------
DOLLARS IN MILLIONS                                   Amount   % of Total       Amount   % of Total       Amount   % of Total
=============================================================================================================================
Commercial, financial and agricultural             $ 8,965.5         22.4%   $ 8,869.0         24.6%   $ 9,183.9         25.9%
Real estate -- construction                          1,160.5          2.9      1,448.0          4.0      1,577.3          4.4
Real estate -- commercial mortgage                   6,228.2         15.5      5,937.0         16.5      6,258.5         17.6
- -----------------------------------------------------------------------------------------------------------------------------
  Total commercial real estate                       7,388.7         18.4      7,385.0         20.5      7,835.8         22.0
Real estate -- residential mortgage                 11,026.3         27.5      8,289.4         23.0      7,240.7         20.4
- -----------------------------------------------------------------------------------------------------------------------------
  Total real estate                                 18,415.0         45.9     15,674.4         43.5     15,076.5         42.4
Credit card                                          1,657.5          4.1      1,684.0          4.7      1,697.4          4.8
Other consumer                                       7,618.9         19.0      7,397.7         20.5      8,553.1         24.0
- -----------------------------------------------------------------------------------------------------------------------------
  Total consumer                                     9,276.4         23.1      9,081.7         25.2     10,250.5         28.8
Student loans held for sale                          1,648.6          4.1      1,070.1          3.0           --           --
Lease financing                                      1,702.5          4.3      1,225.2          3.4        946.5          2.7
Foreign                                                 63.3           .2        101.4           .3         76.9           .2
- -----------------------------------------------------------------------------------------------------------------------------
  Total loans                                      $40,071.3        100.0%   $36,021.8        100.0%   $35,534.3        100.0%
                                                   =========         =====   =========         =====   =========        =====
=============================================================================================================================

                                                             1990                     1989
                                                      -------------------       -------------------
                                                      Amount   % of Total       Amount   % of Total
===================================================================================================
Commercial, financial and agricultural             $10,031.7         29.4%   $10,881.1         34.4%
Real estate -- construction                          2,187.6          6.4      1,884.1          6.0
Real estate -- commercial mortgage                   5,611.6         16.4      4,711.2         14.9
- ---------------------------------------------------------------------------------------------------
  Total commercial real estate                       7,799.2         22.8      6,595.3         20.9
Real estate -- residential mortgage                  6,373.5         18.6      5,135.0         16.3
- ---------------------------------------------------------------------------------------------------
  Total real estate                                 14,172.7         41.4     11,730.3         37.2
Credit card                                          1,582.0          4.6      1,359.5          4.3
Other consumer                                       7,559.6         22.1      6,836.9         21.7
- ---------------------------------------------------------------------------------------------------
  Total consumer                                     9,141.6         26.7      8,196.4         26.0
Student loans held for sale                               --           --           --           --
Lease financing                                        775.2          2.3        686.8          2.2
Foreign                                                 72.5           .2         75.8           .2
- ---------------------------------------------------------------------------------------------------
  Total                                            $34,193.7        100.0%   $31,570.4        100.0%
                                                   =========        =====    =========        =====
====================================================================================================


INCOME TAXES
The provision for income taxes for 1993 was $374.0 million, compared with $279.6 million in 1992 and $136.7 million in 1991. The increases in both 1993 and the prior year resulted from an overall increase in the level of taxable earnings. The Omnibus Budget Reconciliation Act of 1993 (the "Act"), which was signed into law on August 10, 1993, includes a number of items which impacted the Corporation's Federal income tax provision. Primary among these items was a retroactive increase in the Federal statutory tax rate from 34% to 35% as of January 1, 1993. In addition, the Act places certain limitations on deductible expenses which take effect after 1993. The effective tax rate (provision for income taxes as a percentage of income before income taxes) was 34.5% in 1993, 32.3% in 1992 and 30.3% in 1991. The effective tax rate was less than the Federal statutory rate primarily due to tax-exempt income from certain investment securities and loans. Management expects the Corporation's effective tax rate to continue to approach the prevailing combined statutory Federal and state income tax rates. The higher 1993 effective tax rate in comparison to 1992 and 1991 resulted from an increase in the proportion of taxable income to total pre-tax income, coupled with the previously mentioned increase in the Federal tax rate from 34% to 35%. Also affecting the 1993 effective tax rate was a high level of non-deductible expenses included in the merger and integration charges associated with the Merger.

During the first quarter of 1992, the Corporation adopted the provisions of SFAS No. 109, "Accounting for Income Taxes." The adoption of this standard did not have a material effect on the Corporation's financial condition or results of operations.

                                                        KEYCORP AND SUBSIDIARIES

        / FIGURE 16 / 1993 PERIOD-END LOAN GROWTH BY REGION

                                                                      Change
                       Internally                                       From
DOLLARS IN MILLIONS     Generated       Acquired        Total           1992
============================================================================
Northeast Region        $  (56.5)       $1,251.2        $1,194.7        11.9%
Great Lakes Region       1,041.6           828.9         1,870.5        11.7
Rocky Mountain Region      201.0           166.9           367.9        15.9
Northwest Region           382.3           247.4           629.7         8.3
Financial Services         (13.3)            ---           (13.3)      (12.2)
- ----------------------------------------------------------------------------
  Total                 $1,555.1        $2,494.4        $4,049.5        11.2%
                        ========        ========        ========
============================================================================

        / FIGURE 17 / LOANS OUTSTANDING BY REGION

December 31, 1993

DOLLARS IN MILLIONS             Total Loans             Distribution
====================================================================
Northeast Region                  $11,255.6                     28.1%
Great Lakes Region                 17,847.8                     44.6
Rocky Mountain Region               2,683.0                      6.7
Northwest Region                    8,189.0                     20.4
Financial Services                     95.9                       .2
- --------------------------------------------------------------------
  Total                           $40,071.3                    100.0%
====================================================================

FINANCIAL CONDITION

LOANS
At December 31, 1993, total loans outstanding were $40.0 billion, as compared with $36.0 billion at December 31, 1992, and $35.5 billion at December 31, 1991, as shown in Figure 15. The $4.0 billion, or 11%, increase from the year-end 1992 level was due, in large part, to the impact of acquisitions which were completed by the Corporation during 1993. Excluding the $2.5 billion impact of these acquisitions, loans increased by $1.5 billion since the prior year end. The internally generated loan growth of $1.5 billion reflected increases of $1.1 billion in residential real estate loans, $578.5 million in student loans held for sale and $430.1 million in lease financing receivables. These increases were partially offset by decreases of $366.2 million in commercial mortgage and construction loans, $73.0 million in commercial loans, $98.9 million in consumer loans and $38.1 million in foreign loans. As shown in Figure 16, the internally generated loan growth was primarily concentrated in the Great Lakes Region, which has not experienced, to the same degree, the general economic deterioration and weak loan demand experienced by other regions of the country.

With respect to geographic concentration, Figure 17 depicts the loan portfolio at December 31, 1993, by banking region. The Corporation's unique thirteen-state, four-region profile has provided significant credit risk diversification. The dangers to banks of regional concentration have been vividly demonstrated in recent years by the problems of many competitors whose lending market is confined to one particular area where the economy has faltered.

Commercial loans outstanding at December 31, 1993, were $9.0 billion, up 1% from the December 31, 1992, level of $8.9 billion, following a decrease of $314.9 million, or 3%, from the prior year. The decline in 1992 can be attributed to weaker loan demand as a consequence of the economic environment and to strategic efforts to reduce the level of exposure related to highly-leveraged transactions ("HLT"), principally acquired in the Ameritrust merger, where there has not been a long-standing relationship with the borrower. In addition, the decline in 1992 reflected the run-off of certain other Ameritrust credits which management believed were incompatible with the Corporation's credit risk profile. At December 31, 1993, the Corporation had $247.5 million in HLT loans outstanding, down $157.7 million, or 39%, from the December 31, 1992, level.

Loans secured by real estate totaled $18.4 billion at December 31, 1993, compared with $15.7 billion at December 31, 1992, and $15.1 billion at December 31, 1991. Loans secured by real estate consist of construction loans, commercial mortgage loans and one-to-four family residential loans (including home equity loans). The $2.7 billion, or 17%, increase from 1992 was mainly attributable to the acquisitions which the Corporation completed during 1993. Acquisitions accounted for $2.0 billion of the increase in total real estate loans, including $1.6 billion of the increase in the residential mortgage portfolio.

Construction loans decreased to $1.2 billion at December 31, 1993, from $1.4 billion at December 31, 1992, and $1.6 billion at December 31, 1991. After adjusting for the impact of acquisitions, the decrease from year-end 1992 was $343.0 million. At December 31, 1993, 12% of the portfolio was secured by

        / FIGURE 18 / CONSTRUCTION AND COMMERCIAL MORTGAGE LOANS

December 31, 1993
                                        Commercial
IN MILLIONS               Construction    Mortgage      Total
=============================================================
Nonowner-occupied:
  Retail                 $  133.1      $  891.0      $1,024.1
  Multi-family properties    94.0         811.4         905.4
  Office buildings          164.9         756.0         920.9
  Hotels/Motels              26.5         250.1         276.6
  Health facilities           7.9         104.2         112.1
  Manufacturing facilities    6.7         102.8         109.5
  Warehouses                 11.0         261.4         272.4
  Other                     243.0         340.4         583.4
Owner-occupied              473.4       2,710.9       3,184.3
- -------------------------------------------------------------
  Total                  $1,160.5      $6,228.2      $7,388.7
                         ========      ========      ========
=============================================================


KEYCORP AND SUBSIDIARIES


properties in the Northeast Region, 54% in the Great Lakes Region, 11% in the Rocky Mountain Region and 23% in the Northwest Region, the principal banking markets served by the Corporation.

The commercial mortgage loan portfolio totaled $6.2 billion at December 31, 1993, compared with $5.9 billion at December 31, 1992, and $6.3 billion at December 31, 1991. This loan category, in general, has concerned many followers of the banking industry in the last few years. This apprehension stems from overcapacity in the commercial real estate market, made worse by general economic deterioration and a resultant deflation in real estate values. The Corporation manages risk exposure in the construction and commercial mortgage portfolios through prudent underwriting criteria and by monitoring loan concentrations by geographic region and property type. Figure 18 details the industry concentrations within the commercial real estate portfolio at December 31, 1993, and shows the portions of the portfolio which are nonowner-occupied versus owner-occupied. At December 31, 1993, 41% of the construction portfolio and 44% of the commercial mortgage loan portfolio were comprised of loans secured by owner-occupied properties. Those borrowers are engaged in business activities other than real estate, and the primary source of repayment is not solely dependent on the real estate market.

One-to-four family residential mortgages (including home equity loans) were $11.0 billion at December 31, 1993, compared with $8.3 billion at December 31, 1992, and $7.2 billion at December 31, 1991. Excluding the impact of acquisitions, residential mortgages increased $1.1 billion, or 14%, in 1993. A significant portion of the loan originations during 1993, as well as in 1992, is attributable to homeowner refinancings, reflecting the lower level of interest rates. During 1993 the Corporation continued its strategy of originating and selling most fixed rate loans with 30-year maturities in the secondary market (and such loans are classified outside of the loan portfolio as mortgage loans held for sale), whereas other fixed and adjustable rate loans are originated to secondary market standards and maintained in the portfolio. At December 31, 1993, the Corporation's mortgage banking operation serviced approximately $27 billion in loans owned by both affiliate banks and third parties.

Consumer loans totaled $9.3 billion at December 31, 1993, compared with $9.1 billion at December 31, 1992, and $10.3 billion at December 31, 1991. The decrease during 1992 reflected the designation of approximately $1.1 billion of student loans as held for sale in the fourth quarter of 1992. Consumer loans also declined in 1992 as a result of the sale of $117.6 million in outstandings as part of branch sales completed in May and June 1992 in connection with the Ameritrust merger, and the sale of $240.0 million in student loans in August 1992. Excluding the impact of acquisitions in 1993, the portfolio declined $98.9 million from the 1992 year-end level.

As previously indicated, during the latter part of 1992 the Corporation designated its student loan portfolio, totaling approximately $1.1 billion, as held for sale. Since then, this portfolio has grown to $1.6 billion at December 31, 1993, representing an increase of $578.5 million, or 54%, from the year-end 1992 level. The higher level of outstandings in 1993 reflected the Corporation's role as a primary provider of education loans to law school students. In June 1993 the Corporation securitized, without recourse, a portion of this portfolio totaling $200 million. Management anticipates continued involvement in these programs and plans to sell or securitize such loans at or near the time that they enter repayment status.

SECURITIES
At December 31, 1993, the book value of the investment securities portfolio totaled $11.1 billion, an increase of $2.1 billion, or 24%, from December 31, 1992. The growth in 1993 primarily resulted from an increase of $1.8 billion, or 30%, in mortgage-backed securities. At December 31, 1993 and 1992, the investment securities portfolio comprised 20% and 18%, respectively, of total earning assets.

The yield on the investment securities portfolio declined to 6.51% at December 31, 1993, from 7.72% at December 31, 1992. This reduction was attributable to prepayments on higher-yielding mortgage-backed securities coupled with lower reinvestment yields resulting from the declining rate environment. The investment portfolio's market value exceeded its book value by $218.1 million at December 31, 1993, compared with an excess of $216.8 million at December 31, 1992.

At December 31, 1993, the Corporation had $7.9 billion invested in mortgage-backed pass-through securities and collateralized mortgage obligations ("CMO") within the investment securities portfolio, compared with $6.1 billion at December 31, 1992. A mortgage-backed pass-through security depends on the underlying pool of mortgage loans to provide a cash flow "pass-through" of principal and interest. The Corporation had $4.3 billion invested in mortgage-backed pass-through securities at December 31, 1993. A CMO is a mortgage-backed security that is comprised of classes of bonds created by prioritizing the cash flows from the underlying mortgage pool in order to meet different objectives of investors. The Corporation had $3.6 billion invested in CMO securities at December 31, 1993. The CMO securities held by the Corporation are primarily shorter-maturity class bonds that were structured to have more predictable cash flows by being less sensitive to prepayments during periods of changing interest rates. At December 31, 1993, substantially all of the CMOs and mortgage-backed pass-through securities held by the Corporation were issued by Federal agencies or backed by Federal agency pass-through securities.

                                                        KEYCORP AND SUBSIDIARIES

                                                / FIGURE 19 / INVESTMENT SECURITIES

                                     U.S. Treasury,       States and       Mortgage-         Other                   Weighted
                                       Agencies and        Political          Backed    Investment                    Average
DOLLARS IN MILLIONS                    Corporations     Subdivisions     Securities1    Securities         Total       Yield2
============================================================================================================================
DECEMBER 31, 1993:
  Maturity: One year or less               $   87.4         $  512.5        $1,080.3        $139.6     $ 1,819.8         6.56%
            After one through five years      700.4            638.6         3,823.6         427.5       5,590.1         6.56
            After five through ten years        6.7            402.9         2,728.5          55.8       3,193.9         6.17
            After ten years                     1.5            123.8           244.8         148.2         518.3         7.96
- -----------------------------------------------------------------------------------------------------------------------------
  Book value                               $  796.0         $1,677.8        $7,877.2        $771.1     $11,122.1         6.51%
- -----------------------------------------------------------------------------------------------------------------------------
  Market value                             $  807.4         $1,779.8        $7,967.3        $785.7     $11,340.2
  Weighted average yield                       5.50%            8.61%           6.24%         5.63%         6.51%
  Average maturity                        1.7 YEARS        4.1 YEARS       5.0 YEARS     4.7 YEARS     4.6 YEARS
- -----------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1992:
  Book value                               $  494.2         $1,806.8        $6,062.4        $612.9     $ 8,976.3         7.72%
  Market value                                506.0          1,886.6         6,171.8         628.7       9,193.1
- -----------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1991:
  Book value                               $1,743.3         $1,922.2        $5,879.3        $743.5     $10,288.3         8.70%
  Market value                              1,812.6          1,996.3         6,087.1         757.9      10,653.9
=============================================================================================================================

1Maturity is based upon expected average lives rather than contractual terms.
2Weighted average yields are calculated on the basis of book value. Such yields have been adjusted to a fully taxable-equivalent basis using a 35% tax rate for 1993 and a 34% tax rate for 1992 and 1991.

In 1992, the Corporation transferred the majority of its U.S. Treasury securities and certain other securities from the investment portfolio to the "available for sale" portfolio. The specific designation of certain securities as available for sale was made by the Corporation, as well as a significant number of other major bank holding companies, in response to a general mandate of the SEC. The designation of securities as available for sale applies to all securities that may be held for indefinite periods, including securities that may be sold in response to changes in interest rates, changes in prepayment risk, increases in loan demand, or for general liquidity and other similar factors. Securities which the Corporation has the ability and positive intent to hold to maturity are included in the investment securities portfolio. At December 31, 1993, the book value of the available for sale portfolio totaled $1.7 billion, a decrease of $731.8 million, or 30%, from year-end 1992.

ASSET QUALITY
The Corporation's Loan Review Group measures and determines the level of risk in the Corporation's loan-related assets. This includes the formulation of underwriting standards and active line management. Geographic diversification and variation of the dollar amount of loans throughout the Corporation also provide a method for managing asset quality. In addition, the Loan Review Group is responsible for reviewing the adequacy of the allowance for loan losses ("Allowance"). The Corporation's Credit Policy/Risk Management Group reviews corporate assets other than loans, leases and OREO to determine the credit quality and credit risk inherent in such assets. This Group is also responsible for commercial and consumer credit policy development, concentration management and credit systems development.

Allowance methodologies at both old KeyCorp and Society were designed to provide adequate coverage for both potential and unforeseen loan losses. The methodology following the Merger will be a hybrid of the methodologies used by the two organizations. Management will continue to target and maintain a minimum allowance equal to the allocated requirement plus an unallocated portion, as appropriate, as shown in Figure 21. Management believes this is an appropriate posture in light of current and expected economic conditions and trends, the geographic and industry mix of the portfolio, and similar risk-related matters. The 1993 provision for loan losses ("Provision") was $211.7 million compared to $338.4 million in 1992 and $466.2 million in 1991. The significantly lower Provision in 1993 reflected a corporate-wide improvement in asset quality, including significant declines in nonperforming loans.

        / FIGURE 20 / NONPERFORMING LOANS AND ASSETS BY REGION
December 31,
                        Nonperforming    Nonperforming Assets
                       Loans to Total     to Total Loans Plus
                            Loans         OREO and Other NPA
                       ---------------   -------------------
                       1993       1992        1993      1992
============================================================
Northeast Region       1.01%     1.18%       1.73%      2.52%
Great Lakes Region      .91       2.18        1.25      3.07
Rocky Mountain Region   .26        .51         .44      1.01
Northwest Region        .63        .96         .91      1.59
Financial Services     1.03        .72        7.76      8.28
- ------------------------------------------------------------
  Total                 .84%      1.53%       1.24%     2.47%
============================================================

KEYCORP AND SUBSIDIARIES

                        / FIGURE 21 / ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES
                                                             1993                      1992                      1991
                                                      -------------------       -------------------       -------------------
December 31,                                                   Percent of                Percent of                Percent of
                                                             Loan Type to              Loan Type to              Loan Type to
DOLLARS IN MILLIONS                                   Amount  Total Loans       Amount  Total Loans       Amount  Total Loans
=============================================================================================================================
Commercial, financial and agricultural                $177.6         23.4%      $205.1         25.4%      $224.4         25.9%
Real estate--construction                               22.1          3.0         27.3          4.1         30.1          4.4
Real estate--mortgage                                   90.6         44.9        113.3         40.7        126.1         38.0
Consumer                                               113.4         24.1        147.2         26.0        149.7         28.8
Lease financing                                         14.1          4.4          4.8          3.5          3.4          2.7
Foreign                                                   --           .2          1.6           .3         20.2           .2
Unallocated                                            384.9           --        283.3           --        239.6           --
- -----------------------------------------------------------------------------------------------------------------------------
  Total                                               $802.7        100.0%      $782.6        100.0%      $793.5        100.0%
                                                      ======        =====       ======        =====       ======        =====
=============================================================================================================================

                                                             1990                      1989
                                                      -------------------       -------------------
                                                               Percent of                Percent of
                                                             Loan Type to              Loan Type to
                                                      Amount  Total Loans       Amount  Total Loans
===================================================================================================
Commercial, financial and agricultural                $238.7         29.3%      $108.9         34.5%
Real estate--construction                               23.2          6.4         15.6          6.0
Real estate--mortgage                                  127.9         35.1         54.0         31.2
Consumer                                               123.1         26.7         82.3         25.9
Lease financing                                          5.7          2.3          2.8          2.2
Foreign                                                 19.5           .2         35.2           .2
Unallocated                                            139.2           --        153.9           --
- ---------------------------------------------------------------------------------------------------
  Total                                               $677.3        100.0%      $452.7        100.0%
                                                      ======        =====       ======        =====
====================================================================================================

Amounts in the "Percent of Loan Type to Total Loans" column were computed excluding loans held for sale from the portfolio as no allowances were deemed necessary for such loans.

As shown in Figure 23, net loan charge-offs of $212.8 million in 1993 dropped significantly from $360.5 million in 1992 with asset quality improvement reflected in the commercial, consumer, lease financing and real estate mortgage portfolios.

        / FIGURE 22 / NONPERFORMING ASSETS
IN MILLIONS
                                                Other
                 Other                           real
             nonperforming   Restructured       estate       Nonaccrual
                assets          loans           owned           loans
1989             4.1            63.1            123.6           492.3
1990             2.8            25.2            211.5           773.7
1991            11.7             9.9            330.7           719.6
1992            14.9             2.4            332.4           550.5
1993            13.4             6.5            150.4           329.8

Most of the charge-offs in 1992 and 1993 were related to problem credits for which reserves were established in previous periods.

The Allowance at December 31, 1993, was $802.7 million, or 2.00% of loans, compared with $782.6 million, or 2.17% of loans, at December 31, 1992. As a percentage of nonperforming loans, the Allowance was 238.69% in 1993 and 141.54% in 1992. Although used as a general indicator, this percentage is not a primary factor in the determination of the adequacy of the Allowance by management. As indicated in Figure 21, the unallocated portion of the Allowance increased in 1993, reflecting continued improvement in overall loan portfolio quality.

As shown in Figure 24, nonperforming assets totaled $500.1 million at December 31, 1993, down $400.1 million, or 44%, from the December 31, 1992, level. This followed a decrease of $171.7 million, or 16%, from the previous year. The significant improvement in 1993 resulted largely from a $216.6 million, or 39%, decrease in nonperforming loans and a $182.0 million, or 55%, decrease in OREO. Other nonperforming assets, which are comprised primarily of nonperforming venture capital investments, decreased $1.5 million, or 10%, in 1993. The reduction in nonperforming loans was principally
                                                            CONTINUED ON PAGE 36

                                                        KEYCORP AND SUBSIDIARIES

        / FIGURE 23 / SUMMARY OF LOAN LOSS EXPERIENCE
DOLLARS IN MILLIONS                                             1993          1992          1991           1990          1989
=============================================================================================================================
Average loans outstanding during the year                  $38,307.6     $35,307.4     $35,150.3      $32,632.8     $30,806.8
- -----------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses at beginning of year                $782.6        $793.5        $677.3         $452.7        $413.1
Loans charged off:
    Commercial, financial and agricultural                     102.6         144.8         173.9          155.4         105.2
    Real estate -- construction                                 25.5          25.1          40.9           33.7           4.9
    Real estate -- mortgage                                     56.8         100.2          70.4           66.7          79.5
    Consumer                                                   115.2         160.3         174.1          136.7         115.7
    Lease financing                                              3.1          10.0           5.7            6.7           8.0
    Foreign                                                       --            --            .8            2.3          15.1
- -----------------------------------------------------------------------------------------------------------------------------
                                                               303.2         440.4         465.8          401.5         328.4
Recoveries:
    Commercial, financial and agricultural                      33.4          25.7          28.7           28.6          17.2
    Real estate -- construction                                  6.0           1.3           1.9            2.5            .1
    Real estate -- mortgage                                      9.8           9.0           3.1            2.1           2.8
    Consumer                                                    39.5          39.0          38.9           34.3          27.0
    Lease financing                                              1.6           4.9           1.2            1.3           1.5
    Foreign                                                       .1            --            .2             .8           4.3
- -----------------------------------------------------------------------------------------------------------------------------
                                                                90.4          79.9          74.0           69.6          52.9
- -----------------------------------------------------------------------------------------------------------------------------
Net loans charged off                                         (212.8)       (360.5)       (391.8)        (331.9)       (275.5)
Provision for loan losses                                      211.7         338.4         466.2          517.2         306.2
Allowance of affiliates purchased                               21.2          11.2          41.8           39.3           8.9
- -----------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses at end of year                      $802.7        $782.6        $793.5         $677.3        $452.7
                                                              ======        ======        ======         ======        ======
- -----------------------------------------------------------------------------------------------------------------------------
Net loan charge-offs to average loans                            .56%         1.02%         1.11%          1.02%          .89%
Allowance for loan losses to year-end loans                     2.00          2.17          2.23           1.98          1.43
Allowance for loan losses to nonperforming loans              238.69        141.54        108.79          84.78         81.51
=============================================================================================================================


                                 / FIGURE 24 / SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS

December 31,

DOLLARS IN MILLIONS                                             1993          1992          1991           1990          1989
=============================================================================================================================
Nonaccrual loans                                              $329.8        $550.5      $  719.6      $  773.7         $492.3
Restructured loans                                               6.5           2.4           9.9          25.2           63.1
- -----------------------------------------------------------------------------------------------------------------------------
    Total nonperforming loans                                  336.3         552.9         729.5         798.9          555.4
Other real estate owned                                        186.1         350.3         349.9         225.3          131.6
Allowance for OREO losses                                      (35.7)        (17.9)        (19.2)        (13.8)          (8.0)
- -----------------------------------------------------------------------------------------------------------------------------
    Other real estate owned, net of allowance                  150.4         332.4         330.7         211.5          123.6
Other nonperforming assets                                      13.4          14.9          11.7           2.8            4.1
- -----------------------------------------------------------------------------------------------------------------------------
    Total nonperforming assets                                $500.1        $900.2      $1,071.9      $1,013.2         $683.1
                                                              ======        ======      ========      ========         ======
- -----------------------------------------------------------------------------------------------------------------------------
Accruing loans past due 90 days or more                       $ 51.8        $ 70.3      $   94.1      $   90.5         $ 76.8
- -----------------------------------------------------------------------------------------------------------------------------
Nonperforming loans to year-end loans                            .84%         1.53%         2.05%         2.34%          1.76%
Nonperforming assets to year-end loans
  plus other real estate owned and other
  nonperforming assets                                          1.24          2.47          2.99          2.94           2.16
Nonperforming assets to total assets                             .84          1.63          2.00          2.03           1.45
=============================================================================================================================

KEYCORP AND SUBSIDIARIES

                                   / FIGURE 25 / SUMMARY OF CHANGES IN NONACCRUAL LOANS AND OREO
SUMMARY OF CHANGES IN NONACCRUAL LOANS
                                                                                             1993 Quarters
                                                                          ---------------------------------------------------
IN MILLIONS                                          Full Year            Fourth          Third          Second         First
=============================================================================================================================
Balance at beginning of period                          $550.5            $374.1         $402.3          $495.4        $550.5
  Loans placed on nonaccrual                             348.7              92.5           75.6            76.7         103.9
  Charge-offs1                                          (217.4)            (46.7)         (57.5)          (57.1)        (56.1)
  Payments                                              (180.1)            (29.0)         (24.1)          (66.6)        (60.4)
  Transfers to OREO                                      (57.1)             (5.6)          (8.1)          (29.4)        (14.0)
  Loans returned to accrual                             (130.5)            (55.5)         (16.9)          (26.5)        (31.6)
  Acquisitions                                             5.2                --             .1             2.0           3.1
  Transfers from OREO                                     10.5                --            2.7             7.8            --
- -----------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                $329.8            $329.8         $374.1          $402.3        $495.4
                                                        ======            ======         ======          ======        ======
=============================================================================================================================

SUMMARY OF CHANGES IN OREO                                                                   1993 Quarters
                                                                          ---------------------------------------------------
IN MILLIONS                                          Full Year            Fourth          Third          Second         First
=============================================================================================================================
Balance at beginning of period                          $332.4            $229.4         $278.0          $327.1        $332.4
  Additions                                               88.7              17.7           13.9            37.5          19.6
  Sales                                                 (190.3)            (70.3)         (44.0)          (55.2)        (20.8)
  Charge-offs and writedowns                             (50.3)            (14.0)         (11.8)          (16.4)         (8.1)
  Transfers to loans                                     (16.5)             (3.6)          (2.4)          (10.5)           --
  Acquisitions                                             8.7                .4              --             .3           8.0
  Other                                                  (22.3)             (9.2)          (4.3)           (4.8)         (4.0)
- -----------------------------------------------------------------------------------------------------------------------------
Balance at end of period                                $150.4            $150.4         $229.4          $278.0        $327.1
                                                        ======            ======         ======          ======        ======
=============================================================================================================================

1 Represents the gross charge-offs taken against nonaccrual loans; excluded are charge-offs of $32.4 million taken against accruing loans and interest reversals, and $53.4 million taken against credit card receivables.

attributable to decreases in nonaccrual commercial (including HLT), construction and commercial real estate loans. At the end of 1993, nonaccrual loans in these categories comprised 39%, 12% and 30%, respectively, of total nonperforming loans and totaled $267.9 million, down $209.1 million, or 44%, from the previous year-end. This reduction reflected progress made in working through the credit problems associated with the Ameritrust acquisition. As indicated in Figure 25, the reduction in OREO was primarily due to the selective sale of assets.

On a regional basis, all of the Corporation's banks showed improvement in the ratio of nonperforming assets to total loans plus OREO and other nonperforming assets. As indicated by Figure 20, the largest basis point improvement was experienced in the Great Lakes Region.

At December 31, 1993, HLT loans classified as nonperforming amounted to $25.3 million, or 8%, of total nonperforming loans. At December 31, 1992, nonperforming HLT loans aggregated $4.6 million, or 1%, of total nonperforming loans. One individual nonperforming HLT loan represented $18.1 million, or 72%, of the total at December 31, 1993.

In May 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a

                         / FIGURE 26 / PERCENTAGE OF NONPERFORMING LOANS TO PERIOD-END LOANS BY LOAN TYPE
December 31, 1993
                                 Commercial,                        Real Estate --     Real Estate --
                               Financial and       Real Estate--     Commercial       Residential
                                Agricultural       Construction       Mortgage         Mortgage         Consumer        Total
=============================================================================================================================
Northeast Region                   1.82%               6.54%            2.21%              .36%            .15%          1.01%
Great Lakes Region                 1.22                4.46             1.81               .48             .12            .91
Rocky Mountain Region               .46                 .09              .35               .08             .13            .26
Northwest Region                    .73                1.26             1.24               .45             .17            .63
Financial Services                   --                  --               --              2.43             .94           1.03
- -----------------------------------------------------------------------------------------------------------------------------
  Total                            1.20%               3.49%            1.68%              .42%            .14%           .84%
=============================================================================================================================

                                                        KEYCORP AND SUBSIDIARIES


Loan." This standard affects the definition and basis for measuring impaired loans and is more fully discussed in Note 6, Nonperforming Assets, on page 57.

DEPOSITS AND OTHER SOURCES OF FUNDS
Core deposits, defined as domestic deposits other than certificates of deposit of $100,000 or more, are the Corporation's primary source of funding. These deposits averaged $40.2 billion in 1993, $37.4 billion in 1992 and $36.2 billion in 1991. The 1993 increase in average core deposits was primarily a result of acquisitions. The impact of these acquisitions was substantially offset, however, by the sale of approximately $1.0 billion in deposits late in the second quarter of 1992 (as part of the agreement reached with the United States Department of Justice and in accordance with the Federal Reserve Board order to divest certain branches in connection with the Ameritrust merger) and the pursuit of other alternatives by consumers in response to declining interest rates. In 1993, balances shifted significantly from the "other time deposits" category, consisting primarily of fixed rate certificates of deposit of less than $100,000, to noninterest-bearing and savings deposits (including NOW accounts) with higher liquidity, also in response to declining interest rates.

Purchased funds, which are comprised of large certificates of deposit, deposits in the foreign office and short-term borrowings, averaged $9.7 billion for 1993, up $957.1 million, or 11%, from 1992. Average purchased funds were not materially impacted by the acquisitions completed during 1993. The increase was largely attributable to increases in foreign office deposits, Federal funds purchased and securities sold under agreements to repurchase, and other short-term borrowings. These increases were partially offset by a decline in large certificates of deposit.

   / FIGURE 27 / MATURITY DISTRIBUTION OF TIME DEPOSITS OF $100,000 OR MORE

December 31, 1993
                                        Domestic                Foriegn
IN MILLIONS                              Offices                 Office
- -----------------------------------------------------------------------
Time remaining to maturity:
  Three months or less                  $1,431.5               $2,014.5
  Over three through six months            435.6                     --
  Over six through twelve months           382.8                     --
  Over twelve months                       571.2                     --
- -----------------------------------------------------------------------
    Total                               $2,821.1               $2,014.5
                                        ========               ========
=======================================================================

LIQUIDITY
Liquidity represents the availability of funding to meet the needs of depositors, borrowers and creditors at a reasonable cost and without adverse consequences. The Corporation's ALCO actively analyzes and manages the Corporation's liquidity in coordination with similar committees at each affiliate bank. The affiliate banks individually maintain liquidity in the form of short-term money market investments, anticipated prepayments and maturities on securities and through the maturity structure of their loan portfolios. Another source of liquidity are those securities classified as available for sale. In addition, the affiliate banks have access to various sources of non-core market funding for short-term liquidity requirements should the need arise. The effective management of balance sheet volumes, mix and maturities enables the affiliate banks to maintain adequate levels of liquidity while enhancing profitability.

During 1993, Society National Bank ("SNB"), the Corporation's Ohio bank, issued $685 million in debt securities under a Medium-Term Bank Note program. These securities have maturities of less than one year and are included in other short-term borrowings. The proceeds from the issuance of these securities were used for general corporate purposes in the ordinary course of business. During 1993 and 1992, KeyCorp issued $305.1 million and $77.0 million, respectively, in debt securities under separate Medium-Term Note programs. These securities have maturities in excess of one year and are included in long-term debt. Subordinated debt totaling $325 million was also issued by KeyCorp in 1992. During both the second quarter of 1993 and the fourth quarter of 1992, SNB also issued $200 million in subordinated long-term debt to be used to supplement its capital base and to provide funds for loans and investments.

During 1993, KeyCorp redeemed $163.4 million in long-term debt securities due through 2002 at par plus accrued interest. In addition, KeyCorp redeemed 1,200,000 outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock at 103% of its stated value of $60 million plus accumulated but unpaid dividends, and 479,394 shares of Series A Preferred Stock at its stated value of $24 million plus accumulated but unpaid dividends.

The liquidity requirements of the parent company, primarily for dividends to shareholders, retirement of debt and other corporate purposes, are principally met through regular dividends from affiliate banks. As of December 31, 1993, $535.4 million was available in the affiliate banks for the payment of dividends to the parent company without prior regulatory approval. Excess funds are maintained in short-term investments. The parent company has no lines of credit with other financial institutions but has ready access to the capital markets as a result of its favorable debt ratings.

CAPITAL AND DIVIDENDS
Total shareholders' equity at December 31, 1993, was $4.4 billion, up $466.3 million, or 12%, from the balance at the end of 1992. This followed an increase of $410.9 million, or 12%, from the prior year. In both years the increase was principally due to the retention of net income after dividends. Other significant changes in shareholders' equity in 1993 resulted

KEYCORP AND SUBSIDIARIES

                        / FIGURE 28 / CAPITAL
                        COMPONENTS AND RISK-ADJUSTED ASSETS
December 31,
dollars in millions                                 1993            1992
- -------------------------------------------------------------------------
Tier I capital
  Common shareholders' equity                   $ 4,233.6       $ 3,683.3
  Qualifying preferred stock                        160.0           244.0
  Less: Goodwill                                   (385.4)         (361.3)
    Other intangible assets1                       (104.0)           ---
    Other2                                          (18.9)           ---
- -------------------------------------------------------------------------
Total Tier I capital                              3,885.3         3,566.0
- -------------------------------------------------------------------------
Tier II capital
  Allowance for loan losses3                        559.7           524.5
  Qualifying long-term debt                         993.4           799.1
- -------------------------------------------------------------------------
    Tier II capital                               1,553.1         1,323.6
- -------------------------------------------------------------------------
    Total capital                               $ 5,438.4       $ 4,889.6
                                                =========       =========

Risk-adjusted assets
  Risk-adjusted assets on balance sheet         $40,979.9       $38,621.8
  Risk-adjusted off-balance sheet exposure        4,283.3         3,674.8
  Less: Goodwill                                   (385.4)         (361.3)
    Other intangible assets1                       (104.0)           ---
    Other2                                          (18.9)           ---
- -------------------------------------------------------------------------
    Gross risk-adjusted assets                   44,754.9        41,935.3
  Less: Excess allowance for loan losses           (243.0)         (258.2)
- -------------------------------------------------------------------------
    Net risk-adjusted assets                    $44,511.9       $41,677.1
                                                =========       =========

Average quarterly assets                        $58,289.3       $54,696.0
                                                =========       =========
Capital ratios
  Tier I capital to net risk-adjusted assets          8.73%          8.56%
  Total capital to net risk-adjusted assets          12.22          11.73
  Leverage4                                           6.72           6.56
=========================================================================

1Intangible assets (excluding goodwill, purchased mortgage servicing rights and purchased credit card relationships) recorded after February 19, 1992, and deductible portions of purchased mortgage servicing rights and purchased credit card relationships.
2Valuation adjustment for purchased mortgage servicing rights.
3The allowance for loan losses included in Tier II capital is limited to 1.25% of gross risk-adjusted assets.
4Tier I capital divided by average total assets for the quarter less goodwill and other intangible assets as defined in (1) above.

from the previously mentioned preferred stock redemptions which decreased equity by $84 million in the aggregate.

Capital adequacy is an important indicator of financial stability and performance. Overall, KeyCorp's capital position remains strong with a ratio of total shareholders' equity to total assets of 7.37% at December 31, 1993, up from 7.13% and 6.56% at December 31, 1992 and 1991, respectively.

                        / Figure 29 / Capital Ratios
                          Tier 1 risk-    Total risk-
          Leverage        based capital   based capital
          ratio           ratio           ratio
1992      6.56%           8.56%           11.73%
1993      6.72%           8.73%           12.22%

Banking industry regulators define minimum capital ratios for bank holding companies and their banking and savings association subsidiaries. Based on the risk-based capital rules and definitions prescribed by the banking regulators, KeyCorp's Tier I and total capital to net risk-adjusted assets ratios at December 31, 1993, were 8.73% and 12.22%, respectively. These compare favorably with the minimum requirements of 4.0% for Tier I and 8.0% for total capital.
The regulatory Tier I leverage ratio standard prescribes a minimum ratio of 3.0%, although most banking organizations are expected to maintain ratios of at least 100 to 200 basis points above the minimum. At December 31, 1993, KeyCorp's leverage ratio was 6.72%, substantially higher than the minimum requirement. Figure 28 presents the details of KeyCorp's capital position at December 31, 1993 and 1992.

Effective December 1992, Federal bank regulators adopted new regulations to implement the prompt corrective action provisions of the Federal Deposit Insurance Act which group FDIC-insured depository institutions into five broad categories based on certain capital ratios. The five categories are "well-capitalized," "adequately capitalized," "undercapitalized," "significantly capitalized," and "critically undercapitalized." Although these provisions are not directly applicable to the Corporation under existing law and regulations, based upon its ratios the Corporation would qualify, and KeyCorp's affiliate banks do qualify, as "well-capitalized" at December 31, 1993. The FDIC-defined capital categories, as determined by applying the prompt corrective action provisions of the law, may not constitute an accurate representation of the overall financial condition or prospects of KeyCorp or its affiliate banks.

The Office of the Comptroller of the Currency, the Federal Reserve and the FDIC are proposing amendments to their respective regulatory capital rules to include in Tier I capital the net unrealized changes in the value of securities available for sale for purposes of calculating the risk-based and lever-age ratios. The proposed amendments are in response to the provisions outlined in SFAS No. 115,"Accounting for Certain Investments in Debt and Equity Securities," which takes effect for fiscal years beginning after December 15, 1993.
See Note 4, Investment Securities, on page 55 for a more complete description of SFAS No. 115. This new accounting standard establishes, among other things, net unrealized holding gains and losses on securities available for sale as a new component of shareholders' equity. If adopted as pro-posed, the rules could cause the Tier I capital to be subject to greater volatility. However, neither SFAS No. 115 nor the capital proposals would have any direct impact on reported earnings. Based upon the Corporation's securities portfolio classified as available for sale as of December 31, 1993, the estimated impact of the new standard would be an increase to shareholders' equity of approximately $44 million. The regulatory agencies are also proposing to add an additional component to the risk-based capital requirements based upon the level of an institution's exposure to interest rate risk.

Common Shares outstanding and per Common Share data have been adjusted for a two-for-one stock split effected on March 22, 1993 by means of a 100% stock dividend.
At December 31, 1993, book value per Common Share was
$17.53 based on 241,547,151 shares outstanding, compared with $15.64 based on 235,432,181 shares outstanding at December 31, 1992. KeyCorp's Common Shares are traded on the New York Stock Exchange under the symbol KEY. The sales price ranges of the Common Shares and per Common
Share net income and dividends by quarter for each of the last two years are presented in Figure 30. At year-end 1993, the closing sales price on the New York Stock Exchange was $29.75 per share. This price was 170% of year-end book value per share and had a dividend yield of 3.76%. On January 20, 1994, the quarterly dividend on Common Shares was increased by 14% to $.32 per Common Share, up from $.28 per Common Share in 1993. The first-quarter dividend of $.32 per Common Share was paid on March 15, 1994, to shareholders of record on February 28, 1994. There were 57,414 holders of record of KeyCorp Common Shares at March 1, 1994.

FOURTH QUARTER RESULTS
As shown in Figure 30, net income for the fourth quarter of 1993 was $122.3 million, or $.49 per Common Share, com-pared with $143.7 million, or $.58 per Common Share, for the same period last year. The 1993 period was impacted by merger and integration charges of $118.7 million ($80.6 million after-tax $.33 per Common Share) recorded in connection with the Merger. In the prior year, fourth-quarter results were reduced by merger and integration charges totaling $42.7 million
($32.4 million after tax, $.14 per Common Share) incurred in connection with the acquisition of PSB. Excluding the impact of the merger and integration charges, net income was $203.0 million in 1993, up $26.8 million, or 15%, from the prior year. This reflected a $34.8 million, or 5%, increase in taxable-equivalent net interest income; a $30.8 million, or 40%, decrease in the provision for loan losses; and an $11.1 million, or 5%, increase in noninterest income. These positive factors were partially offset by an increase of $40.9 million, or 8%, in noninterest expense. On an annual-ized basis, the return on average total assets for the fourth quarter of 1993 was .83% compared with 1.05% for the fourth quarter of 1992. The annualized returns on average common equity for the fourth quarters of 1993 and 1992 were 11.09% and 15.04%, respectively. On an annualized basis, adjusting for the merger and integration charges, the fourth-quarter return on average total assets and the return on average common equity were 1.38% and 18.64%, respectively, in 1993 and 1.28% and 18.53%, respectively, in 1992.

The improvement in taxable-equivalent net interest income in the fourth quarter of 1993, as compared to the fourth quarter of 1992, reflected a $3.5 billion, or 7%, increase in the level of average earning assets, offset in part by an 8 basis point decline in the net interest margin to 5.21%. The higher level of average earning assets reflected the impact of acquisitions accounted for as purchases completed in 1993 as well as internal growth achieved in loans, mortgage loans held for sale and investment securities. The growth in aver-age earning assets in 1993 was mainly due to an increase of $3.3 billion in average loans; principally those related to real estate, student loans held for sale and the lease financing portfolio; an increase of $453.0 million in investment securi-ties; and an increase of $467.3 million in mortgage loans held for sale. These increases were partially offset by decreases of $623.6 million in interest-bearing deposits with banks and $233.3 million in Federal funds sold and security resale agreements. The decline in the net interest margin reflected the narrowing of spreads available on the replacement of matured and prepaid loans, securities and interest rate swaps, and the narrower spread contributed by Society First Federal Savings Bank. The lower provision for loan losses resulted from the overall improvement in asset quality, including a $216.6 million, or 39%, decline in nonperforming loans from December 31, 1992, to December 31, 1993. The increase in noninterest expense, excluding merger and integration charges, was primarily due to higher personnel expense, offset in part by lower costs associated with professional services.

KEYCORP AND SUBSIDIARIES

                        / Figure 30 / SELECTED QUARTERLY FINANCIAL DATA
                                                   1993                                        1992
                                 --------------------------------------     -------------------------------------------
dollars in millions,
except per share amounts           4th        3rd          2nd         1st         4th        3rd        2nd       1st
- ------------------------------------------------------------------------------------------------------------------------
For the quarter
Interest income               $ 1,050.5  $ 1,051.0    $ 1,065.0   $ 1,047.4   $ 1,044.8  $ 1,024.9  $ 1,045.2  $ 1,083.9
Interest expense                  372.2      378.6        390.8       393.3       403.6      411.2      443.8      491.5
Net interest income               678.3      672.4        674.2       654.1       641.2      613.7      601.4      592.4
Provision for loan losses          46.4       49.9         59.5        55.9        77.2       84.7       95.3       81.2
Noninterest income                237.1      288.7        253.3       222.6       226.0      231.3      245.7      222.2
Noninterest expense               689.5      590.8        569.8       535.0       572.6      522.9      511.8      563.1
Income before income taxes        179.5      320.4        298.2       285.8       217.4      237.4      240.0      170.3
Net income                        122.3      200.8        196.9       189.9       143.7      160.9      163.5      124.0
Net income applicable to
 Common Shares                    118.4      196.6        192.4       184.4       137.7      154.9      157.5      118.0
- -------------------------------------------------------------------------------------------------------------------------
Per Common Share
Net income                      $    .49   $    .82   $      .81    $    .77    $    .58   $    .66   $    .68   $    .50
Cash dividends                       .28        .28          .28         .28         .245       .245       .245       .245
Book value at period-end           17.53      17.32        16.74       16.19       15.64      15.28      14.86      14.42
Market price:
  High                             33.50      35.75        37.25       35.75       33.44      29.88      31.63      29.88
  Low                              27.25      30.88        28.63       30.88       28.13      26.13      25.32      24.25
  Close                            29.75      32.00        35.13       34.63       32.13      28.25      29.13      27.38
Weighted average Common Shares
(millions)                        240.8      240.8        239.5       237.9       236.3      235.5      234.5      233.7
- -------------------------------------------------------------------------------------------------------------------------
At period-end
Loans                         $40,071.3   $39,070.7   $38,375.9   $38,371.7   $36,021.8  $35,778.3  $34,683.1  $35,038.4
Earning assets                 54,352.7    52,935.5    52,699.9    52,346.4    49,380.8   48,968.1   46,318.9   47,035.4
Total assets                   59,631.2    58,169.2    57,944.5    57,850.8    55,068.4   54,392.4   51,406.5   52,160.0
Deposits                       46,499.1    44,339.9    44,400.8    44,964.3    43,433.1   41,687.4   40,251.1   41,511.2
Long-term debt                  1,763.9     1,908.4     1,957.2     1,904.1     1,790.1    1,605.2    1,580.2    1,274.8
Common shareholders' equity     4,233.6     4,150.1     3,999.5     3,852.4     3,683.3    3,582.6    3,476.0    3,353.8
Total shareholders' equity      4,393.6     4,310.1     4,183.5     4,036.4     3,927.3    3,826.6    3,720.0    3,597.7
- -------------------------------------------------------------------------------------------------------------------------
Performance ratios
Return on average total assets       .83%       1.40%       1.38%       1.38%       1.05%      1.24%      1.29%       .96%
Return on average common equity    11.09       19.10       19.67       19.83       15.04      17.47      18.58      14.24
Return on average total equity     11.05       18.73       19.22       19.27       14.71      16.97      18.00      13.94
Efficiency1                        61.35       60.13       60.54       60.04       59.94      60.86      60.78      62.34
Overhead2                          48.12       46.50       46.15       46.84       46.20      46.74      46.71      49.30
Net interest margin                 5.21        5.30        5.35        5.40        5.29       5.38       5.36       5.20
- -------------------------------------------------------------------------------------------------------------------------
Capital ratios at period-end
Equity to assets                    7.37%       7.41%       7.22%       6.98%       7.13%      7.04%      7.24%      6.90%
Tier I risk-adjusted capital        8.73        8.66        8.42        8.05        8.56       8.29       8.40       7.80
Total risk-adjusted capital        12.22       12.18       11.98       11.24       11.73      10.99      11.17       9.91
Leverage                            6.72        6.74        6.48        6.37        6.56       6.76       6.60       6.22
- -------------------------------------------------------------------------------------------------------------------------

The comparability of the information presented above is affected by certain acquisitions and divestitures that KeyCorp has completed in the time periods presented. For further information concerning these transactions, refer to Note 2, Mergers,
Acquisitions and Divestitures appearing on page 51.

1Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities gains and certain gains on
2Calculated as noninterest expense (excluding merger and integration charges and other nonrecurring charges) less noninterest income
(excluding net securities gains and certain asset sales) divided by taxable-equivalent net interest income.

                                KEYCORP AND SUBSIDIARIES

                        BANKING SERVICES DATA BY REGION
Year ended December 31,                                Northeast Region                          Great Lakes Region
                                                ------------------------------            ------------------------------
dollars in millions                                 1993                1992                  1993                 1992
- ------------------------------------------------------------------------------------------------------------------------
Significant ratios
Return on average total assets                      1.28%               1.21%                 1.54%                 1.23%
Net interest margin                                 5.35                5.24                  5.31                  5.29
Nonperforming loans to year-end loans               1.01                1.18                   .91                  2.18
Allowance for loan losses to year-end loans         1.43                1.32                  2.69                  3.11
Net charge-offs to average loans                     .80                1.09                   .56                  1.05
Efficiency                                         52.27               51.65                 55.66                 60.20

Average balances
Loans                                            $11,454             $10,782               $17,870               $16,124
Earning assets                                    15,458              14,384                23,058                21,837
Total assets                                      16,697              15,593                25,074                23,607
Deposits                                          13,921              12,985                18,774                18,451
Shareholders' equity                               1,280               1,098                 2,058                 1,736
- ------------------------------------------------------------------------------------------------------------------------


                                                    Rocky Mountain Region                         Northwest Region
                                                ------------------------------            ------------------------------
                                                   1993                1992                      1993              1992
- ------------------------------------------------------------------------------------------------------------------------
Significant ratios
Return on average total assets                     1.31%               1.27%                     1.50%               .99%
Net interest margin                                5.35                5.44                      5.79               5.56
Nonperforming loans to year-end loans               .26                 .51                       .63                .96
Allowance for loan losses to year-end loans        1.37                1.27                      1.29               1.38
Net charge-offs to average loans                    .25                 .44                       .22                .86
Efficiency                                        59.44               61.19                     57.43              67.54

Average balances
Loans                                           $ 2,511             $ 2,165                   $ 8,358            $ 6,846
Earning assets                                    3,394               3,006                     9,735              8,423
Total assets                                      3,687               3,278                    10,787              9,210
Deposits                                          3,030               2,706                     8,976              7,459
Shareholders' equity                                278                 240                       886                724
- ------------------------------------------------------------------------------------------------------------------------

KEYCORP AND SUBSIDIARIES

                                SIX-YEAR CONSOLIDATED BALANCE SHEETS
December 31,                                                                                                Compound
                                                                                                         Annual Rate
                                                                                                           of Change
dollars in millions                          1993       1992       1991       1990       1989       1988  (1988-1993)
- --------------------------------------------------------------------------------------------------------------------
Assets
  Cash and due from banks                $ 2,777.4  $ 3,079.7  $ 3,150.5  $13,061.3  $ 3,445.4  $ 3,110.7     (2.2)%
  Short-term investments                     107.2      985.5    1,693.4    1,167.1    2,080.5    2,263.3    (45.7)
  Mortgage loans held for sale             1,325.3      938.5      691.9      389.9      110.4       18.7     134.4
  Securities available for sale            1,726.8    2,458.7        --       101.8      172.6        --        N/M
  Investment securities                   11,122.1    8,976.3    10,288.3   8,815.7    7,937.5    8,039.5       6.7
  Loans                                   40,071.3   36,021.8    35,534.3  34,193.7   31,570.4   29,981.0       6.0
    Less: Allowance for loan losses          802.7      782.6       793.5     677.3      452.7      413.1      14.2
- --------------------------------------------------------------------------------------------------------------------
    Net loans                             39,268.6   35,239.2    34,740.8  33,516.4   31,117.7   29,567.9       5.8
  Premises and equipment                     912.9      843.3       719.9     676.8      621.7      670.5       6.4
  Other real estate owned                    150.4      332.4       330.7     211.5      123.6       89.8      10.9
  Intangible assets                          549.3      601.6       629.5     662.2      457.9      461.6       3.5
  Purchased mortgage servicing rights        188.6      165.4       128.8       8.6        6.6        5.2     105.1
  Other assets                             1,502.6    1,447.8     1,227.1   1,342.1    1,131.2    1,059.8       7.2
- --------------------------------------------------------------------------------------------------------------------
    Total assets                         $59,631.2  $55,068.4   $53,600.9 $49,953.4  $47,205.1  $45,287.0       5.7
                                         =========  =========   ========= =========  =========  =========
Liabilities
  Deposits in domestic offices:
    Noninterest-bearing                  $ 8,826.3  $ 8,291.4   $ 7,085.5  $6,906.1   $6,746.9  $ 6,580.3       6.0
    Interest-bearing                      35,658.3   34,026.5    35,448.4  33,534.2   29,569.8   27,708.2       5.2
  Deposits in foreign office-
    interest-bearing                       2,014.5    1,115.2       301.1     495.0    1,058.7      550.0      29.6
- --------------------------------------------------------------------------------------------------------------------
    Total deposits                        46,499.1   43,433.1    42,835.0  40,935.3   37,375.4   34,838.5       5.9
  Federal funds purchased and securities
    sold under agreements to repurchase    4,120.3    4,207.5     4,254.1   3,395.7    3,847.7    4,519.7      (1.8)
  Other short-term borrowings              1,776.2      874.9       833.4     594.2    1,010.2      998.6      12.2
  Other liabilities                        1,078.1      835.5       937.5     857.3      815.0      651.4      10.6
  Long-term debt                           1,763.9    1,790.1     1,224.5   1,145.2    1,177.4    1,297.9       6.3
- --------------------------------------------------------------------------------------------------------------------
    Total liabilities                     55,237.6   51,141.1    50,084.5  46,927.7   44,225.7   42,306.1       5.5

Shareholders' equity
  Preferred stock                            160.0      244.0       244.0      84.0       50.3       82.6      14.1
  Common Shares                              242.8      237.4       179.1     166.3      166.5      166.1       7.9
  Capital surplus                          1,433.9    1,336.5     1,487.4   1,270.1    1,293.8    1,301.6       2.0
  Retained earnings                        2,641.5    2,206.1     1,848.7   1,758.1    1,696.2    1,570.4      11.0
  Loans to ESOP trustee                      (63.9)     (65.5)      (65.4)    (67.2)     (71.7)       --        N/M
  Treasury stock at cost                     (20.7)     (31.2)     (177.4)   (185.6)    (155.7)    (139.8)    (31.8)
- --------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity             4,393.6    3,927.3     3,516.4   3,025.7    2,979.4    2,980.9       8.1
- --------------------------------------------------------------------------------------------------------------------
    Total liabilities and
    shareholders' equity                 $59,631.2  $55,068.4   $53,600.9 $49,953.4  $47,205.1  $45,287.0       5.7
                                         =========  =========   ========= =========  =========  =========
- --------------------------------------------------------------------------------------------------------------------

N/M = Not Meaningful

                                                KEYCORP AND SUBSIDIARIES

                SIX-YEAR CONSOLIDATED STATEMENTS OF INCOME
Year ended December 31,                                                                                         Compound
                                                                                                             Annual Rate
dollars in millions, except                                                                                    of Change
per share amounts                            1993       1992       1991        1990       1989       1988    (1988-1993)
- ------------------------------------------------------------------------------------------------------------------------
Interest income
  Loans                                   $3,313.7   $3,254.1   $3,655.9    $3,637.6   $3,572.3      $3,027.5        1.8%
  Mortgage loans held for sale                74.0       59.4       47.0        27.7        9.4           2.0      105.9
  Taxable investment securities              556.4      676.9      678.2       582.6      535.5         450.4        4.3
  Tax-exempt investment securities           107.4      119.8      126.3       134.9      142.8         154.2       (7.0)
  Securities available for sale              140.9       57.2       59.6          .9        3.0           --         N/M
  Short-term investments                      21.5       31.4       85.4       145.1      147.2         145.3      (31.8)
- ------------------------------------------------------------------------------------------------------------------------
    Total interest income                  4,213.9    4,198.8    4,652.4     4,528.8    4,410.2       3,779.4        2.2

Interest expense
  Deposits                                 1,233.3    1,469.0    2,135.7     2,230.8    2,078.7       1,713.9       (6.4)
  Federal funds purchased and securities
    sold under repurchase agreements         130.2      142.9      213.7       272.3      337.3         262.4      (13.1)
  Other short-term borrowings                 44.5       31.1       74.5        67.5       81.1          58.9       (5.5)
  Long-term debt                             126.9      107.1       95.5        97.1      118.7         113.1        2.3
- ------------------------------------------------------------------------------------------------------------------------
    Total interest expense                 1,534.9    1,750.1    2,519.4     2,667.7    2,615.8       2,148.3       (6.5)
- ------------------------------------------------------------------------------------------------------------------------
Net interest income                        2,679.0    2,448.7    2,133.0     1,861.1    1,794.4       1,631.1       10.4
  Provision for loan losses                  211.7      338.4      466.2       517.2      306.2         204.4         .7
- ------------------------------------------------------------------------------------------------------------------------
  Net interest income after
    provision for loan losses              2,467.3    2,110.3    1,666.8     1,343.9    1,488.2       1,426.7       11.6
Noninterest income
  Trust income                               244.6      250.8      235.8       217.3      168.1         155.5        9.5
  Service charges on deposit accounts        252.5      236.6      217.4       191.9      171.2         183.2        6.6
  Mortgage banking income                     93.6       88.7       74.3        31.9       28.4          27.9       27.4
  Credit card fees                            73.5       80.9       71.4        62.3       50.9          48.2        8.8
  Gains on certain asset sales                29.4       22.9       24.0         4.8       20.4            --        N/M
  Net securities gains                        28.3       14.6       18.9        11.5        6.8          10.0       23.0
  Other income                               279.8      230.7      207.5       224.5      189.3         138.9       15.0
- ------------------------------------------------------------------------------------------------------------------------
    Total noninterest income               1,001.7      925.2      849.3       744.2      635.1         563.7       12.2

Noninterest expense
  Personnel                                1,100.7    1,013.6      925.3       853.5      809.1         747.4        8.1
  Net occupancy                              204.2      189.7      184.8       160.6      145.8         132.4        9.1
  Equipment                                  161.3      151.6      134.1       127.4      134.9         118.7        6.3
  FDIC insurance assessments                  98.7       96.2       84.7        42.4       28.8          24.9       31.7
  Merger and integration charges             118.7       92.7       93.8        26.9         --            --        N/M
  Other expense                              701.5      626.6      643.0       608.7      587.2         510.4        6.6
- ------------------------------------------------------------------------------------------------------------------------
    Total noninterest expense              2,385.1    2,170.4    2,065.7     1,819.5    1,705.8       1,533.8        9.2
Income before income taxes and
  cumulative effect of accounting change   1,083.9      865.1      450.4       268.6      417.5         456.6       18.9
  Income taxes                               374.0      279.6      136.7        15.2      130.8          91.6       32.5
- ------------------------------------------------------------------------------------------------------------------------
Income before cumulative effect
  of accounting change                       709.9      585.5      313.7       253.4      286.7         365.0       14.2
  Cumulative effect of accounting change        --        6.6         --         2.7         --            --        N/M
- ------------------------------------------------------------------------------------------------------------------------
Net income                                $  709.9   $  592.1   $  313.7    $  256.1   $  286.7      $  365.0       14.2
                                          ========   ========   ========    ========   ========      ========
Net income applicable to Common Shares    $  691.8   $  568.1   $  297.5    $  249.0   $  281.3      $  358.2       14.1
Net income per Common Share:
  Before cumulative effect of
  accounting change                           $2.89      $2.39      $1.31       $1.13      $1.26         $1.61      12.4
  After cumulative effect of
  accounting change                            2.89       2.42       1.31        1.13       1.26          1.61      12.4
Weighted average Common Shares
  outstanding (000)                      239,775.2  235,004.8  227,116.2   220,078.6  223,901.3     222,906.2        1.5
Full-time equivalent employees              29,983     29,117     29,509      28,741     28,324        28,723         .9
- ------------------------------------------------------------------------------------------------------------------------

N/M = Not Meaningful

                                                        KEYCORP AND SUBSIDIARIES

                REPORT OF ERNST & YOUNG / INDEPENDENT


Shareholders and Board of Directors
KeyCorp


We have audited the accompanying consolidated balance sheets of KeyCorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements, which give effect to the March 1, 1994, merger of KeyCorp and Society Corporation, are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of KeyCorp and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.



                                                /s/ Ernst & Young

Cleveland, Ohio
March 1, 1994

KEYCORP AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS
December 31,

dollars in thousands                                                                          1993                  1992
- ------------------------------------------------------------------------------------------------------------------------
Assets
  Cash and due from banks                                                              $ 2,777,438           $ 3,079,737
  Short-term investments                                                                   107,219               985,502
  Mortgage loans held for sale                                                           1,325,338               938,541
  Securities available for sale (market value: $1,794,845 and $2,518,320)                1,726,828             2,458,641
  Investment securities (market value: $11,340,206 and $9,193,081)                      11,122,093             8,976,300
  Loans                                                                                 40,071,244            36,021,825
    Less: Allowance for loan losses                                                        802,712               782,649
- ------------------------------------------------------------------------------------------------------------------------
    Net loans                                                                           39,268,532            35,239,176
  Premises and equipment                                                                   912,870               843,314
  Other real estate owned                                                                  150,362               332,351
  Intangible assets                                                                        549,348               601,620
  Purchased mortgage servicing rights                                                      188,592               165,433
  Other assets                                                                           1,502,531             1,447,761
- ------------------------------------------------------------------------------------------------------------------------
    Total assets                                                                       $59,631,151           $55,068,376
                                                                                       ===========           ===========


Liabilities
  Deposits in domestic offices:
    Noninterest-bearing                                                                $ 8,826,300           $ 8,291,436
    Interest-bearing                                                                    35,658,315            34,026,450
  Deposits in foreign office--interest-bearing                                           2,014,533             1,115,179
- ------------------------------------------------------------------------------------------------------------------------
    Total deposits                                                                      46,499,148            43,433,065
  Federal funds purchased and securities sold under agreements to repurchase             4,120,258             4,207,520
  Other short-term borrowings                                                            1,776,192               874,887
  Other liabilities                                                                      1,078,116               835,538
  Long-term debt                                                                         1,763,870             1,790,078
- ------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                                   55,237,584            51,141,088

Shareholders' equity
  Preferred Stock, without par value; authorized 25,000,000 shares, none issued                 --                    --
  Cumulative Preferred Stock; authorized 10,000,000 shares:
    Series A, $50 stated value; issued 479,394 shares                                           --                23,970
    Series B, $125 stated value; issued 1,280,000 shares                                   160,000               160,000
  Fixed/Adjustable Rate Cumulative Preferred Stock, $50 stated
    value; authorized and issued 1,200,000 shares                                               --                60,000
  Common Shares, $1 par value; authorized 400,000,000 shares;
    issued 242,827,755 and 237,364,213 shares                                              242,828               237,364
  Capital surplus                                                                        1,433,861             1,336,556
  Retained earnings                                                                      2,641,450             2,206,051
  Loans to ESOP trustee                                                                    (63,909)              (65,478)
  Treasury stock at cost(1,280,604 and 1,932,032 shares)                                   (20,663)              (31,175)
- ------------------------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                           4,393,567             3,927,288
- ------------------------------------------------------------------------------------------------------------------------
    Total liabilities and shareholders' equity                                         $59,631,151           $55,068,376
                                                                                       ===========           ===========
- ------------------------------------------------------------------------------------------------------------------------


See Notes to Consolidated Financial Statements.

                                        KEYCORP AND SUBSIDIARIES

                                        CONSOLIDATED STATEMENTS OF INCOME
Year ended December 31,
dollars in thousands, except per share amounts                               1993                1992               1991
- ------------------------------------------------------------------------------------------------------------------------
Interest income
  Loans                                                                $3,313,689          $3,254,085         $3,655,934
  Mortgage loans held for sale                                             74,062              59,392             46,990
  Taxable investment securities                                           556,381             676,908            678,221
  Tax-exempt investment securities                                        107,363             119,788            126,263
  Securities available for sale                                           140,895              57,167             59,594
  Short-term investments                                                   21,484              31,451             85,349
- ------------------------------------------------------------------------------------------------------------------------
    Total interest income                                               4,213,874           4,198,791          4,652,351
Interest expense
  Deposits                                                              1,233,331           1,468,974          2,135,651
  Federal funds purchased and securities sold under repurchase agreements 130,213             142,894            213,722
  Other short-term borrowings                                              44,451              31,165             74,498
  Long-term debt                                                          126,902             107,085             95,519
- ------------------------------------------------------------------------------------------------------------------------
    Total interest expense                                              1,534,897           1,750,118          2,519,390
- ------------------------------------------------------------------------------------------------------------------------
Net interest income                                                     2,678,977           2,448,673          2,132,961
  Provision for loan losses                                               211,662             338,337            466,163
- ------------------------------------------------------------------------------------------------------------------------
  Net interest income after provision for loan losses                   2,467,315           2,110,336          1,666,798
Noninterest income
  Trust income                                                            244,646             250,788            235,757
  Service charges on deposit accounts                                     252,537             236,573            217,424
  Mortgage banking income                                                  93,626              88,700             74,323
  Credit card fees                                                         73,466              80,947             71,403
  Gains on certain asset sales                                             29,410              22,906             23,975
  Net securities gains                                                     28,319              14,627             18,939
  Other income                                                            279,702             230,652            207,440
- ------------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                            1,001,706             925,193            849,261
Noninterest expense
  Personnel                                                             1,100,724           1,013,644            925,328
  Net occupancy                                                           204,205             189,709            184,761
  Equipment                                                               161,281             151,615            134,074
  FDIC insurance assessments                                               98,707              96,179             84,661
  Professional fees                                                        53,274              75,983             55,532
  Merger and integration charges                                          118,718              92,716             93,828
  Other expense                                                           648,214             550,566            587,495
- ------------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                           2,385,123           2,170,412          2,065,679
Income before income taxes and cumulative effect of accounting change   1,083,898             865,117            450,380
  Income taxes                                                            373,972             279,632            136,684
- ------------------------------------------------------------------------------------------------------------------------
Income before cumulative effect of accounting change                      709,926             585,485            313,696
  Cumulative effect of accounting change                                       --               6,613                 --
- ------------------------------------------------------------------------------------------------------------------------
Net income                                                             $  709,926          $  592,098         $  313,696
                                                                         ========            ========           ========
Net income applicable to Common Shares                                 $  691,829          $  568,069         $  297,473
Net income per Common Share:
  Before cumulative effect of accounting change                             $2.89               $2.39              $1.31
  After cumulative effect of accounting change                               2.89                2.42               1.31
Weighted average Common Shares outstanding                            239,775,188         235,004,821        227,116,237
- ------------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

KEYCORP AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                                                                                   Loans to   Common
                                                    Preferred     Common     Capital     Retained    ESOP    Shares in
dollars in thousands, except per share amounts         Stock      Shares     Surplus     Earnings  Trustee   Treasury
- ----------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1991                            $ 83,970   $163,833  $1,272,585   $1,758,110 $(67,226) $(185,596)
  Net income                                                                               313,696
  Cash dividends on Common Shares ($.92 per share)                                         (60,449)
  Cash dividends declared by pooled companies prior to mergers:
    Common stock                                                                          (108,837)
    Preferred stock                                                                        (16,257)
  Issuance of Common Shares:
    Public offerings--11,333,523 shares                             11,334     159,151
    Dividend reinvestment, stock option, grant and
      purchase plans--1,961,946 net shares                           1,421      25,351                           16,557
  Common Shares dividend--2,515,692 shares                           2,516      35,641      (38,187)
  Issuance of Series B Preferred Stock
    Public offering--1,280,000 shares                   160,000                 (5,344)
  Tax benefits attributable to ESOP dividends                                                  622
  Loan payments from ESOP trustee                                                                     1,877
  Purchase of 237,185 treasury shares                                                                           (8,340)
- ----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1991                           243,970    179,104   1,487,384    1,848,698  (65,349)  (177,379)
  Adjustments relating to pooling of interests                         (2)       (132)        (381)
  Cancellation of treasury stock of pooled company                 (3,300)   (124,793)                         128,093
  Net income                                                                               592,098
  Cash dividends on Common Shares ($.98 per share)                                        (101,547)
  Cash dividends on fixed/adjustable rate
    Cumulative Preferred Stock ($3.89 per share)                                            (4,670)
  Cash dividends declared by pooled companies prior to mergers:
    Common Stock                                                                          (109,667)
    Preferred Stock                                                                        (19,359)
  Issuance of Common Shares:
    Acquisitions--838,307 shares                                       838       8,255
    Dividend reinvestment, stock option, grant
      and purchase plans--1,956,516 net shares                       1,395      25,171                          18,111
  Tax benefits attributable to ESOP dividends                                                  879
  Loan payments from ESOP trustee                                                                      (129)
  Two-for-one stock split effected by means of a 100%
    Stock dividend paid March 22, 1993                             59,329     (59,329)
- ----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1992                           243,970    237,364   1,336,556    2,206,051  (65,478)   (31,175)
  Net income                                                                               709,926
  Cash dividends on Common Shares ($1.12 per share)                                       (131,031)
  Cash dividends on fixed/adjustable rate
    Cumulative Preferred Stock ($1.297 per share)                                           (1,556)
  Cash dividends declared by pooled company prior to merger:
    Common Stock                                                                          (125,992)
    Preferred Stock                                                                        (17,059)
  Issuance of Common Shares:
    Acquisitions--4,494,543 shares                                   4,495      79,364
    Dividend reinvestment, stock option, grant
      and purchase plans--1,620,479 net shares                         969      19,741                           10,512
  Redemption of 1,200,000 shares of fixed/adjustable
    Rate Cumulative Preferred Stock                    (60,000)                (1,800)
  Redemption of 479,394 shares of Series A
    Preferred Stock                                    (23,970)
  Tax benefits attributable to ESOP dividends                                                1,111
  Loan payments from ESOP trustee                                                                     1,569
- ----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1993                          $160,000   $242,828  $1,433,861   $2,641,450 $(63,909) $ (20,663)
                                                      ========   ========  ==========   ========== ========  =========
- ----------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

                                                   KEYCORP AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF CASH FLOW
Year ended December 31,

in thousands                                                               1993               1992               1991
- ------------------------------------------------------------------------------------------------------------------------
Operating activities
  Net income                                                            $ 709,926          $  592,098          $ 313,696
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Provision for loan losses                                             211,662             338,337            466,163
    Depreciation expense                                                  110,852             104,330             84,394
    Amortization of intangibles                                            58,050              61,692             57,574
    Amortization of purchased mortgage servicing rights                    56,566              29,607             20,410
    Gains on certain asset sales                                          (29,410)            (22,906)           (23,975)
    Deferred income taxes                                                  49,431              68,700             19,480
    Net securities gains                                                  (28,319)            (14,627)           (18,939)
    Net increase in mortgage loans held for sale                         (386,797)           (156,911)          (348,238)
    Gains on sales of mortgage servicing rights                           (25,494)                 --                 --
    Losses from the sales of other real estate owned                          748               3,082              5,135
    Other operating activities, net                                       123,149            (408,475)           287,982
- ------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                 850,364             594,927            863,682
Investing activities
  Net (increase) decrease in loans                                     (1,807,283)            (99,078)             4,535
  Purchases of investment securities                                   (5,441,846)         (5,266,842)        (3,822,950)
  Proceeds from sales of investment securities                            142,092             662,221          1,102,695
  Proceeds from prepayments and maturities of investment securities     3,709,134           3,425,344          2,039,757
  Net decrease in securities available for sale                           795,686             173,444            101,805
  Net (increase) decrease in short-term investments                     1,040,389             835,503           (558,454)
  Purchases of premises and equipment                                    (172,157)           (270,787)          (134,620)
  Proceeds from sales of premises and equipment                            24,492              46,261             14,438
  Proceeds from sales of other real estate owned                          189,571             162,961             86,899
  Purchases of mortgage servicing rights                                  (77,312)            (67,359)                --
  Proceeds from sales of subsidiaries                                     153,254               4,800                 --
  Net cash provided by (used in) acquisitions                             (37,427)             52,381            423,499
- ------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                  (1,481,407)           (341,151)          (742,396)
Financing activities
  Net decrease in deposits                                                (57,506)            (26,545)        (1,381,093)
  Net increase (decrease) in short-term borrowings                        695,185             (32,795)         1,097,626
  Net proceeds from issuance of long-term debt                            556,439             700,337            298,911
  Payments on long-term debt                                             (568,529)           (174,249)          (224,888)
  Net proceeds from issuance of Common Stock                                   --                  --            172,946
  Net proceeds from issuance of Preferred Stock                                --                  --            154,656
  Redemption of Preferred Stock                                           (85,770)                 --                 --
  Proceeds from issuance of Common Stock pursuant to employee
    stock purchase, stock option and dividend reinvestment plans           28,238              39,442             41,084
  Cash dividends                                                         (262,532)           (233,480)          (182,906)
  Sales of branch offices and loans:
    Deposit liabilities assumed by purchasers                                  --          (1,032,006)                --
    Loans sold                                                                 --             377,578                 --
    Long-term debt issued to fund branch sale                                  --              36,154                 --
    Other, net                                                                 --              23,956                 --
  Other financing activities, net                                          23,219              (2,984)            (8,340)
- ------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities                       328,744            (324,592)           (32,004)
- ------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and due from banks                       (302,299)            (70,816)            89,282
Cash and due from banks at beginning of year                            3,079,737           3,150,553          3,061,271
- ------------------------------------------------------------------------------------------------------------------------
Cash and due from banks at end of year                                 $2,777,438          $3,079,737         $3,150,553
                                                                       ==========          ==========         ==========
- ------------------------------------------------------------------------------------------------------------------------
Additional disclosures relative to cash flows:
  Interest paid                                                        $1,529,058          $1,803,194         $2,573,578
  Income taxes paid                                                       306,489             242,346            109,540
Noncash items:
  Transfer of loans to other real estate owned                             88,709             193,628            218,697
  Transfer of investment securities to securities available for sale           --           2,632,085                 --
  Transfer of loans to mortgage loans held for sale                            --              86,155                 --
- ------------------------------------------------------------------------------------------------------------------------

See Notes to Consolidated Financial Statements.

KEYCORP AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

KeyCorp is a financial services holding company headquartered in Cleveland, Ohio, and is engaged primarily in the business of commercial and retail banking. It provides a wide range of banking, fiduciary, mortgage banking, insurance and other financial services to corporate, institutional and individual customers.

The accounting policies of KeyCorp and its subsidiaries (the "Corporation") conform with generally accepted accounting principles and prevailing practices within the financial services industry. The following is a summary of significant accounting and reporting policies.

KEYCORP-SOCIETY MERGER
On March 1, 1994, KeyCorp ("old KeyCorp") merged into and with Society Corporation ("Society"), which was the surviving corporation under the name KeyCorp. The merger was accounted for as a pooling of interests and, accordingly, the financial information for all prior periods has been restated to present the combined financial condition and results of operations of both companies as if the merger had been in effect for all periods presented. Further details pertaining to the merger are presented in Note 2, Mergers, Acquisitions and Divestitures, on page 51 of this report.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of KeyCorp and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassifications, including adjustments to conform accounting practices, have been made to prior year amounts to agree to the current year presentation.

BUSINESS COMBINATIONS
In business combinations accounted for as poolings of interests, the assets, liabilities and shareholders' equity of the respective companies are carried forward at their historical amounts, the companies' results of operations are combined and the prior periods' financial statements are restated to give effect to the merger.

In business combinations accounted for as purchases, the results of operations of the acquired businesses are included from the respective dates of acquisition. Net assets of the companies acquired are recorded at their cost to the corporation at the date of acquisition and related purchase premiums and discounts are amortized over the remaining average lives of the respective assets or liabilities.

STATEMENT OF CASH FLOWS
Cash and due from banks are considered as cash and cash equivalents.

INVESTMENT SECURITIES
Securities which the corporation has the ability and positive intent to hold to maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts using the level yield method. Gains or losses from the sales of investment securities are computed using the specific identification method and included in net securities gains.

SECURITIES AVAILABLE FOR SALE AND TRADING ACCOUNT ASSETS
Securities available for sale are carried at the lower of aggregate cost or market value. Gains or losses from the sale of securities available for sale are computed using the specific identification method and are included in net securities gains. Market value adjustments for trading account assets (included in short-term investments) and changes in net unrealized losses on securities available for sale are included in noninterest income.

MORTGAGE LOANS HELD FOR SALE
Mortgage loans held for sale are carried at the lower of aggregate cost, market value, or contracted sales value when fixed price commitments to sell exist.

LOANS
Loans are carried at the principal amount outstanding, net of unearned income, including deferred loan fees. certain nonrefundable loan origination and commitment fees and the direct costs associated with originating or acquiring the loans are deferred. The net

                                                      KEYCORP AND SUBSIDIARIES

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

deferred amount is amortized as an adjustment to the related loan yield over the contractual lives of the related loans. Student loans held for sale are carried at the lower of aggregate cost or market value.

Interest income on loans is primarily accrued based on principal amounts outstanding. The accrual of interest is discontinued when circumstances indicate that collection is questionable, or generally when payment is over
90 days past due. In such cases, interest accrued but not collected is charged against the allowance for loan losses. Thereafter, payments received are first
applied to the principal.   Depending on management's assessment of the
ultimate collectibility of the loan, interest income may be recognized on a cash basis. Loans are returned to accrual status when management determines that the circumstances have improved to the extent that both principal and interest are deemed collectible and there has been a sustained period of repayment performance.

ALLOWANCE FOR LOAN LOSSES
The allowance for loan losses is the amount which, in the opinion of management, is necessary to absorb potential losses in the loan portfolio. Management's evaluation of the adequacy of the allowance is based on the market area served, local economic conditions, the growth and composition of the loan portfolios and their related risk characteristics, and the continual review by management of the quality of the loan portfolio.

INTEREST RATE SWAPS, FINANCIAL FUTURES AND OPTIONS
The Corporation uses interest rate swaps, financial futures and options to manage the interest rate exposure of certain interest-sensitive assets and liabilities as part of the corporation's overall strategy to manage interest rate risk. The net interest received or paid on interest rate swaps is recognized over the lives of the respective contracts as an adjustment to interest income or expense. Gains and losses resulting from the termination of interest rate swaps are deferred and amortized over the remaining lives of the related financial instruments. Gains and losses on futures and option contracts are recognized when the related hedged financial instruments are sold.

PREMISES AND EQUIPMENT
Premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation and amortization. Depreciation of premises and equipment is determined using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized using the straight-line method over the terms of the leases. Other real estate owned other real estate owned includes real estate acquired through foreclosure or a similar conveyance of title and real estate considered to be in substance foreclosed when specific criteria are met. Other real estate owned is carried at the lower of its recorded amount or fair value less estimated cost of disposal. Writedowns of the assets at, or prior to, the dates of acquisition are charged to the allowance for loan losses. Subsequent writedowns, income and expenses incurred in connection with holding such assets, and gains and losses resulting from the sales of such assets, are included in other noninterest expense.

INTANGIBLE ASSETS
Goodwill, representing the excess of the cost of acquisitons over the fair value of net assets acquired, is amortized using the straight-line method over the estimated period to be benefited, generally not exceeding 25 years. Core deposit intangibles represent the net present value of the future economic benefits related to the use of deposits purchase. They are being amortized using an accelerated method over periods ranging from 7 to 15 years. Other intangibles are generally being amortized using the straight-line method over periods ranging from 4 to 15 years.

PURCHASED MORTGAGE SERVICING RIGHTS
Purchased mortgage servicing rights represent the cost of the right to receive future servicing income. Purchase mortgage servicing rights are amortized, as a reduction to service fee income, over the estimated life of the related loans in proportion to the recognition of estimated net servicing income. An evaluation of the carrying amount of the purchased mortgage servicing rights is performed on a disaggregated basis by discounting the expected future cash flows, taking into consideration the estimated level of prepayments based upon current industry expectations.

INCOME TAXES
Old KeyCorp and Society each filed consolidated Federal Income tax returns for the periods presented. Effective January 1, 1992, the Corporation prospectively adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which supersedes SFAS No. 96. The cumulative effect of adopting SFAS No. 109 was not material.

EARNINGS PER SHARE
Earnings per Common Share is computed by dividing net income, less preferred stock dividends, by the weighted average number of Common Shares outstanding. These amounts have been adjusted to reflect stock splits.

                2. MERGERS, ACQUISITIONS AND DIVESTITURES

KEYCORP-SOCIETY MERGER
On March 1, 1993, KeyCorp ("old KeyCorp"), a financial services holding company headquartered in Albany, New York, with approximately $33 billion in assets as of December 31, 1993, merged into and with Society Corporation ("Society"), a financial services holding company headquartered in Cleveland, Ohio, with approximately $27 billion in assets at year-end 1993, which was the surviving corporation and assumed the name KeyCorp. Under the terms of the merger agreement, 124,351,183 KeyCorp Common Shares were exchanged for all of the outstanding shares of old KeyCorp common stock (based on an exchange ratio of 1.205 shares for each share of old KeyCorp). The outstanding preferred stock of old KeyCorp was exchanged for 1,280,000 shares of a comparable, new issue of 10% Cumulative Preferred Stock of KeyCorp. The merger was accounted for as a pooling of interest and, accordingly, financial results for prior periods presented have been restated to include the combined financial results of both companies.

The following table presents net interest income, net income and net income per Common Share reported by each of the companies and on a combined basis.

KEYCORP AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             2. MERGERS, ACQUISITIONS AND DIVESTITURES (CONTINUED)

Year ended December 31,

IN THOUSANDS,
EXCEPT PER SHARE AMOUNTS    1993             1992            1991
- ------------------------------------------------------------------
Net Interest Income:
  Old KeyCorp         $1,479,987       $1,318,286      $1,085,801
  Society              1,198,990        1,130,387       1,047,160
- ------------------------------------------------------------------
    Combined          $2,678,977       $2,448,673      $2,132,961
                      ==========       ==========      ==========
Net Income:
  Old KeyCorp           $362,767         $290,888        $237,218
  Society                347,159          301,210          76,478
- ------------------------------------------------------------------
    Combined            $709,926         $592,098        $313,696
                        ========         ========        ========

Net Income per Common Share:
  Old KeyCorp              $3.43            $2.80           $2.45
  Society                   2.93             2.51             .61
  Combined                  2.89             2.42            1.31
- -----------------------------------------------------------------

JACKSON COUNTY FEDERAL BANK
On December 31, 1993, Jackson County Federal Bank of Medford, Oregon ("JCF") merged into Key Bank of Oregon, an indirect wholly-owned subsidiary of KeyCorp. A total of 1,430,813 KeyCorp Common Shares were issued to the holders of JCF common and preferred stock. The transaction qualified for accounting as a pooling of interests; however, financial statements for periods prior to the merger have not been restated to include the accounts and results of operations of JCF because the transaction was not material to KeyCorp. JCF had total assets of approximately $338 million at the date of merger.

SCHAENEN WOOD & ASSOCIATES, INC.
On October 5, 1993, Society Asset Management Inc., an indirect wholly-owned subsidiary of KeyCorp, completed the acquisition of Schaenen Wood & Associates, Inc. ("SWA"), a New York City-based investment management firm which manages approximately $1.3 billion in assets. The transaction was accounted for as a purchase.

AMERITRUST TEXAS CORPORATION
On September 15, 1993, KeyCorp completed the sale of Ameritrust Texas Corporation ("ATC"), a wholly-owned subsidiary of KeyCorp, to Texas Commerce Bank, National Association, an affiliate of Chemical Banking Corporation. ATC was based in Dallas, Texas, and provided a range of investment management and fiduciary services to institutions, businesses and individuals through 11 offices operating in Texas. For the year-to-date period through the closing date, ATC had net income of $3.2 million. A $29.4 million gain was realized on the sale ($12.2 million after tax, $.10 per Common Share) and included in noninterest income.

NORTHWESTERN NATIONAL BANK
On July 22, 1993, Northwestern National Bank of Port Angeles, Washington ("NNB") merged into Key Bank of Washington, an indirect wholly-owned subsidiary of KeyCorp. A total of 361,607 KeyCorp Common Shares were issued to the holders of NNB common stock. The transaction was accounted for as a purchase. NNB had total assets of approximately $49 million at the date of acquisition.

EMERALD CITY BANK
On July 2, 1993, Key Bank of Washington, an indirect wholly-owned subsidiary of KeyCorp, assumed $7 million of deposits of the failed Emerald City Bank of Seattle, Washington in an FDIC-assisted transaction.

HOME FEDERAL SAVINGS BANK
On June 30, 1993, Home Federal Savings Bank of Fort Collins, Colorado
("Home Federal") merged into Key Bank of Colorado, a wholly-owned subsidiary of KeyCorp formed for the purposes of consummating the merger. A total of 590,485 KeyCorp Common Shares were issued to the holders of Home Federal common stock. The transaction qualified for accounting as a pooling of interests; however, financial statements for periods prior to the merger have not been restated to include the accounts and results of operations of Home Federal because the transaction was not material to KeyCorp. Home Federal had total assets of approximately $230 million at the date of merger.

FIRST AMERICAN BANK OF NEW YORK
On March 25, 1993, Key Bank of New York, an indirect wholly-owned subsidiary of KeyCorp, acquired all of the deposits and the majority of the assets of First American Bank of New York ("First American"). Key Bank of New York acquired 40 branches and other business operations with approximately $1.0 billion in deposits and approximately $600 million in loans, in addition to branch real estate and other physical assets. The transaction was accounted for as a purchase. Key Bank of New York paid a premium of $41 million on the acquired deposits. In connection with the transaction, Key Bank of New York recorded a core deposit intangible of $33 million and goodwill of $8 million.

NATIONAL SAVINGS BANK OF ALBANY
On February 26, 1993, National Savings Bank of Albany, New York
("National") merged into Key Bank of New York, an indirect wholly-owned subsidiary of KeyCorp. A total of 2,111,638 KeyCorp Common Shares were issued to the holders of National common stock. The transaction qualified for accounting as a pooling of interests; however, financial statements for periods prior to the merger have not been restated to include the accounts and results of operations

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

of National because the transaction was not material to KeyCorp. National had total assets of approximately $671 million at the date of merger.

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
On January 22, 1993, KeyCorp acquired all of the outstanding shares of First Federal Savings and Loan Association of Fort Myers ("Society First Federal"), a Federal stock savings bank, for total cash consideration of $144 million. The transaction was accounted for as a purchase. Society First Federal had 24 offices in southwest and central Florida and approximately $1.1 billion in total assets at the date of acquisition.

PUGET SOUND BANCORP
On January 15, 1993, Puget Sound Bancorp ("PSB"), a bank holding company headquartered in Tacoma, Washington, with approximately $4.7 billion in assets as of December 31, 1992, merged into Key Bancshares of Washington, Inc., a wholly-owned subsidiary of KeyCorp. A total of 31,391,544 KeyCorp Common Shares were exchanged for all of the outstanding shares of PSB common stock (based on an exchange ratio of 1.32 shares for each share of PSB). The merger was accounted for as a pooling of interests and, accordingly, financial results for prior periods presented have been restated to include the combined financial results of both companies.

ELECTRONIC PAYMENT SERVICES, INC.
On December 4, 1992, KeyCorp and three other bank holding companies formed a joint venture in a newly-formed company, Electronic Payment Services, Inc. This company is the largest processor of automated teller machine transactions in the United States and a national leader in point-of-sale transaction processing. As part of the agreement, the Corporation contributed its wholly-owned subsidiary, Green Machine Network Corporation, and its point-of-sale business in return for an equity interest.

FIRST OF AMERICA BANK-MONROE
On September 30, 1992, KeyCorp acquired all of the outstanding shares of First of America Bank-Monroe ("FAB-Monroe") from First of America Bank Corporation in a cash purchase. The transaction was accounted for as a purchase. FAB-Monroe operated 10 offices in southeastern Michigan and had approximately $160 million in total assets at the date of acquisition.

SECURITY PACIFIC BANK BRANCHES
On September 3, 1992, Key Bank of Washington ("Key Bank"), an indirect wholly-owned subsidiary of KeyCorp, acquired 48 branches and other business and private banking operations with approximately $1.3 billion in deposits and $709 million in loans in addition to branch real estate and other physical assets in the state of Washington from BankAmerica Corporation. The transaction was accounted for as a purchase. Key Bank paid a premium of $53.6 million on the acquired deposits.

OLYMPIC SAVINGS BANK
On July 31, 1992, Key Savings Bank ("Key Savings"), an indirect wholly-owned subsidiary of KeyCorp, acquired Olympic Savings Bank of Washington ("Olympic"). The transaction was accounted for as a purchase. Olympic had approximately $81 million in assets at the date of acquisition.

VALLEY BANCORPORATION
On June 4, 1992, Valley Bancorporation ("Valley") of Idaho Falls, Idaho was merged with Key Bancshares of Idaho, a wholly-owned subsidiary of KeyCorp. A total of 838,308 KeyCorp Common Shares were issued for all of the outstanding shares of Valley common stock. The transaction qualified for accounting as a pooling of interests; however, financial statements for periods prior to the merger have not been restated to include the accounts and results of operations of Valley because the transaction was not material to KeyCorp. Valley had assets of approximately $221 million at the date of merger.

AMERITRUST CORPORATION
On March 16, 1992, Ameritrust Corporation ("Ameritrust"), a financial services holding company located in Cleveland, Ohio, with approximately $10 billion in assets as of December 31, 1991, merged with and into the Corporation. Under the terms of the merger agreement, 49,550,862 KeyCorp Common Shares were exchanged for all of the outstanding shares of Ameritrust common stock (based on an exchange ratio of .65 shares of KeyCorp for each share of Ameritrust). The outstanding preferred stock of Ameritrust was exchanged on a one-for-one basis for 1,200,000 shares of a comparable, new issue of Fixed/Adjustable Rate Cumulative Preferred Stock of KeyCorp. The merger was accounted for as a pooling of interests and, accordingly, financial results for prior periods presented have been restated to include the financial results of Ameritrust. In connection with the merger and as part of an agreement with the United States Department of Justice, the Corporation sold 28 Ameritrust branches located in Cuyahoga and Lake Counties in Ohio in June 1992. Deposits of $933.3 million and loans or loan participations totaling $331.8 million were sold along with the branches at a gain of $20.1 million ($13.2 million after tax, $.11 per Common Share) which is included in noninterest income. In addition, in May 1992, deposits and loans totaling $98.7 million and $45.7 million, respectively, were sold along with four branches in Ashtabula County, Ohio, in accordance with the Federal Reserve Board order that approved the merger.

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


             2. MERGERS, ACQUISITIONS AND DIVESTITURES (CONTINUED)

PENDING ACQUISITIONS

COMMERCIAL BANCORPORATION OF COLORADO
On March 24, 1994, Commercial Bancorporation of Colorado ("CBC"), a bank holding company with subsidiary banks operating in the Denver, Colorado Springs, Sterling and Fort Collins areas of Colorado, merged with Key Bank of Colorado, a wholly-owned subsidiary of KeyCorp. Holders of CBC common stock received .899 KeyCorp Common Shares for each outstanding share of CBC common stock. CBC had total assets of $390 million at December 31, 1993. The transaction qualified for accounting as a pooling of interests; however, financial statements will not be restated to include the accounts and results of operations of CBC because the transaction was not material to KeyCorp.

THE BANK OF GREELEY
On October 5, 1993, KeyCorp agreed to acquire the Bank of Greeley, a single branch bank headquartered in Greeley, Colorado ("Greeley Bank"). Under terms of the agreement, all shares of Greeley Bank will be exchanged for approximately 240,000 KeyCorp Common Shares. Greeley Bank had total assets of approximately $61 million at December 31, 1993.

                        3. SECURITIES AVAILABLE FOR SALE

The book values, unrealized gains and losses and approximate market values of securities available for sale were as follows:

December 31, 1993                                                                Gross            Gross
                                                                 Book       Unrealized       Unrealized        Market
IN THOUSANDS                                                    Value            Gains           Losses         Value
=====================================================================================================================
U.S. Treasury, agencies and corporations                   $1,433,980          $64,136          $ (171)    $1,497,945
Mortgage-backed securities                                    269,735            4,165            (861)       273,039
Other securities                                               23,113              753              (5)        23,861
- ---------------------------------------------------------------------------------------------------------------------
  Total                                                    $1,726,828          $69,054         $(1,037)    $1,794,845
                                                           ==========          =======         =======     ==========
=====================================================================================================================

December 31, 1992                                                                Gross            Gross
                                                                 Book       Unrealized       Unrealized        Market
IN THOUSANDS                                                    Value            Gains           Losses         Value
=====================================================================================================================
U.S. Treasury, agencies and corporations                   $2,032,526          $61,731          $(4,982)   $2,089,275
Mortgage-backed securities                                    405,812            6,183           (3,794)      408,201
Other securities                                               20,303              564              (23)       20,844
- ---------------------------------------------------------------------------------------------------------------------
  Total                                                    $2,458,641          $68,478          $(8,799)   $2,518,320
                                                           ==========          =======          =======    ==========
=====================================================================================================================


The proceeds from sales of securities available for sale during 1993 and 1992 were $630.8 million and $661.9 million, respectively. Gross gains of $35.3 million and $9.6 million were realized on those sales in 1993 and 1992, respectively, and gross losses of $24 thousand and $7.1 million were realized on those sales in 1993 and 1992, respectively.

Securities available for sale by remaining maturity were as follows:

December 31, 1993
                                     Book         Market
IN THOUSANDS                        Value          Value
========================================================
Due in one year or less        $  513,674     $  520,190
Due after one through five years  739,081        771,946
Due after five through ten years  307,384        332,813
Due after ten years               166,689        169,896
- --------------------------------------------------------
  Total                        $1,726,828     $1,794,845
                               ==========     ==========


Mortgage-backed securities are included in the above maturity schedule based on their expected average lives.

In May 1993, the Financial Accounting Standards Board ("FASB") issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities. " SFAS No. 115 requires that equity securities having readily determinable fair values and all investments in debt securities be classified and accounted for in three categories. SFAS No. 115 is more fully described in
Note 4, Investment Securities.

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. INVESTMENT SECURITIES
The book values, unrealized gains and losses and approximate market values of investment securities were as follows:

December 31, 1993
                                                                                 Gross            Gross
                                                                 Book       Unrealized       Unrealized         Market
IN THOUSANDS                                                    Value            Gains           Losses          Value
======================================================================================================================
U.S. Treasury, agencies and corporations                  $   795,966         $ 11,601      $   (134)      $   807,433
States and political subdivisions                           1,677,823          102,402          (394)        1,779,831
Mortgage-backed securities                                  7,877,216          108,627       (18,582)        7,967,261
Other securities                                              771,088           14,900          (307)          785,681
- ----------------------------------------------------------------------------------------------------------------------
  Total                                                   $11,122,093         $237,530      $(19,417)      $11,340,206
                                                          ===========         ========      ========       ===========
======================================================================================================================

December 31, 1992                                                                Gross            Gross
                                                                 Book       Unrealized       Unrealized         Market
IN THOUSANDS                                                    Value            Gains           Losses          Value
======================================================================================================================
U.S. Treasury, agencies and corporations                   $  494,195         $ 11,830      $    (21)        $ 506,004
States and political subdivisions                           1,806,831           80,627          (863)        1,886,595
Mortgage-backed securities                                  6,062,422          142,726       (33,393)        6,171,755
Other securities                                              612,852           16,889        (1,014)          628,727
- ----------------------------------------------------------------------------------------------------------------------
  Total                                                    $8,976,300         $252,072      $(35,291)       $9,193,081
                                                           ==========         ========      ========        ==========
======================================================================================================================

Investment securities by remaining maturity were as follows:
December 31, 1993
                                        Book           Market
IN THOUSANDS                           Value            Value
=============================================================
Due in one year or less          $ 1,819,775      $ 1,841,524
Due after one through five years   5,590,121        5,715,782
Due after five through ten years   3,193,927        3,245,422
Due after ten years                  518,270          537,478
- -------------------------------------------------------------
  Total                          $11,122,093      $11,340,206
                                 ===========      ===========
=============================================================


Mortgage-backed securities are included in the above maturity schedule based on their expected average lives. Other securities consist primarily of those collateralized by credit card and automobile installment loan receivables, corporate floating-rate notes and venture capital investments.

The proceeds from sales of investment securities were $142.1 million, $662.2 million and $1.1 billion during 1993, 1992 and 1991, respectively. Gross gains and losses related to securities were $.8 million and $7.8 million, respectively, in 1993, $13.0 million and $.9 million, respectively, in 1992, and $26.2 million and $7.3 million, respectively, in 1991.

At December 31, 1993, investment and available for sale securities with a book value of approximately $9.6 billion were pledged to secure public and trust deposits and securities sold under agreements to repurchase, and for certain other purposes required or permitted by law.

In May 1993, the FASB issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that equity securities having readily determinable fair values and all investments in debt securities be classified and accounted for in three categories. Debt securities that management has the positive intent and ability to hold to maturity are to be classified as "held-to-maturity securities" and reported at amortized cost. Debt and equity securities that are bought and principally held for the purpose of selling them in the near term are to be classified as "trading securities" and reported at fair value, with unrealized gains and losses included in operating results. Debt and equity securities not classified as either held-to-maturity securities or trading securities are to be classified as "available for sale securities" and reported at fair value, with the unrealized gains and losses excluded from operating results and reported as a separate component of shareholders' equity. Adoption of SFAS No. 115 is required for fiscal years beginning after December 15, 1993, with earlier application permitted. The Corporation will adopt SFAS No. 115 in 1994. Based upon the Corporation's securities portfolio classified as available for sale as of December 31, 1993, the estimated impact of the new standard would be an increase to shareholders' equity of approximately $44 million, with no effect on the results of operations. With the adoption of SFAS No. 115 in 1994, the Corporation anticipates that securities with an aggregate book value ranging from $4.5 billion to $5.0 billion will be designated as available for sale. Based upon the market values of these securities at year-end 1993, the reclassification of these securities is not expected to have a material effect on shareholders' equity.
                                      55

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                    5. LOANS

Loans are summarized as follows:
December 31,

IN THOUSANDS                                                                                     1993               1992
========================================================================================================================
Commercial, financial and agricultural                                                    $ 8,965,528        $ 8,869,032
Real estate-construction                                                                    1,160,480          1,448,032
Real estate-commercial mortgage                                                             6,228,188          5,937,022
Real estate-residential mortgage                                                           11,026,319          8,289,386
Consumer                                                                                    9,276,334          9,081,657
Student loans held for sale                                                                 1,648,611          1,070,140
Lease financing                                                                             1,702,472          1,225,193
Foreign                                                                                        63,312            101,363
- ------------------------------------------------------------------------------------------------------------------------
  Total                                                                                   $40,071,244        $36,021,825
                                                                                          ===========        ===========
========================================================================================================================

Changes in the allowance for loan losses are summarized as follows:
Year ended December 31,

IN THOUSANDS                                                                 1993                1992               1991
========================================================================================================================
Balance at beginning of year                                             $782,649            $793,519           $677,294
Charge-offs                                                              (303,160)           (440,396)          (465,858)
Recoveries                                                                 90,385              79,930             74,042
- ------------------------------------------------------------------------------------------------------------------------
  Net charge-offs                                                        (212,775)           (360,466)          (391,816)
Provision for loan losses                                                 211,662             338,337            466,163
Allowance of affiliates purchased                                          21,176              11,259             41,878
- ------------------------------------------------------------------------------------------------------------------------
  Balance at end of year                                                 $802,712            $782,649           $793,519
                                                                         ========            ========           ========
========================================================================================================================


In 1991, Ameritrust recorded an additional $93.9 million provision for loan losses to conform its approach to determining the level of the allowance to that used by the Corporation.

In the ordinary course of business, KeyCorp's banking affiliates have made loans at prevailing interest rates and terms to directors and executive officers of KeyCorp and its subsidiaries and their associates (as defined by the Securities and Exchange Commission). Such loans, in management's opinion, did not present more than the normal risk of collectibility or incorporate other unfavorable features. The aggregate amount of loans outstanding to qualifying related parties at January 1, 1993, was $241.3 million. During 1993, activity with respect to these loans included new loans, repayments and a net decrease (due to changes in the status of executive officers and directors) of $149.3 million, $153.9 million and $40.3 million, respectively, resulting in an aggregate balance of loans outstanding to related parties at December 31, 1993, of $196.4 million.

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          6. NONPERFORMING ASSETS

Nonperfoming assets were as follows:

December 31,

IN THOUSANDS                         1993           1992
- --------------------------------------------------------
Nonaccrual loans                 $329,843       $550,522
Restructured loans                  6,469          2,380
- --------------------------------------------------------
  Total nonperforming loans       336,312        552,902
Other real estate owned           186,052        350,266
Allowance for OREO losses         (35,690)       (17,915)
- --------------------------------------------------------
  Other real estate owned,
  net of allowance                150,362        332,351
Other nonperforming assets         13,462         14,903
- --------------------------------------------------------
  Total                          $500,136       $900,156
                                 ========       ========
========================================================

The effect on interest income of loans classified as nonperforming at December
31 was as follows:

IN THOUSANDS                      1993       1992      1991
===========================================================
Interest income which would
  have been recorded if assets
  had been current under
  original terms                $30,037   $52,002   $71,235
Less: Interest income recorded
     during the period           (7,900)  (20,536)  (28,877)
- -----------------------------------------------------------
  Net reduction to reported
     interest income            $22,137   $31,466   $42,358
                                =======   =======   =======
===========================================================

At December 31, 1993, there were no significant commitments to lend additional funds to borrowers with nonaccrual or restructured loans.

Changes in the allowance for OREO losses are summarized as follows:
Year ended December 31,

IN THOUSANDS                                                    1993               1992                1991
============================================================================================================
Balance at beginning of year                                 $17,915             $19,191             $13,754
Net charge-offs                                              (21,697)            (33,793)            (12,661)
Provision for other real estate owned losses                  39,132              32,517              15,513
Allowance of affiliates purchased                                340                  --               2,585
- ------------------------------------------------------------------------------------------------------------
  Balance at end of year                                     $35,690             $17,915             $19,191
                                                             =======             =======             =======
============================================================================================================



In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which takes effect for fiscal years beginning after December 15, 1994. SFAS No. 114 prescribes a valuation methodology for impaired loans as defined by the standard. Generally, a loan is considered impaired if management believes that it is probable that all amounts due will not be collected according to the contractual terms, as scheduled in the loan agreement. An impaired loan must be valued using the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's observable market price or the fair value of the loan's underlying collateral. The Corporation expects to adopt SFAS No. 114 prospectively in the first quarter of 1995. It is anticipated that the adoption of SFAS No. 114 will not have a material effect on the Corporation's financial condition or results of operations.

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                           7. PREMISES AND EQUIPMENT

Premises and equipment were as follows:

December 31,

IN THOUSANDS                                 1993           1992
================================================================
Land                                    $ 116,335      $  86,196
Buildings and leasehold improvements      741,043        715,762
Furniture and equipment                   759,721        681,058
- ----------------------------------------------------------------
                                        1,617,099      1,483,016
Accumulated depreciation and
  amortization                           (704,229)      (639,702)
- ----------------------------------------------------------------
  Total                                 $ 912,870      $ 843,314
                                        =========      =========
================================================================


Depreciation and amortization expense related to premises and equipment totaled $110.9 million, $104.3 million, and $84.4 million in 1993, 1992, and 1991, respectively.

At December 31, 1993, KeyCorp's affiliate banks were obligated under noncancelable leases for land and buildings and for other property, consisting principally of data processing equipment. Rental expense under all operating leases totaled $123.7 million in 1993, $116.5 million in 1992 and $103.4 million in 1991. Minimum future rental payments under noncancelable leases at December 31, 1993, were as follows: 1994-$98.9 million; 1995--$89.0 million; 1996--$82.1 million; 1997--$74.2 million; 1998--$59.2 million; and
subsequent years--$547.5 million.

          8. INTANGIBLE ASSETS AND PURCHASED MORTGAGE SERVICING RIGHTS

Intangible assets, net of accumulated amortization, were as follows:

December 31,

IN THOUSANDS                                1993           1992
===============================================================
Goodwill                                $385,359       $361,290
Core deposit intangibles                 139,501        132,402
Credit card intangibles                   16,648         20,240
Other                                      7,840         87,688
- ---------------------------------------------------------------
  Total                                 $549,348       $601,620
                                        ========       ========
- ---------------------------------------------------------------
Purchased mortgage servicing rights     $188,592       $165,433
===============================================================

The amortization expense for intangible assets was as follows:
Year ended December 31,

IN THOUSANDS                        1993       1992        1991
===============================================================
Goodwill                         $24,210    $21,589     $22,397
Core deposit intangibles          22,436     25,049      22,379
Credit card intangibles            4,460      4,449       4,534
Other                              6,944     10,605       8,264
- ---------------------------------------------------------------
  Total                          $58,050    $61,692     $57,574
                                 =======    =======     =======
===============================================================

The amortization expense for purchased mortgage servicing rights totaled $56.6 million, $29.6 million and $20.4 million in 1993, 1992 and 1991, respectively. The amount of purchased mortgage servicing rights capitalized during 1993 was $77.3 million.

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                            9. SHORT-TERM BORROWINGS

Short-term borrowings consist primarily of Federal funds purchased and securities sold under repurchase agreements, which generally represent overnight borrowing transactions. Other short-term borrowings consist primarily of Medium-Term Notes with original maturities of one year or less, Treasury, tax and loan demand notes and commercial paper which is issued principally in amounts of $100,000 or more with maturities of 270 days or less.

On November 30, 1992, Society National Bank ("SNB"), KeyCorp's Ohio banking affiliate, authorized the issuance of up to $1 billion of Medium-Term Notes to be offered on a continuous basis. During 1993, $685 million in debt securities were issued under this program. These securities have original maturities of less than one year and are included in other short-term borrowings.

The details of short-term borrowings were as follows:
DOLLARS IN THOUSANDS                                                         1993               1992                  1991
===========================================================================================================================
FEDERAL FUNDS PURCHASED
  Balance at year-end                                                  $1,932,211         $1,826,522            $2,194,057
  Average during the year                                               1,828,606          1,519,406             1,412,714
  Maximum month-end balance                                             3,127,134          2,924,193             2,531,555
  Weighted average rate during the year                                      3.06%              3.74%                 5.72%
  Weighted average rate at December 31                                       3.13               3.30                  4.02
- --------------------------------------------------------------------------------------------------------------------------
SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
  Balance at year-end                                                  $2,188,047         $2,380,998            $2,060,012
  Average during the year                                               2,549,582          2,542,522             2,394,966
  Maximum month-end balance                                             3,163,603          3,036,009             3,228,383
  Weighted average rate during the year                                      2.91%              3.38%                 5.42%
  Weighted average rate at December 31                                       2.84               2.97                  4.12
- --------------------------------------------------------------------------------------------------------------------------
OTHER SHORT-TERM BORROWINGS
  Balance at year-end                                                  $1,776,192         $  874,887            $  833,465
  Average during the year                                               1,196,188            721,800             1,188,228
  Maximum month-end balance                                             1,776,192          1,144,870               900,611
  Weighted average rate during the year                                      3.72%              4.31%                 6.27%
  Weighted average rate at December 31                                       3.16               3.57                   3.86
===========================================================================================================================

At December 31, 1993, the Corporation had available lines of credit for general corporate purposes aggregating $200 million, all of which were unused at December 31, 1993. Standard fees were paid for these facilities, which were cancelled subsequent to the end of the year.

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               10. LONG-TERM DEBT

The components of long-term debt, presented net of unamortized discount where appropriate, were as follows:
December 31,

DOLLARS IN THOUSANDS                                                              1993                              1992
========================================================================================================================
Medium-Term Notes due through 2003                                          $  546,230                        $  303,930
 8.125% Subordinated Notes due 2002                                            197,902                           197,655
 8.00%  Subordinated Notes due 2004                                            125,000                           125,000
 8.40%  Subordinated Capital Notes due 1999                                     75,000                            75,000
 8.875% Notes due 1996                                                          74,772                            74,715
11.125% Notes due 1995                                                          49,979                            49,967
 8.48%  Notes due 1997 through 2001                                             48,864                            48,864
 8.33%  Notes due 1996                                                          22,794                            22,794
12.63%  Notes due 1994                                                           1,860                             1,860
 7.875% Notes due 1993                                                              --                            99,952
 8.625% Notes due 1996                                                              --                            99,773
 9.45%  Senior Notes due 1993                                                       --                            75,000
 5.25%  Floating Rate Subordinated Notes due 1997                                   --                            50,000
 8.25%  Notes due 1993                                                              --                            25,000
 9.56%  Note due 1995                                                               --                            14,922
 7.75%  Debentures due through 2002                                                 --                            13,533
All other long-term debt                                                           384                             4,514
- ------------------------------------------------------------------------------------------------------------------------
  Total parent company                                                       1,142,785                         1,282,479

 7.85%  Subordinated Notes due 2002                                            199,823                           198,524
 6.75%  Subordinated Notes due 2003                                            198,823                                --
Federal Home Loan Bank Advances1                                               165,100                           246,350
10.00%  Notes due 1995                                                          36,735                            36,735
Industrial revenue bonds                                                        10,938                            11,314
All other long-term debt                                                         9,666                            14,676
- ------------------------------------------------------------------------------------------------------------------------
  Total subsidiaries                                                           621,085                           507,599
- ------------------------------------------------------------------------------------------------------------------------
    Total                                                                   $1,763,870                        $1,790,078
                                                                            ==========                        ==========
========================================================================================================================

1 Long-Term advances from the Federal Home Loan Bank of Seattle (FHLB) are at adjustable and fixed rates ranging from 3.125%
  to 12.125% at December 31, 1993, and mature at various dates through 2005.  Real estate loans with a recorded value of $472.6 million and $375.4 million at December 31, 1993 and 1992, respectively, collateralize FHLB advances.

Scheduled payments on long-term debt are as follows:

IN THOUSANDS      Parent    Subsidiaries           Total
========================================================
1994            $ 72,569        $ 37,371        $109,940
1995             160,179         103,386         263,565
1996             214,202          12,170         226,372
1997              47,758           1,623          49,381
1998              82,418           1,101          83,519
========================================================

During 1993 and 1992, KeyCorp issued $305.1 million and $77.0 million, respectively, of Medium-Term Notes with original maturities exceeding one year. In addition to general corporate purposes, the proceeds from the issuance of these notes were used to redeem and pay principal on notes and debentures; to fund the purchase of OREO from affiliate banks by NCB Properties, Inc., an OREO workout subsidiary; and to provide subordinated capital to affiliate banks. At December 31, 1993, KeyCorp's Medium-Term Notes as presented in the table had a weighted average interest rate of 6.61% and had varying maturities through 2003.

On June 15, 1992, KeyCorp issued $200 million of 8.125% Subordinated Notes under a shelf registration. The Notes are not redeemable prior to maturity. The 8.875% Notes, issued under a separate registration statement, and the 11.125% Notes are not redeemable prior to maturity.

On March 26, 1987, KeyCorp issued $75 million of 8.40% Subordinated Capital Notes due 1999 under an indenture dated March 1, 1987, between KeyCorp and Chemical Bank, as trustee. The Notes are unsecured obligations of KeyCorp and will, at maturity, be exchanged for Capital Securities having a market value equal to the principal amount of the Notes. Proceeds of this issue were used primarily to fund the acquisition of Seattle Trust & Savings Bank in July 1987.

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


On June 29, 1992, KeyCorp issued $125 million of 8.00% Subordinated Notes. Proceeds from these twelve-year notes were used to redeem without penalty all of its 11.25% Senior Notes prior to maturity. Proceeds were also employed to provide capital for Key Bank of Washington. This capital infusion was made in anticipation of Key Bank of Washington's purchase of 48 former Security Pacific Bank branches from BankAmerica on September 3, 1992.

In 1989, the Ameritrust Corporation Employees' Savings and Investment Plan (the "Plan") was amended to include a leveraged employee stock ownership plan ("ESOP"). To fund the ESOP, Ameritrust borrowed $71.7 million from several institutional investors through the placement of unsecured notes totaling
$22.8 million (the "8.33% Notes") and $48.9 million (the "8.48% Notes"). The interest on those Notes totaled $6.0 million in each of the years 1993, 1992 and 1991. The ESOP trustee used the proceeds to purchase 5.8 million shares of Ameritrust common stock. These shares, as converted in the merger with Society, are held by the ESOP trustee for matching employee contributions to the Plan. The net difference between the cost of the treasury shares sold to the ESOP trustee and their market value was recorded as a reduction to retained earnings. Except for the repayment schedule, the loans to the ESOP trustee are on substantially similar terms as the borrowings from the institutional investors and, in addition, are secured by the unallocated shares held by the ESOP trustee. The ESOP trustee will repay the loans from KeyCorp using corporate contributions made by the Plan for that purpose and dividends on the Common Shares acquired with the loans. The amount of dividends on the ESOP shares used for debt service by the ESOP trustee totaled $3.9 million in 1993, $3.1 million in 1992 and $1.8 million in 1991. As contributions and dividends are received, a portion of the shares acquired with the loans will be allocated to plan participants. Interest income recognized on loans to the ESOP trustee is netted against the interest expense incurred on the Notes payable to the institutional investors. KeyCorp's receivable from the ESOP trustees, representing deferred compensation to the Corporation's employees, has been recorded as a separate reduction of shareholders' equity.

SNB issued $200 million of 7.85% Subordinated Notes on November 3, 1992, and $200 million of 6.75% Subordinated Notes on June 16, 1993. SNB also issued a 10% Note in connection with the sale of branch offices and loans resulting from the merger with Ameritrust. None of these Notes may be redeemed prior to maturity.

The 8.625% Notes due 1996 were redeemed at par plus accrued interest on June 30, 1993, and the 9.56% Note due 1995 was assumed by the purchaser in connection with the sale of Ameritrust Texas Corporation on September 15, 1993. On May 6, 1993, and May 27, 1993, KeyCorp redeemed prior to maturity, and without penalty, all of its floating rate Subordinated Notes due 1997 and all of its 7.75% debentures due through 2002, respectively.

Industrial revenue bonds issued by affiliate banks have varying maturities extending to the year 2009 and had weighted average annual interest rates of 7.14% and 7.19%, respectively, at December 31, 1993 and 1992.

Other long-term debt at December 31, 1993 and 1992, consisted of capital lease obligations and various secured and unsecured obligations of corporate subsidiaries and had weighted average annual interest rates of 13.54% and 10.14%, respectively.

Long-term debt qualifying as supplemental capital for purposes of calculating Tier II capital under Federal Reserve Board Guidelines amounted to $993.4 million and $799.1 million at December 31, 1993, and 1992, respectively.

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                            11. SHAREHOLDERS' EQUITY

COMMON SHARES AND PREFERRED STOCK
In August 1989, KeyCorp's Board of Directors adopted a Shareholder Rights Plan ("Rights") under which each shareholder received one Right for each Common Share of KeyCorp. Each Right represents the right to purchase a Common Share of KeyCorp at a price of $65. The Rights become exercisable 20 days after a person or group acquires 15% or more of the outstanding shares or commences a tender offer that could result in such an ownership interest. Until the Rights become exercisable, they will trade with the Common Shares, and any transfer of the Common Shares will also constitute a transfer of associated Rights. When the Rights become exercisable, they will begin to trade separate and apart from the Common Shares. Twenty days after the occurrence of certain
"Flip-In Events," each Right will become the right to purchase a Common Share of KeyCorp for the then par value per share (now $1 per share) and the Rights held by a 15% or more shareholder will become void. KeyCorp may redeem these Rights at its option at $.005 per Right subject to certain limitations. Unless redeemed earlier, the Rights expire on September 12, 1999. On October 1, 1993, KeyCorp amended the Rights so that the Merger would not activate the provisions of the Rights.

At December 31, 1993, KeyCorp had 10.0 million shares of $5 par value, non-voting preferred stock authorized of which 1,280,000 shares of Series B were outstanding represented by 6.4 million Depositary Shares. Each Depositary Share represents a one-fifth interest in a share of 10% Cumulative Preferred Stock, Series B, $125 liquidation preference per share. Preferred stock is reported on the accompanying consolidated balance sheet at its stated value of $125 per share. In the Merger, each Series B share was converted into one share of 10% Cumulative Preferred Stock, Class A.

On August 2, 1993, KeyCorp redeemed the 479,394 outstanding shares of Series A Preferred Stock at its stated value ($24 million) plus accumulated but unpaid dividends.

On March 1, 1993, KeyCorp redeemed the 1.2 million outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock at 103% of its stated value ($60 million), plus accumulated but unpaid dividends.

KeyCorp effected a two-for-one stock split on March 22, 1993, by means of a 100% stock dividend. All relevant Common Share amounts, per Common Share amounts and related data in this report have been adjusted to reflect this split.

In connection with the Merger, at a special meeting held February 16, 1994, shareholders increased the authorized number of shares of KeyCorp to 926.4 million, of which 1.4 million are shares of 10% Cumulative Preferred Stock, Class A, par value $5 per share; 25.0 million are shares of Preferred Stock, par value $1 per share; and 900.0 million are Common Shares, par value $1 per share.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
KeyCorp maintains various incentive compensation plans which provide for its ability to grant stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and performance shares to selected employees and directors. Generally, the terms of these plans stipulate that the exercise price of options may not be less than the fair market value of KeyCorp's Common Shares at the date the options are granted. Options granted expire not later than ten years and one month from the date of grant. Several option plans have been acquired through mergers. These plans have expired or were terminated, but unexercised options granted under the plans remain outstanding. At December 31, 1993 and 1992, options for Common Shares available for future grant totaled 1,237,965 and 1,233,958, respectively.

The terms of KeyCorp's plans stipulate that stock appreciation rights may only be granted in tandem with stock options. The appreciation rights have the same terms as do the options, except that, upon exercise, the holder may receive either cash or shares for the excess of the current market value of KeyCorp's Common Shares over the options exercise price. Upon exercise of a stock appreciation right, the related option is surrendered. During 1993, all stock appreciation rights for which exercisability was limited to a period following a change in control of the Corporation were cancelled.

The following table presents a summary of pertinent information with respect to KeyCorp's stock options and stock appreciation rights.

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STOCK OPTIONS
                                                                   1993                                        1992
                                                       --------------------------             --------------------------------
                                                          SHARES     OPTION PRICE                Shares           Option Price
==============================================================================================================================
Outstanding at beginning of year                       9,324,776   $ 3.36 - 32.06             8,457,547         $ 2.49 - 25.87
Granted                                                2,062,544    29.37 - 38.18             3,670,370          24.63 - 32.06
Assumed in acquisition                                     9,008     4.69 -  7.61                    --                    --
Exercised or surrendered                               1,697,458     3.89 - 28.25             2,508,626           2.49 - 22.92
Lapsed or cancelled                                       88,955    13.77 - 33.94               294,515          12.30 - 28.25
- ------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year1                            9,609,915   $ 3.36 - 38.18             9,324,776         $ 3.36 - 32.06
- ------------------------------------------------------------------------------------------------------------------------------
Exercisable at end of year2                            6,529,168   $ 3.36 - 38.18             6,069,912         $ 3.36 - 32.06
==============================================================================================================================

STOCK APPRECIATION RIGHTS
                                                                   1993                                     1992
                                                      ---------------------------             ----------------------------
                                                          SHARES     OPTION PRICE                  Shares     Option Price
==========================================================================================================================
Outstanding at beginning of year                       2,028,240   $11.69 - 28.25               1,828,708   $ 6.78 - 20.88
Granted                                                  222,000            33.94                 920,000            28.25
Exercised or surrendered                                  36,400    11.69 - 20.88                 672,468     6.78 - 20.88
Lapsed or cancelled                                    2,169,840    11.69 - 33.94                  48,000            28.25
- --------------------------------------------------------------------------------------------------------------------------
Outstanding at end of year1                               44,000           $11.69               2,028,240   $11.69 - 28.25
- --------------------------------------------------------------------------------------------------------------------------
Exercisable at end of year                                44,000           $11.69                  49,000           $11.69
==========================================================================================================================

1Ordinary options outstanding at December 31, 1992 include 1,979,240 shares granted in tandem with Limited SARs.
2Ordinary options exercisable at December 31, 1992 include 1,107,240 shares granted in tandem with Limited SARs.

In 1991, KeyCorp's Board of Directors approved grants to certain officers of KeyCorp and its subsidiaries under the Career Equity Program ("Program"). The Program is designed to increase equity ownership by the participants, who make an initial investment and elect to have options automatically exercised at regular intervals when share value appreciation is present. At exercise, replacement option grants are made at the current market value. Shares received under the Program are restricted as to resale during the five-year period of the Program.

                       12. MERGER AND INTEGRATION CHARGES

Merger and integration charges of $118.7 million ($80.6 million after tax, $.33 per Common Share), $92.7 million ($66.6 million after tax, $.29 per Common Share) and $93.8 million ($68.2 million after tax, $.29 per Common Share) were recorded in 1993, 1992 and 1991, respectively. The 1993 charges were incurred in connection with the March 1, 1994, merger of old KeyCorp into and with Society, while the 1992 charges related to the mergers with PSB and Ameritrust. The 1991 charges related to the merger with Ameritrust. The merger and integration charges included accruals for merger expenses, consisting primarily of investment banking and other professional fees directly related to the Merger ($20.5 million); severance payments and other employee costs ($49.6 million); systems and facilities costs ($35.7 million); and other costs incident to the Merger ($12.9 million). These charges were recorded by the parent company in the fourth quarter of 1993 at which time management determined that it was probable that a liability for all such charges had been incurred and could be reasonably estimated. The merger and integration charges recorded in connection with the PSB and Ameritrust mergers in 1992, and the Ameritrust merger in 1991, were similar in nature. The above mergers are described in greater detail in note 2, Mergers, Acquisitions and Divestitures, on page 51 of this report.

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                             13. EMPLOYEE BENEFITS


PENSION PLANS
KeyCorp and its subsidiaries sponsor noncontributory pension plans covering substantially all employees. Benefits paid from these plans are based on age, years of service and compensation prior to retirement and are determined in accordance with defined formulas. The Corporation's funding policy is to contribute amounts to the plans which meet the minimum funding requirements set forth in the Employee Retirement Income Security Act (ERISA) of 1974, plus such additional amounts as the Corporation determines to be appropriate.

The following table sets forth the status of the funded plans and the amounts recognized in the consolidated balance sheets:
December 31,

IN THOUSANDS                                                                                  1993                  1992
========================================================================================================================
Accumulated benefit obligations, including vested benefits
  of $444,018 and $362,626                                                                $454,831              $373,595
- ------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets, primarily listed stock and fixed income securities*             614,139               583,235
Projected benefit obligations                                                              502,614               433,509
- ------------------------------------------------------------------------------------------------------------------------
Excess of fair value of plan assets over projected benefit obligations                     111,525               149,726
Unrecognized net loss (gain)                                                                56,834                  (132)
Unrecognized prior service benefit                                                          (2,850)               (3,809)
Unrecognized net asset at January 1, 1986 being recognized over 15 years                   (38,609)              (45,405)
- ------------------------------------------------------------------------------------------------------------------------
Prepaid pension cost (included in other assets)                                           $126,900              $100,380
                                                                                          ========              ========
========================================================================================================================

*Including KeyCorp Common Shares valued at $27.8 million and $30.4 million at December 31, 1993 and 1992, respectively.

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of projected benefit obligations were 7.37% and 4.00%, respectively, at December 31, 1993, and 8.08% and 4.78%, respectively, at December 31, 1992. The weighted average expected long-term rate of return on pension assets used in determining net pension cost was 9.91% for 1993, 9.60% for 1992 and 9.69% for 1991.

The Corporation also maintains several unfunded, non-qualified, supplemental executive retirement programs that provide additional defined pension benefits for certain officers.

The following table sets forth the status of the unfunded plans and the amounts recognized in the consolidated balance sheets:
December 31,

IN THOUSANDS                                                                                  1993                  1992
========================================================================================================================
Accumulated benefit obligations, including vested benefits
  of $47,288 and $35,300                                                                   $50,321               $36,211
- ------------------------------------------------------------------------------------------------------------------------
Projected benefit obligations                                                               62,659                42,414
Unrecognized prior service cost                                                             (5,352)               (6,524)
Unrecognized transition obligation                                                          (3,864)               (4,362)
Unrecognized net loss                                                                      (18,286)               (6,868)
Adjustment to recognize minimum liability                                                   11,653                10,897
- ------------------------------------------------------------------------------------------------------------------------
Accrued pension cost (included in other liabilities)                                       $46,810               $35,557
                                                                                           =======               =======
========================================================================================================================
                                                                64

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net pension cost (income) for the funded and unfunded plans included the following components:
Year ended December 31,

IN THOUSANDS                                                                 1993                1992               1991
========================================================================================================================
Service cost of benefits earned                                           $22,506             $21,424           $ 21,604
Interest cost on projected benefit obligations                             39,098              34,687             33,487
Actual return on plan assets                                              (44,619)            (51,773)          (105,430)
Net amortization and deferral                                             (14,229)             (4,360)            55,480
- ------------------------------------------------------------------------------------------------------------------------
Net pension cost (income)                                                 $ 2,756            $   (22)           $  5,141
                                                                          =======            =======            ========
========================================================================================================================

In 1993, the Corporation recognized curtailment and settlement gains of $2.9 million resulting from the divestiture of ATC. Such amounts were included in the net gain from that divestiture. In 1992, the Corporation recognized curtailment gains of $7.2 million resulting from merger-related staff reductions. A portion of the retirement obligations associated with these reductions was settled by lump-sum cash distributions which resulted in settlement gains of $1.4 million and $3.0 million in 1993 and 1992, respectively. Both the curtailment and settlement gains related to the merger-related staff reductions are included in other noninterest income.

OTHER POSTRETIREMENT BENEFIT PLANS
The Corporation sponsors postretirement health care and life insurance plans that cover substantially all employees. The postretirement health care plans are nonfunded and contributory, with retirees' contributions adjusted annually to reflect certain cost-sharing provisions and benefit limitations. The postretirement life insurance plans are noncontributory. The Corporation has adopted a funding policy for one of its life insurance plans and annually contributes the service cost of benefits earned plus one-thirtieth of the unfunded accumulated postretirement benefit obligations.

Effective January 1, 1993, the Corporation adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." This statement requires that employers recognize the cost of providing postretirement benefits over the employees' active service periods to the date they attain full eligibility for such benefits. Postretirement benefits costs for 1992 and 1991, which were recorded on a cash basis, have not been restated. Net postretirement benefits cost was $16.9 million in 1993, including $8.2 million due to adoption of the new standard, $7.7 million in 1992 and $6.6 million in 1991.

Net postretirement benefits cost included the following components:

Year ended December 31, 1993

IN THOUSANDS
===============================================================
Service cost of benefits attributed to service          $ 2,873
Interest cost on accumulated
  postretirement benefit obligations                      8,713
Actual return on plan assets                                (22)
Amortization of transition obligation over 20 years       5,372
Net amortization and deferral                               (10)
- ---------------------------------------------------------------
Net postretirement benefits cost                        $16,926
                                                        =======
===============================================================

The following table sets forth the plans' combined funded status reconciled with the amount shown in the consolidated balance sheet:
December 31, 1993

IN THOUSANDS
=======================================================
Accumulated postretirement benefit obligations:
  Retirees                                    $ (81,208)
  Fully eligible plan participants              (10,624)
  Other active plan participants                (27,396)
- -------------------------------------------------------
                                               (119,228)
Fair value of plan assets                           168
- -------------------------------------------------------
Accumulated postretirement benefit obligations
  in excess of plan assets                     (119,060)
Unrecognized transition obligation              101,654
Unrecognized net loss                             7,826
- -------------------------------------------------------
Accrued postretirement benefits cost
  (included in other liabilities)            $   (9,580)
                                             ==========
=======================================================

The assumed 1994 health care cost trend rate for Medicare-eligible retirees was 11.0% while that for non-Medicare-eligible retirees was 13.0%. Both rates are assumed to gradually decrease to 5.5% by the year 2009 and remain constant thereafter. Increasing the assumed health care cost trend rates by one percentage point in each future year would have an immaterial impact on postretirement benefits cost due to cost-sharing provisions and benefit limitations. The weighted average discount rate used in determining the accumulated postretirement benefit obligations was 7.4% at December 31, 1993.

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                       13. EMPLOYEE BENEFITS (CONTINUED)


EMPLOYEE STOCK PURCHASE AND SAVINGS PLANS
Substantially all of the Corporation's employees are covered under stock purchase and savings plans that are qualified under Section 401(k) of the Internal Revenue Code. Under provisions of these plans, employees may contribute 1% to 15% of eligible compensation, with up to 6% being eligible for matching contributions from the Corporation in the form of KeyCorp Common Shares. Under an annual discretionary profit sharing component, employees can receive additional matching employer contributions from the Corporation based on a formula established each year by KeyCorp's Board of Directors. Total expense associated with these plans was $40.4 million, $30.4 million and $29.0 million in 1993, 1992 and 1991, respectively.

POSTEMPLOYMENT BENEFITS
The Corporation adopted the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits," during 1993. This standard requires that employers who provide benefits to former or inactive employees after employment but before retirement recognize a liability for such benefits if specified conditions are met. Adoption of this standard increased noninterest expense by $4.0 million. Postemployment benefits for 1992 and 1991, which were recorded on a cash basis, were not restated.

                                14. INCOME TAXES

Income taxes included in the consolidated statements of income are as follows:
Year ended December 31,

IN THOUSANDS                                                                 1993                1992               1991
========================================================================================================================
Currently payable:
  Federal                                                                $289,987            $182,277           $ 99,485
  State                                                                    34,554              28,655             17,719
- ------------------------------------------------------------------------------------------------------------------------
                                                                          324,541             210,932            117,204
Deferred:
  Federal                                                                  55,043              68,297             17,580
  State                                                                    (5,612)                403              1,900
- ------------------------------------------------------------------------------------------------------------------------
                                                                           49,431              68,700             19,480
- ------------------------------------------------------------------------------------------------------------------------
  Total income tax expense                                               $373,972            $279,632           $136,684
                                                                         ========            ========           ========
========================================================================================================================


The reasons for the differences between income tax expense and the amount computed by applying the statutory Federal tax rate to income before taxes are as follows:
Year ended December 31,

IN THOUSANDS                                                                 1993                1992               1991
========================================================================================================================
Income before taxes times statutory tax rate1                            $379,364            $294,139           $153,129
State income tax, net of Federal tax benefit                               18,295              19,636             13,056
Amortization of non-deductible intangibles                                 10,349              11,317             10,760
Tax-exempt interest income                                                (40,610)            (47,228)           (52,073)
Tax credits                                                                (4,184)             (3,120)            (2,825)
Other                                                                      10,758               4,888             14,637
- ------------------------------------------------------------------------------------------------------------------------
  Total income tax expense                                               $373,972            $279,632           $136,684
                                                                         ========            ========           ========
========================================================================================================================

135% for 1993; 34% for 1992 and 1991.

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The significant types of temporary differences that gave rise to net deferred income taxes include the provision for loan losses, lease income, merger and integration charges and writedown of other real estate owned. Significant components of deferred income taxes are as follows:

Year ended December 31,

IN THOUSANDS                                                                1993               1992               1991
======================================================================================================================
Provision for loan losses                                               $ (4,536)          $  8,164           $(24,957)
Leasing income reported using the operating method for tax purposes      101,859             66,304             49,699
Writedown of other real estate owned                                     (14,105)           (14,243)            (6,100)
Merger and integration charges                                           (33,949)            17,050            (27,016)
Other                                                                        162             (8,575)            27,854
- ----------------------------------------------------------------------------------------------------------------------
  Deferred income tax  expense                                           $49,431            $68,700            $19,480
                                                                         =======            =======            =======
======================================================================================================================

Significant components of KeyCorp's deferred tax asset (liability) are as follows:

December 31,

IN THOUSANDS                                                                1993               1992               1991
======================================================================================================================
Provision for loan losses                                              $ 259,082          $ 263,531          $ 265,731
Leasing income reported using the operating method for tax purposes     (381,393)          (282,006)          (216,330)
Writedown of other real estate owned                                      25,289             24,393              9,174
Merger and integration charges                                            48,677             14,700             26,827
Other                                                                    (50,523)           (61,216)           (64,990)
- ----------------------------------------------------------------------------------------------------------------------
  Deferred tax asset (liability)                                       $ (98,868)         $ (40,598)         $  20,412
                                                                        ========          =========          =========
======================================================================================================================


         15. COMMITMENTS, CONTINGENT LIABILITIES AND OTHER DISCLOSURES

LEGAL PROCEEDINGS
In the ordinary course of business, KeyCorp and its subsidiaries are subject to legal actions which involve claims for substantial monetary relief. Based on information presently available to management and the Corporation's counsel, management does not believe that any legal actions, individually or in the aggregate, will have a material adverse effect on KeyCorp's consolidated financial condition.

RESTRICTIONS ON CASH, DUE FROM BANKS,
SUBSIDIARY DIVIDENDS AND LENDING ACTIVITIES
Under the provisions of the Federal Reserve Act, depository institutions are required to maintain certain average balances in the form of cash or noninterest-bearing balances with the Federal Reserve Bank. Average reserve balances aggregating $1.1 billion in 1993 were maintained in fulfillment of these requirements.

The principal source of income for the parent company is dividends from its affiliate banks. Such dividends are subject to certain restrictions as set forth in the national and state banking laws and regulations. At December 31, 1993, undistributed earnings of $535.4 million were free of such restrictions and available for the payment of dividends to the parent company. Loans and advances from banking affiliates to the parent company are also limited by law and are required to be collateralized.

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                            16. FINANCIAL STATEMENTS

FAIR VALUE DISCLOSURES
The following disclosures are made in accordance with the provisions of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," which requires the disclosure of fair value information about both on- and off-balance sheet financial instruments where it is practicable to estimate that value. Fair value is defined in SFAS No. 107 as the amount at which an instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. It is not the Corporation's intent to enter into such exchanges.

In accordance with the provisions of SFAS No. 107, the estimated fair values of deposits, credit card loans and residential real estate mortgage loans do not take into account the fair values of long-term relationships, which are integral parts of the related financial instruments. The disclosed estimated fair values of such instruments would increase significantly if the fair values of the long-term relationships were considered.

In cases where quoted market prices were not available, fair values were estimated using present value or other valuation methods, as described below. The use of different assumptions (e.g., discount rates and cash flow estimates) and estimation methods could have a significant effect on fair value amounts. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Corporation could realize in a current market exchange.
Because SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements, any aggregation of the fair value amounts presented would not represent the underlying value of the Corporation.

December 31,                                                      1993                                  1992
                                                        -------------------------              ---------------------------
                                                        CARRYING        ESTIMATED              Carrying          Estimated
IN THOUSANDS                                              AMOUNT       FAIR VALUE                Amount         Fair Value
==========================================================================================================================
Assets
  Cash and due from banks                            $ 2,777,438      $ 2,777,438           $ 3,079,737        $ 3,079,737
  Short-term investments                                 107,219          107,219               985,502            985,502
  Mortgage loans held for sale                         1,325,338        1,325,338               938,541            938,541
  Securities available for sale                        1,726,828        1,794,845             2,458,641          2,518,320
  Investment securities                               11,122,093       11,340,206             8,976,300          9,193,081
  Loans, net of allowance                             39,268,532       40,023,240            35,239,176         35,813,114

Liabilities
  Deposits                                           $46,499,148      $46,717,907           $43,433,065        $43,616,733
  Federal funds purchased and securities sold
    under agreements to repurchase                     4,120,258        4,120,258             4,207,520          4,207,520
  Other short-term borrowings                          1,776,192        1,776,192               874,887            874,887
  Long-term debt                                       1,763,870        1,908,159             1,790,078          1,830,945
==========================================================================================================================

The following methods and assumptions were used in estimating the fair values of financial instruments presented in the preceding table and in the following paragraphs. For financial instruments with a remaining average life to maturity of less than six months, carrying amounts were used as an approximation of fair value. The carrying amounts reported for cash and due from banks, and short-term investments are their fair values. The carrying value of mortgage loans held for sale approximates fair value. Securities available for sale and investment securities were valued based on quoted market prices. Where quoted market prices were unavailable, fair values were based on quoted market prices of similar instruments. A discounted cash flow model was used to estimate the fair values for certain loans. Certain residential real estate loans and student loans held for sale were valued based on quoted market prices of similar loans offered or sold in recent securitization transactions. Lease financing receivables, although excluded from the scope of SFAS No. 107, were included in the estimated fair value for loans at their carrying amount. In circumstances in which the fair value of loans was not estimated, the carrying amount was used as a reasonable approximation of fair value. The fair values of certificates of deposit and of long-term debt were estimated based on discounted cash flows. Carrying amounts reported for other deposits and short-term borrowings were used as a reasonable approximation of their fair values. Interest rate swaps were valued based on discounted cash flow models and had a fair value of $57.2 million and $75.8 million at December 31, 1993 and 1992, respectively.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
The Corporation, mainly through its affiliate banks, is party to various financial instruments with off-balance sheet risk. The banks use these financial instruments in the normal course of business to meet the financing needs of their customers and to manage effectively their exposure to interest rate risk. The financial instruments used include commitments to extend credit, standby letters of credit, interest rate

                                                        KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


swap agreements, forward contracts, futures and options on financial futures, and interest rate cap and floor agreements.

These instruments involve, to varying degrees, credit and interest rate risks in excess of amounts recognized in the Corporation's consolidated balance sheet. Credit risk is the possibility that a counterparty to a financial instrument will be unable to perform its contractual obligations. Market risk is the possibility that, due to changes in economic conditions, the Corporation's net interest income will be adversely affected.

The Corporation mitigates its exposure to credit risk through internal controls over the extension of credit. These controls include the process of credit approval and review, the establishment of credit limits, and, when deemed necessary, securing collateral. The Corporation manages its exposure to market risk, in part, by using off-balance sheet instruments to offset existing interest rate risk of its assets and liabilities, and by setting variable rates of interest on contingent extensions of credit.

The following is a summary of the contractual or notional amount of each significant class of off-balance sheet financial instruments outstanding. The Corporation's maximum possible accounting loss from commitments to extend credit and from standby letters of credit equals the contractual amount of these instruments. The notional amount represents the total dollar volume of transactions and is significantly greater than the amount at risk.

December 31,

IN THOUSANDS                                                                                  1993                  1992
========================================================================================================================
FINANCIAL INSTRUMENTS WHOSE CONTRACTUAL AMOUNTS REPRESENT
  CREDIT AND/OR MARKET RISK
Loan commitments:
  Credit card lines                                                                    $ 4,561,794           $ 4,067,628
  Home equity                                                                            2,690,127             1,940,505
  Commercial real estate and construction                                                1,184,443               866,816
  Other                                                                                  8,382,207             7,655,666
- ------------------------------------------------------------------------------------------------------------------------
  Total loan commitments                                                                16,818,571            14,530,615

Other commitments:
  Standby letters of credit                                                              1,095,521               978,790
  Commercial letters of credit                                                             347,705                58,729
  Loans sold with recourse                                                                 156,070               203,381
- ------------------------------------------------------------------------------------------------------------------------
  Total loan and other commitments                                                     $18,417,867           $15,771,515
                                                                                       ===========           ===========
========================================================================================================================

FINANCIAL INSTRUMENTS WHOSE NOTIONAL OR CONTRACTUAL AMOUNTS
  EXCEED THE AMOUNT OF CREDIT AND/OR MARKET RISK
When issued securities:
  Commitments to purchase                                                               $   20,200            $    1,200
  Other                                                                                      4,152               115,697
Mortgage loan sale commitments                                                           1,124,374               786,473
Mortgage loan options                                                                       68,000                63,000
Futures and options on financial futures                                                   688,541               428,742
Interest rate swap agreements                                                            9,573,171             5,649,563
Interest rate cap and floor agreements                                                     102,026               207,630
========================================================================================================================

KeyCorp's commitments to extend credit are agreements with customers to provide financing at predetermined terms as long as the customer continues to meet specified criteria. Loan commitments serve to meet the financing needs of the banks' customers, have fixed expiration dates or other termination clauses, and may require the payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent actual future cash requirements of the Corporation. KeyCorp evaluates each customer's creditworthiness on a case-by-case basis.

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                     16. FINANCIAL INSTRUMENTS (CONTINUED)

KeyCorp's mortgage banking affiliates originate and service residential mortgage loans to be sold in the secondary market. In years prior to 1992, residential mortgages were sold with provisions for recourse by companies acquired by KeyCorp. At December 31, 1993, the amount of such loans sold with recourse was $156.1 million. KeyCorp has not and does not sell residential mortgages with provisions for recourse.

KeyCorp's mortgage banking affiliates enter into forward sale agreements and option contracts to hedge against adverse movements in interest rates on mortgage loans held for sale. Forward sale agreements commit the affiliates to deliver mortgage loans in future periods; option contracts allow the affiliates to sell or purchase mortgage loans at a specified price, in future periods.

The banks enter into interest rate swap agreements primarily to manage interest rate risk and to accommodate the business needs of customers. Under a typical swap agreement, one party pays a fixed rate of interest based on a notional amount to a second party, which pays to the first party a variable rate of interest based on the same notional amount. The swaps have an average maturity of 1.8 years, with selected swaps having fixed maturity dates through 2003. The following is a summary of the notional amounts of outstanding interest rate swap agreements:

December 31, 1993
                                                         Receive         Pay                   Forward-
IN MILLIONS                                                Fixed       Fixed         Basis     Starting          Total
======================================================================================================================
"Portfolio"                                               $7,559        $150          $150         $500         $8,359
Customer                                                     623         561            --           30          1,214
- ----------------------------------------------------------------------------------------------------------------------
  Total interest rate swaps                               $8,182        $711          $150         $530         $9,573
                                                          ======        ====          ====         ====         ======
======================================================================================================================


The banks enter into interest rate cap and floor agreements in the management of their interest rate risk and to accommodate the business needs of customers. These financial instruments transfer interest rate risk at predetermined levels. The banks receive a fee as compensation for writing interest rate caps and floors. The interest rate risk from writing interest rate caps and floors is minimized by the banks through offsetting transactions.

Financial futures contracts and options on financial futures provide for the delayed delivery or purchase of securities, interest rate instruments or foreign currency. The banks enter into forward contracts and options to hedge their interest rate risk and in connection with customer transactions, as well as to minimize the interest rate risk exposure of mortgage banking activities.

                                              KEYCORP AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                 17. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

CONDENSED BALANCE SHEETS

December 31,

IN THOUSANDS                                                                      1993                              1992
========================================================================================================================
ASSETS
  Cash and due from banks                                                   $    1,004                        $      827
  Interest-bearing deposits with bank affiliates                               481,000                           344,000
  Securities purchased from bank affiliates under resale agreements              5,466                               603
  Investment securities                                                         46,936                            61,410
  Loans and advances to subsidiaries:
    Banks and bank holding companies                                           218,507                           172,229
    Nonbank subsidiaries                                                       227,403                           271,980
- ------------------------------------------------------------------------------------------------------------------------
                                                                               445,910                           444,209
  Investment in subsidiaries:
    Banks and bank holding companies                                         4,515,267                         4,259,452
    Nonbank subsidiaries                                                       192,953                           194,309
- ------------------------------------------------------------------------------------------------------------------------
                                                                             4,708,220                         4,453,761
  Other assets                                                                 226,770                           168,061
- ------------------------------------------------------------------------------------------------------------------------
    Total assets                                                            $5,915,306                        $5,472,871
                                                                            ==========                        ==========

LIABILITIES
  Short-term borrowings                                                     $   27,600                        $  120,000
  Long-term debt                                                             1,142,785                         1,282,479
  Accrued interest and other liabilities                                       351,354                           143,104
- ------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                        1,521,739                         1,545,583
Shareholders' equity                                                         4,393,567                         3,927,288
- ------------------------------------------------------------------------------------------------------------------------
    Total liabilities and shareholders' equity                              $5,915,306                        $5,472,871
                                                                            ==========                        ==========
========================================================================================================================

CONDENSED STATEMENTS OF INCOME

Year ended December 31,

IN THOUSANDS                                                                 1993                1992               1991
========================================================================================================================
INCOME
  Dividends from subsidiaries:
    Banks and bank holding companies                                     $664,981            $218,764           $408,707
    Nonbank subsidiaries                                                    3,843               5,292             12,573
  Management fees and interest income from subsidiaries                   113,684              95,169             78,051
  Other income                                                             34,549              12,323              3,129
- ------------------------------------------------------------------------------------------------------------------------
                                                                          817,057             331,548            502,460
EXPENSES
  Interest on borrowed funds                                               97,584              84,613             74,859
  Merger and integration charges                                          118,718              77,380             18,139
  Personnel and other expenses                                            198,136              82,743             99,571
- ------------------------------------------------------------------------------------------------------------------------
                                                                          414,438             244,736            192,569
  Income before income tax benefit and equity in
    undistributed net income (loss) of subsidiaries                       402,619              86,812            309,891
  Income tax benefit                                                       81,710              45,403             32,221
- ------------------------------------------------------------------------------------------------------------------------
                                                                          484,329             132,215            342,112
Equity in undistributed net income (loss) of subsidiaries                 225,597             459,883            (28,416)
- ------------------------------------------------------------------------------------------------------------------------
  NET INCOME                                                             $709,926            $592,098           $313,696
                                                                         ========            ========           ========
========================================================================================================================

KEYCORP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


       17. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY (CONTINUED)

CONDENSED STATEMENTS OF CASH FLOW

Year ended December 31,

IN THOUSANDS                                                                 1993                1992               1991
========================================================================================================================
OPERATING ACTIVITIES
  Net Income                                                             $709,926            $592,098           $313,696
  Adjustments to reconcile net income
    to net cash provided by operating activities:
    Deferred income taxes                                                 (15,315)                (63)            (3,378)
    Gain on sale of subsidiary                                            (29,410)                 --                 --
    Net increase in other assets                                          (38,037)            (53,552)            (6,492)
    Net increase in other liabilities                                      72,688              12,570             12,685
    Amortization of intangibles                                             8,754               7,704              7,559
    Net increase in accrued merger and integration charges                 78,261              18,930             12,114
    Equity in undistributed net (income) loss of subsidiaries            (225,597)           (459,883)            28,416
    Other operating activities, net                                         3,377               7,627               (179)
- ------------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                 564,647             125,431            364,421
Investing Activities
  Proceeds from prepayments and maturities of investment securities         8,523               8,404             30,915
  Purchases of investment securities                                       (5,929)            (15,834)           (46,510)
  Net (increase) decrease in security resale agreements                    (4,863)            237,974           (180,029)
  Net (increase) decrease in interest-bearing deposits                   (137,000)           (273,071)             3,251
  Net decrease (increase) in loans and advances to subsidiaries           116,676            (259,774)          (206,115)
  Proceeds from sale of subsidiary                                        148,054                  --                 --
  Purchase of subsidiary, net of cash acquired                           (137,431)                 --                 --
  Purchases of premises and equipment                                     (10,895)             (3,317)            (1,367)
  Increase in investments in subsidiaries                                  (6,460)            (24,893)            (2,786)
  Other investing activities, net                                              --              (2,442)               (88)
- ------------------------------------------------------------------------------------------------------------------------
NET CASH USED IN INVESTING ACTIVITIES                                     (29,325)           (332,953)          (402,729)
Financing Activities
  Net increase (decrease) in short-term borrowings                        (92,400)             64,122           (224,528)
  Net proceeds from issuance of long-term debt                            305,100             451,655            222,630
  Payments on long-term debt                                             (430,465)           (115,630)           (94,310)
  Purchase of treasury stock                                                   --                  --             (8,340)
  Net proceeds from issuance of preferred stock                                --                  --            154,656
  Redemption of preferred stock                                           (85,770)                 --                 --
  Net proceeds from issuance of common stock                                   --                  --            122,885
  Net adjustment related to pooling of interests                               --                (515)                --
  Proceeds from issuance of common stock pursuant to employee
    stock purchase, stock option and dividend reinvestment plans           28,238              39,442             41,084
  Cash dividends                                                         (262,528)           (233,480)          (182,906)
  Other financing activities, net                                           2,680                  --                 --
- ------------------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                      (535,145)            205,594             31,171
- ------------------------------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS                            177              (1,928)            (7,137)
CASH AND DUE FROM BANKS AT BEGINNING OF YEAR                                  827               2,755              9,892
- ------------------------------------------------------------------------------------------------------------------------
CASH AND DUE FROM BANKS AT END OF YEAR                                   $  1,004            $    827           $  2,755
                                                                         ========            ========           ========
========================================================================================================================

For the years ended December 31, 1993, 1992 and 1991, the parent company paid interest on borrowed funds of $98.1 million, $78.2 million and $70.6 million, respectively.

                                      72